Exhibit 4.5

GRANITE REAL ESTATE INVESTMENT TRUST

and

GRANITE REIT INC.

JOINT NOTICE OF ANNUAL GENERAL MEETINGS OF HOLDERS OF

STAPLED UNITS

(CONSISTING OF TRUST UNITS OF GRANITE REAL ESTATE INVESTMENT TRUST

AND COMMON SHARES OF GRANITE REIT INC.)

TO BE HELD ON THURSDAY, JUNE 8, 2023

and

MANAGEMENT INFORMATION CIRCULAR / PROXY STATEMENT

April 12, 2023

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April 12, 2023

Dear Granite Unitholders:

On behalf of our trustees, directors and management, we are pleased to invite you to the joint annual general meetings of holders of stapled units (“Stapled Units”) of Granite Real Estate Investment Trust (“Granite REIT”) and Granite REIT Inc. (“Granite GP” and, together with Granite REIT, “Granite”). The joint annual general meetings will consist of the annual general meeting of unitholders of Granite REIT and the annual general meeting of shareholders of Granite GP (collectively, the “Meetings”), to be held concurrently at 10:00 a.m. (Toronto time) on Thursday, June 8, 2023. The Meetings have been called to provide unitholders and shareholders with the opportunity to vote on those matters described in the accompanying joint notice of annual general meetings and management information circular/proxy statement.

The accompanying joint notice of annual general meetings and management information circular/ proxy statement include detailed instructions on how to attend and vote at the Meetings.

2022 was another challenging year for investors, as the combination of rising inflation and economic uncertainty caused by geopolitical tensions negatively impacted portfolio values and the cost of capital across multiple sectors. Despite this challenging environment, market fundamentals for logistics real estate remained positive, and Granite continued to deliver strong financial performance and execution on its stated priorities for the year.

In accordance with our strategic objectives for 2022, Granite invested over $800 million in development and acquisitions in its target markets of Germany, the U.S., Netherlands and the Greater Toronto Area (the “GTA”), while continuing to maintain a conservative balance sheet with approximately $1.1 billion of available liquidity(1) (including approximately $0.1 billion of cash and cash equivalents) as at March 31, 2023.

With respect to our financial performance, Funds from Operations (“FFO”)(2) and Adjusted Funds from Operations (“AFFO”)(2) per unit increased 11% and 8% over 2021 respectively, primarily due to solid increases in same property net operating income - cash basis (“SPNOI - cash basis”)(2), contributions from development stabilizations and acquisitions completed in the early part of the year. Granite also announced that its annual distribution for 2023 has been increased by 3.2%, to $3.20 per Stapled Unit, being its eleventh consecutive annual increase.

Our environmental, social and governance (“ESG”) objectives continued to be a major focus for Granite in 2022, and progress was made in a number of key areas of its program. Granite once again improved its performance in the Global Real Estate Sustainability Benchmark (“GRESB”) Assessment for 2022, ranking 3rd out of 10 in the United States / Industrial GRESB peer group which evaluates the level of ESG disclosure by listed property companies and real estate investment trusts. As at December 31, 2022, Granite had allocated approximately $862 million of the net proceeds of the $1.0 billion of prior green bond offerings towards eligible green projects, such as the acquisition and construction of certified green buildings and energy-conservation measures.

Thus far in 2023, risks associated with inflation and geopolitical instability remain elevated. However, as a result of prudent capital allocation, our liquidity and balance sheet capacity remain strong, and Granite is well positioned to fund its development projects in 2023 and deploy capital selectively on strategic opportunities in its target markets.

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In closing, we hope you can attend the Meetings, but in any case, your vote is important and your units and shares should be represented at the Meetings. If you are unable to attend, please complete, date and sign the form of proxy or voting instruction form sent to you by mail, and return it in accordance with the instructions set out in the form of proxy or voting instruction form. Even if you plan to attend the Meetings, you may find it convenient to express your views in advance by completing and returning the form of proxy or voting instruction form.

We look forward to seeing you at the Meetings on June 8, 2023.

Yours truly, Kelly Marshall	Kevan Gorrie

Chairman Granite Real Estate Investment Trust and Granite REIT Inc.	President and Chief Executive Officer Granite Real Estate Investment Trust and Granite REIT Inc.

Notes:

(1)

Available liquidity is not a standardized measure defined by International Financial Reporting Standards (‘‘IFRS’’) and may not be comparable with similar measures presented by other issuers. For a description of available liquidity and a reconciliation to cash and cash equivalents, see “Non-IFRS Performance Measures” and “Liquidity and Capital Resources — Liquidity” in Granite’s Management’s Discussion and Analysis of Results of Operations and Financial Position for the year ended December 31, 2022 (“MD&A”) , under Granite REIT’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, which description and reconciliation is incorporated herein by reference.

(2)

FFO, AFFO and related per unit amounts and SPNOI — cash basis (each of which are non-IFRS performance measures) are not defined by IFRS, and do not have standardized meanings and may not be comparable with similar measures presented by other issuers. For definitions and reconciliations to IFRS measures, please refer, to the “Basis of Presentation”, and “Non-IFRS Performance Measures” and “Non-IFRS Ratios” sections in the MD&A for additional information, including definitions and reconciliations to IFRS measures, which can be found under Granite REIT’s profile on SEDAR at www.sedar.com, which sections are incorporated by reference herein.

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JOINT NOTICE OF ANNUAL GENERAL MEETINGS OF HOLDERS OF STAPLED UNITS

JOINT NOTICE is hereby given that the Annual General Meetings of holders of stapled units (collectively, the “Meetings”), being the annual general meeting of unitholders of Granite Real Estate Investment Trust (“Granite REIT”) and the annual general meeting of shareholders of Granite REIT Inc. (“Granite GP” and, together with Granite REIT, “Granite”), will be held concurrently at 10:00 a.m. (Toronto time), on Thursday, June 8, 2023 at Vantage Venues, 150 King Street West, 27th Floor, Main Dining Room, Toronto, Ontario, Canada, and virtually by live webcast, for the following purposes:

(a)

to receive and consider the annual report of Granite, including the audited combined financial statements of Granite for the financial year ended December 31, 2022 and the auditor’s report on those statements;

(b)	to elect the trustees of Granite REIT for the ensuing year;

(c)	to elect the directors of Granite GP for the ensuing year;

(d)	to re-appoint Deloitte LLP as the auditor of Granite REIT for the ensuing year, based on the recommendation of the Audit Committee and the board of trustees of Granite REIT;

(e)

to re-appoint Deloitte LLP as the auditor of Granite GP for the ensuing year, based on the recommendation of the Audit Committee and the board of directors of Granite GP, and authorize the directors to fix the auditor’s remuneration;

(f)	to consider, and if thought advisable, to pass a non-binding advisory resolution on Granite’s approach to executive compensation; and

(g)	to transact such further or other business or matters as may properly come before the Meetings or any adjournment(s) or postponement(s) thereof.

For disclosure related to each of these matters, please refer to “Matters to be Acted Upon at the Meetings” in the accompanying joint Management Information Circular/Proxy Statement dated April 12, 2023 (the “Circular”). Only shareholders and unitholders of record at the close of business on April 12, 2023 (the “Record Date”), being the record date for the Meetings, will be entitled to receive notice of, to attend and to vote at the Meetings or any adjournment(s) or postponement(s) thereof.

Notice-and-Access

In an effort to reduce the environmental impact and cost associated with providing printed materials, Granite is using the “notice-and-access” procedures adopted by the Canadian Securities Administrators (the “Notice-and-Access Procedures”) for distribution of the Circular to both registered shareholders and unitholders and non-registered shareholders and unitholders holding stapled units beneficially through an intermediary (“Non-Registered Holders”). The Notice-and-Access Procedures allow reporting issuers to post electronic versions of proxy related materials, such as this Notice and the Circular (collectively, the “Meeting Materials”) online, via the System for Electronic Document Analysis and Retrieval (“SEDAR”) and one other website, rather than mailing paper copies of such materials. Electronic copies of the Meeting Materials and the annual report of Granite, including the audited combined financial statements and the management’s discussion and analysis of results of operations and financial position of Granite for the financial year

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ended December 31, 2022 (the “MD&A”), may be found on Granite’s SEDAR profile at www.sedar.com and also on Granite’s website at https://granitereit.com/investors/unitholder-shareholder-meetings/.

Shareholders and unitholders as of the Record Date will not receive a paper copy of the Meeting Materials in connection with the Meetings under the Notice-and-Access Procedures but will receive paper copies of the accompanying form of proxy or voting instruction form. Shareholders and unitholders may obtain paper copies of the Meeting Materials free of charge by contacting Granite’s registrar and transfer agent, Computershare Investor Services Inc., at 1-866-962-0498 (toll free North America) or 514-982-8716 (outside North America). For more information about the Notice-and-Access Procedures, please contact Computershare Investor Services Inc. toll free at 1-866-964-0492 or visit www.computershare.com/noticeandaccess. In order to receive paper copies of the Meeting Materials in advance of the deadline for submission of proxies and the date of the Meeting, your request must be received by May 25, 2023. Printed copies of the Circular will also be available for inspection by shareholders and unitholders at Granite GP’s records office located at Three Bentall Centre, Suite 2600, 595 Burrard Street, Vancouver, British Columbia during statutory business hours on any business day between the date hereof and the date of the Meetings.

Voting by Proxy, Telephone or Online

Shareholders and unitholders are reminded to review the Meeting Materials before voting. Although the Meeting Materials are posted electronically, the “joint notice package” also includes a form of proxy or voting instruction form. Registered shareholders and unitholders should complete, date and sign the proxy and return it in the enclosed envelope provided for that purpose in accordance with the instructions for completion and delivery contained in the form of proxy. To be effective, proxies must be received by 10:00 a.m. (Toronto time) on June 6, 2023, or not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meetings, if adjourned, are reconvened, or, if the Meetings are postponed, are convened. The Chair of the Meetings may waive or extend the proxy cut-off without notice. Proxies must be returned to the President and Chief Executive Officer of Granite REIT and Granite GP c/o the Proxy Department of Computershare Investor Services Inc., Granite’s registrar and transfer agent, at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1. Shareholders and unitholders may also elect to vote by use of the telephone or via the internet in accordance with the instructions on the applicable form of proxy.

Non-Registered Holders wishing to be represented by proxy at the Meetings or any adjournment(s) or postponement(s) thereof must have deposited their duly completed voting instruction form in accordance with the directions provided on the voting instruction form.

Live Webcast

A live webcast of the Meetings will be available through Granite’s website at https://granitereit.com/investors/unitholder-shareholder-meetings/. Unitholders may listen to the live webcast and will have the ability to ask questions but will not have the ability to vote virtually.

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Other Matters

Granite is not aware of any items of business to be brought before the Meetings other than those described in this Circular.

BY ORDER OF THE BOARD OF TRUSTEES OF GRANITE REAL ESTATE INVESTMENT TRUST	BY ORDER OF THE BOARD OF DIRECTORS OF GRANITE REIT INC.

KEVAN GORRIE President and Chief Executive Officer Granite Real Estate Investment Trust	KEVAN GORRIE President and Chief Executive Officer Granite REIT Inc.

April 12, 2023

Toronto, Ontario

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MANAGEMENT INFORMATION CIRCULAR / PROXY STATEMENT

The Meeting Materials

This joint Management Information Circular/Proxy Statement dated April 12, 2023 (this “Circular”), the accompanying Joint Notice of Annual General Meetings (the “Notice”), the accompanying form of proxy and all attachments thereto (collectively, the “Meeting Materials”) are furnished to holders (“Unitholders”) of stapled units (“Stapled Units”) (each consisting of one trust unit (a “REIT Unit”) of Granite Real Estate Investment Trust (“Granite REIT”) and one common share (a “GP Share”) of Granite REIT Inc. (“Granite GP”) in connection with the solicitation by and on behalf of the management of Granite REIT and Granite GP (“Management”) of proxies to be used at the Annual General Meeting of Unitholders (the “Meetings”) to be held at Vantage Venues, 150 King Street West, 27th Floor, Main Dining Room, Toronto, Ontario, Canada, on Thursday, June 8, 2023, commencing at 10:00 a.m. (Toronto time), and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the Notice.

This Circular contains information about both Granite REIT and Granite GP in accordance with exemptions granted by Canadian securities regulatory authorities dated December 21, 2012. For periods prior to January 3, 2013, the date upon which Granite Real Estate Inc. (“Granite Co.”) converted from a corporate structure to a stapled unit real estate investment trust structure pursuant to the Business Corporations Act (Québec) (the “2013 Arrangement”), this Circular also contains information about Granite Co. Throughout this Circular, unless otherwise specified or the context otherwise indicates, “we”, “us”, “our” and “Granite” refer to the combined Granite REIT and Granite GP and their subsidiaries and investees and, for periods prior to implementation of the 2013 Arrangement, their predecessor Granite Co. and its predecessors and subsidiaries.

As provided in the Amended and Restated Declaration of Trust of Granite REIT dated June 9, 2022 (the “Granite REIT Declaration of Trust”) and the articles of Granite GP, each REIT Unit is “stapled” to a GP Share (and each GP Share is “stapled” to a REIT Unit) such that they trade together as Stapled Units (unless and until an “Event of Uncoupling”, as defined in the Granite REIT Declaration of Trust, occurs). References in this Circular to “Unitholders” refer to holders of Stapled Units including, as applicable and as the context may require, to such persons as holders of REIT Units and/or holders of GP Shares comprising Stapled Units.

The Meeting Materials are being provided to Unitholders of record as of the close of business on April 12, 2023 (the “Record Date”). In an effort to reduce the environmental impact and cost associated with providing printed materials, Granite is using the “notice-and-access” procedures adopted by the Canadian Securities Administrators (the “Notice-and-Access Procedures”) for distribution of the Meeting Materials to both registered and non-registered (or beneficial) Unitholders.

The Notice-and-Access Procedures allow reporting issuers to post electronic versions of proxy related materials, such as the Meeting Materials online, via the System for Electronic Document Analysis and Retrieval (“SEDAR”) and one other website, rather than mailing paper copies of such materials. Electronic copies of the Meeting Materials and the annual report of Granite, including the audited combined financial statements and management’s discussion and analysis of results of operations and financial position of Granite for the financial year ended December 31, 2022 (the “MD&A”), may be found on Granite’s SEDAR profile at www.sedar.com and also on Granite’s website at https://granitereit.com/investors/unitholder-shareholder-meetings/.

Unitholders as of the Record Date will not receive a paper copy of the Meeting Materials in connection with the Meetings under the Notice-and-Access Procedures but will receive paper copies of the accompanying form of proxy or voting instruction form. Unitholders may obtain paper copies of the Meeting Materials free of charge by contacting Granite’s registrar and transfer agent, Computershare Investor Services Inc., at 1-866-962-0498 (toll free within North America) or 514-982-8716 (outside North America). For more information about the Notice-and-Access Procedures, please contact Computershare Investor Services Inc. toll free at 1-866-964-0492 or visit www.computershare.com/noticeandaccess. In order to receive paper copies of the Meeting Materials in advance of the deadline for submission of proxies and the date of the Meeting, your request must be received by May 25, 2023. Printed copies of this Circular will also be available for inspection by Unitholders at Granite GP’s records office located at Three Bentall Centre, Suite 2600, 595 Burrard Street, Vancouver, British Columbia during statutory business hours on any business day between the date hereof and the date of the Meetings.

Granite will bear all costs associated with the preparation and mailing of the Meeting Materials, as well as the cost of the solicitation of proxies. The solicitation will be primarily by mail, however, officers and employees of Granite may also directly solicit proxies (but not for additional compensation) personally, by telephone, by facsimile or by other means of electronic transmission. Banks, brokerage houses and other custodians and nominees or fiduciaries will be requested to forward “notice and access” materials and/or the Meeting Materials to their principals and to obtain authorizations for the execution of proxies and will be reimbursed for their reasonable expenses in doing so.

All monetary amounts referred to in this Circular are presented in Canadian dollars, unless otherwise noted.

VOTING INFORMATION AND GENERAL PROXY MATTERS

Granite is not aware of any items of business to be brought before the Meetings other than those described in this Circular.

Registered Holders

The persons named as the appointed proxyholder in the accompanying form(s) of proxy are Management appointees and are officers of Granite. A Unitholder has the right to appoint a person (who need not be a Unitholder) to attend and act for and on such Unitholder’s behalf at the Meetings other than the Management appointees named in the accompanying form of proxy. This right may be exercised by inserting in the blank space the name of the person the Unitholder wishes to appoint as proxyholder, or by completing, signing and submitting another proper form of proxy naming such person as proxyholder.

Unitholders desiring to be represented at the Meetings by proxy must return their form of proxy at one of the following locations:

(a)

the offices of Computershare Investor Services Inc., the registrar and transfer agent of Granite, at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1, addressed to the Proxy Department by 10:00 a.m. (Toronto time) on June 6, 2023 or not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time any adjourned Meeting is reconvened or any postponed Meeting is convened. A revocation of proxy may also be deposited with the Chair of the Meetings on the day of the Meetings, or any adjournment(s) or postponement(s) thereof. If a Unitholder who has completed a proxy attends the Meetings in person, any votes cast by such Unitholder on a poll will be counted and the proxy will be disregarded; or

(b)

the principal executive offices of Granite at 77 King Street West, Suite 4010, P.O. Box159, Toronto-Dominion Centre, Toronto, Ontario M5K 1H1, addressed to the President and Chief Executive Officer of Granite, by 10:00 a.m. (Toronto time) on June 6, 2023 or not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time any adjourned Meeting is reconvened or any postponed Meeting is convened. A revocation of proxy may also be deposited with the Chair of the Meetings on the day of the Meetings, or any adjournment(s) or postponement(s) thereof. If a Unitholder who has completed a proxy attends the Meetings in person, any votes cast by such Unitholder on a poll will be counted and the proxy will be disregarded.

Rather than returning the proxy by mail or hand delivery, registered Unitholders may also elect to vote by telephone or via the internet. Those registered Unitholders electing to vote by telephone require a touch-tone telephone to transmit their voting preferences. Registered Unitholders electing to vote by telephone or via the internet must follow the instructions included in the form(s) of proxy received from Granite.

Non-Registered Holders

Only registered Unitholders and persons appointed as proxyholders are permitted to attend and vote at the Meetings. However, in many cases, Stapled Units beneficially owned by a Unitholder (a “Non-Registered Holder”) are registered either:

(a)

in the name of an intermediary that the Non-Registered Holder deals with in respect of the Stapled Units, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of registered plans; or

(b)	in the name of a clearing agency (such as CDS Clearing and Depository Services Inc. and, in the United States, The Depository Trust Company) in which the intermediary is a participant.

The “notice and access” materials and/or Meeting Materials are being sent to both registered and non-registered owners of Stapled Units. In accordance with National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer, Granite is delivering the “notice and access” materials and/or Meeting Materials directly to depositories and other intermediaries for onward distribution to Non-Registered Holders. Typically, intermediaries will use a service company to forward the “notice and access” materials and/or Meeting Materials to, and to obtain voting instructions from, beneficial owners.

If you are a Non-Registered Holder, you should follow the instructions received from the intermediary through which your Stapled Units are held. Generally, Non-Registered Holders will receive either:

(a)

a voting instruction form (a “VIF”), which must be completed and signed by the Non-Registered Holder in accordance with the directions set out on the VIF (which may, in some cases, allow for voting by telephone or internet); or

(b)

less typically, a proxy that has already been signed by the intermediary (usually by way of a facsimile, stamped signature), that is restricted as to the number of Stapled Units beneficially owned by the Non-Registered Holder, but that is otherwise not fully completed. In this case, the Non-Registered Holder who wishes to submit the proxy should otherwise properly complete and deposit it with Computershare Investor Services Inc., as described above.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the Stapled Units they beneficially own. Non-Registered Holders that wish to vote in person at the Meetings must insert their name in the space provided on the form of proxy or VIF and adhere to the signing and return instructions provided on the form. If you are a Non-Registered Holder, you should follow the instructions herein and on the document you receive and contact your intermediary promptly if you need assistance.

Revocation

A registered Unitholder may revoke a proxy that has already been deposited by:

(a)	completing and signing a proxy bearing a later date and depositing it with Granite or Computershare Investor Services Inc. as described under “ — Registered Holders” above;

(b)

depositing an instrument in writing executed by the Unitholder or by the Unitholder’s attorney authorized in writing at Granite’s registered office at any time up to and including the last business day preceding the day of the Meetings, or any adjournment(s) or postponement(s) of the Meetings, at which the proxy is to be used, or with the Chair of the Meetings on the day of the Meetings, or any adjournment(s) or postponement(s) thereof; or

(c)	in any other manner permitted by law.

A Non-Registered Holder who wishes to revoke their proxy or VIF must make appropriate arrangements with the intermediary through which their Stapled Units are held.

Signature of Proxy

A form of proxy must be executed by the Unitholder or their attorney authorized in writing, or if the Unitholder is a corporation, the form of proxy should be signed in its corporate name by an authorized officer. A proxy signed by a person acting as attorney or in some other representative capacity should reflect such person’s capacity following their signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with Granite).

Voting of Proxies

The persons named in the accompanying form of proxy will vote the Stapled Units in respect of which they are appointed in accordance with the direction of the Unitholder appointing them. Where a choice for a matter is not specified, Stapled Units will be voted as the proxyholder sees fit. Unless contrary instructions are provided, Stapled Units represented by proxies received by Management will be voted as follows:

(a)	FOR the election of trustees of Granite REIT as set out in this Circular;

(b)	FOR the election of directors of Granite GP as set out in this Circular;

(c)	FOR the re-appointment of Deloitte LLP as the auditor of Granite REIT, based on the recommendation of the Audit Committee and the board of trustees of Granite REIT (the “Board of Trustees”);

(d)

FOR the re-appointment of Deloitte LLP as the auditor of Granite GP, based on the recommendation of the Audit Committee and the board of directors of Granite GP (the “Board of Directors”), and the authorization of the Board of Directors to fix the auditor’s remuneration; and

(e)	FOR the non-binding advisory resolution on Granite’s approach to executive compensation.

Exercise of Discretion of Proxy

The accompanying form(s) of proxy confers discretionary authority upon the persons named therein with respect to any amendments or variations to matters identified in the Notice and with respect to such other business or matters which may properly come before the Meetings or any adjournment(s) or postponement(s) thereof. As of the date of this Circular, Granite is not aware of any such amendments or variations or any other matters to be addressed at the Meetings.

Live Webcast

A live webcast of the Meetings will be available through Granite’s website at https://granitereit.com/investors/unitholder-shareholder-meetings/. Unitholders may listen to the live webcast and will have the ability to ask questions but will not have the ability to vote virtually.

Record Date

The Board of Trustees and the Board of Directors (together, the “Boards”) have each fixed the close of business on April 12, 2023 as the Record Date for the Meetings. Only holders of record of REIT Units and GP Shares (forming Stapled Units) at the close of business on the Record Date are entitled to receive notice of and to vote at the Meetings.

VOTING SECURITIES AND THEIR PRINCIPAL HOLDERS

As at March 31, 2023, there were issued and outstanding 63,743,762 Stapled Units. Holders of REIT Units are entitled to cast one vote per REIT Unit held by them on each matter to be acted on by holders of REIT Units at the Meetings, and holders of GP Shares are entitled to cast one vote per GP Share held by them on each matter to be acted on by holders of GP Shares at the Meetings.

As at March 31, 2023, the trustees, directors and officers of Granite, as a group, beneficially owned, directly or indirectly, or exercised control or direction over 250,786 Stapled Units, representing approximately 0.39% of the total number of Stapled Units outstanding.

As at March 31, 2023, the trustees, directors and officers of Granite are not aware of any Unitholders that beneficially own, or exercise control or direction over, directly or indirectly, 10% or more of the issued and outstanding Stapled Units.

MATTERS TO BE ACTED UPON AT THE MEETINGS

Election of Trustees of Granite REIT

The Granite REIT Declaration of Trust provides for a number of trustees to be fixed by the trustees from time to time, subject to a minimum of three and a maximum of 15 trustees. The number of trustees is currently set at ten. The term of office of each currently-serving trustee expires at the time of the Meetings unless successors are not elected, in which case the trustees remain in office until their successors are elected or appointed in accordance with applicable law and the Granite REIT Declaration of Trust. Ten persons are being nominated for election as trustees at this time.

Management proposes to nominate, and the persons named by management in the accompanying forms of proxy will, in the absence of instructions to the contrary, vote FOR the election as trustees of the ten persons whose names are set forth below (the “Proposed Trustees”).

Management does not contemplate that any of the Proposed Trustees will be unable to serve as a trustee. If, as a result of circumstances not now contemplated, any Proposed Trustee is unavailable to serve as a trustee, the proxy will be voted for the election of such other person or persons as Management may select. Each trustee elected will hold office until the conclusion of the next annual general meeting of Unitholders of Granite REIT, or until his/her respective successor is elected or appointed in accordance with applicable law and the Granite REIT Declaration of Trust.

The Boards have adopted a majority voting policy (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, a nominee for election as a trustee of Granite REIT or a director of Granite GP shall immediately tender their resignation to the Boards if, in an uncontested election, such nominee receives a greater number of votes “withheld” from their election than votes “for” such election. The Majority Voting Policy provides that the Boards will consider a recommendation of the Compensation, Governance and Nominating Committee (the “CGN Committee”) of the Board of Directors with respect to such resignation and determine whether to accept or reject such resignation within 90 days following the applicable election. The CGN Committee shall recommend acceptance of the resignation, and the Boards shall accept the resignation, except in situations where exceptional circumstances would warrant the trustee or director continuing to serve on the applicable Board. Following the applicable Board’s decision on the resignation, the Board will promptly disclose, via press release, its decision whether to accept the resignation offer, and if the Board decides to reject the resignation, the press release will fully state the reasons for that decision.

The following tables set forth information with respect to each of the Proposed Trustees, including the number and value of securities of Granite REIT and Granite GP (i.e., Deferred Share Units (“DSUs”), Stapled Units, Restricted Stapled Units (“RSUs”) and Performance Stapled Units (“PSUs”), as applicable) beneficially owned, directly or indirectly, or over which control or direction is exercised by each such Proposed Trustee as at March 31, 2023.

Peter Aghar

Residence: Ontario, Canada

Age: 55

Status: Independent

Joined Board: June 15, 2017

Areas of Expertise:

Real estate, capital markets, risk management, audit/ accounting, legal, business leadership/strategy, corporate governance, and environmental and social

2022 Annual Meeting:

Votes for:                  99.95%

Votes withheld:        0.05%

Mr. Aghar is the founder and President of Crux Capital Corporation (“Crux”), a boutique value-add real estate partner, developer and venture capital investor active across Canada. Since 2013, Crux and its partners have purchased, developed or have under development over five million square feet of commercial and residential property. Mr. Aghar has a successful 25-year track record as a value-add investor on an institutional scale, having led more than 100 real estate transactions totaling far in excess of $10 billion in value. Mr. Aghar’s transaction experience consists of investments in Canada, the United States and internationally, including equity investments, developments, joint ventures, structured and mezzanine debt, open and closed end private equity funds as well as the privatization and launch of several public entities.

Mr. Aghar was formerly President and Chief Investment Officer of KingSett Capital and a Managing Director of Institutional Accounts at GE Capital Real Estate.

Mr. Aghar is a board member of a number of companies and investment funds as well a member of Young Presidents’ Organization.

He is a CPA, CMA and is a graduate of the University of Waterloo with an Honours degree in Mathematics.

Other Current Public Directorships					Since:
Pro Real Estate Investment Trust (TSX:PRV.UN)					June 9, 2015
Granite Securities Owned, Controlled or Directed, as at March 31, 2023
DSUs(1) (#)	Stapled Units(2) (#)	Total DSUs and Stapled Units (#)	Total Value(3) ($)	Multiple of Base Retainer	Ownership Requirement Met(4)
15,881	51,604	67,485	$5,647,820	41x	Yes
Current Board / Committee Membership				2022 Meeting Attendance	Attendance Total
Board				7/7	100%
Investment Committee of Granite GP (Chair)				4/4

Notes:

(1)

DSUs have been issued under the Directors DSU Plan (as amended) (as defined herein) of Granite GP. See “Compensation Discussion and Analysis — Equity Compensation Plan Information — Description of the Non-Employee Directors’ Deferred Share Unit Plan (as amended) for details.

(2)	Represents Stapled Units held by Mr. Aghar and Crux, over which Mr. Aghar exercises control or direction.

(3)

Value means the dollar value of the DSUs and Stapled Units owned, controlled or directed, based on the closing price of the Stapled Units on the Toronto Stock Exchange (the “TSX”) on March 31, 2023, being $83.69.

(4)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, DSUs or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer.

Remco Daal

Residence: British Columbia, Canada

Age: 57

Status: Independent

Joined Board: June 15, 2017

Areas of Expertise:

Real estate, risk management, audit/accounting, business leadership/strategy, compensation/human resources, corporate governance and environmental and social

2022 Annual Meeting:

Votes for:                  99.96%

Votes withheld:        0.04%

Mr. Daal has been President of Canadian Real Estate for QuadReal Property Group (“QuadReal”) since its establishment in June 2016, and is responsible for the company’s domestic operations, including investment, development, and the management operation of the Canadian property portfolio. QuadReal is a global real estate company owned by the British Columbia Investment Management Corporation (BCI), one of Canada’s largest institutional investors, and has managed assets valued at over $67.1 billion. He currently serves on the board of Parkbridge Management LP

From 2000 to 2016, Mr. Daal worked at Bentall Kennedy Group (“Bentall Kennedy”), one of North America’s largest real estate investment advisors and Canada’s largest property manager, most recently as President and Chief Operating Officer, from 2009 to 2016. Prior to joining Bentall Kennedy, Mr. Daal held senior positions at CIBC Development Corporation and a private Toronto-based development company. Mr. Daal has over 30 years of experience in the real estate sector.

Mr. Daal holds a Bachelor of Commerce degree from Wilfrid Laurier University and a Master of Business Administration degree from European University.

Other Current Public Directorships					Since:
None					n/a
Granite Securities Owned, Controlled or Directed, as at March 31, 2023
DSUs(1) (#)	Stapled Units (#)	Total DSUs and Stapled Units (#)	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
13,620	24,500	38,120	$3,190,263	23x	Yes
Current Board / Committee Membership				2022 Meeting Attendance	Attendance Total
Board				4/7	55%(4)
Audit Committee of Granite REIT and Granite GP				2/4

Notes:

(1)

DSUs have been issued under the Directors DSU Plan (as amended) of Granite GP. See “Compensation Discussion and Analysis — Equity Compensation Plan Information — Description of the Non-Employee Directors’ Deferred Share Unit Plan (as amended) for details.

(2)	Value means the dollar value of the DSUs and Stapled Units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on March 31, 2023, being $83.69.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, DSUs or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer.

(4)	Mr. Daal was unable to attend three Board meetings and two Audit Committee meetings due to illness.

Kevan Gorrie

Residence: Ontario, Canada

Age: 54

Status: Not Independent

Joined Board: August 1, 2018

Areas of Expertise:

Real estate, capital markets, risk management, business leadership/strategy and environmental and social

2022 Annual Meeting:

Votes for:               99.95%

Votes withheld:      0.05%

Mr. Gorrie joined Granite as its President and Chief Executive Officer on August 1, 2018 and was appointed a Trustee and Director of Granite effective August 1, 2018. With over 20 years of corporate real estate experience in Canada, the United States and Germany, Mr. Gorrie most recently served as the President and Chief Executive Officer of Pure Industrial Real Estate Trust (‘‘PIRET’’) where he successfully grew and led the business until its strategic sale to Blackstone Property Partners and Ivanhoe´ Cambridge in May, 2018.

Prior to joining PIRET, Mr. Gorrie led the industrial business for Oxford Properties Group, the real estate investment arm of a major Canadian pension fund, where he built a platform comprising 13 million square feet of income producing properties and development projects across major Canadian industrial markets, encompassing acquisition, asset management, leasing, operations and development.

Mr. Gorrie is a graduate of the civil engineering program at the University of Toronto. He currently serves on the board of Real Property Association of Canada and is a member of the Institute of Corporate Directors (ICD.D).

Other Current Public Directorships								Since:
None								n/a
Granite Securities Owned, Controlled or Directed, as at March 31, 2023
RSUs(1) (#)	PSUs(1) (#)	Stapled Units (#)	Total RSUs/ PSUs and Stapled Units (#)	Total Value of RSUs/ PSUs(2) ($)	Total Value of Stapled Units(2) ($)	Total Value(2) ($)	Multiple of Annual Base Salary	Ownership Requirement Met(3)
7,982	26,527	98,834	133,343	$2,880,526	$8,271,417	$11,159,476	12x	Yes
Current Board / Committee Membership							2022 Meeting Attendance	Attendance Total
Board							7/7	100%

Notes:

(1)	RSUs and PSUs are issued under Granite’s Executive Deferred Stapled Unit Plan. See “Compensation Discussion and Analysis — Elements of Executive Compensation” for details.

(2)	Value means the dollar value of the RSUs, PSUs and Stapled Units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on March 31, 2023, being $83.69.

(3)	Mr. Gorrie is subject to a unit-based ownership requirement described below under “Compensation Discussion and Analysis — President and CEO Stapled Unit Ownership Guidelines”.

Fern Grodner

Residence: Washington State, U.S.A.

Age: 69

Status: Independent

Joined Board: June 13, 2019

Areas of Expertise:

Real estate, business leadership/strategy, corporate governance and environmental and social.

2022 Annual Meeting:
Votes for:               99.95%

Votes withheld:      0.05%

With over 25 years of corporate real estate experience, Ms. Grodner most recently served as Senior Manager, Global Real Estate and Facilities for Amazon.com from 2014 through 2019. At Amazon.com, Ms. Grodner was responsible for large, complex real estate transactions in the Americas in which she oversaw transactions totaling in excess of US$4 billion. Her expertise also extends to strategic planning, design, and construction of corporate space.

Prior to joining Amazon, Ms. Grodner spent seven years with JDS Uniphase Corporation overseeing all real estate aspects of an international portfolio of office and manufacturing sites. From 2002 to 2007, Ms. Grodner served as Vice President, Corporate Real Estate, at Wachovia Corporation, responsible for the growth of Wachovia Securities locations in the Western United States. During the early 2000 tech boom, Ms. Grodner served as Director of Real Estate for Relera, Inc. with a focus on co-location data centers. Ms. Grodner began her career with Bank of America Corporation, Corporate Real Estate, where during her seven-year tenure she was responsible for site selection, transactions, design, and construction for the bank’s portfolio.

Ms. Grodner holds a Masters of Corporate Real Estate (MCR) and Senior Leader Corporate Real Estate (SLCR) designations from CoreNet Global, an international non-profit corporate real estate association for executives who manage the real estate assets of large corporations. She also served on the CoreNet Global Bay Area Chapter board for four years.

Ms. Grodner graduated from Indiana University with Honours with a degree in Psychology.

Other Current Public Directorships					Since:
None					n/a
Granite Securities Owned, Controlled or Directed, as at March 31, 2023
DSUs(1) (#)	Stapled Units (#)	Total DSUs and Stapled Units (#)	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
5,852	—	5,852	$489,754	3x	Yes
Current Board / Committee Membership				2022 Meeting Attendance	Attendance Total
Board				7/7	100%
Investment Committee of Granite GP				4/4

Notes:

(1)

DSUs have been issued under the Directors DSU Plan (as amended) of Granite GP. See “Compensation Discussion and Analysis — Equity Compensation Plan Information — Description of the Non-Employee Directors’ Deferred Share Unit Plan (as amended) for details.

(2)	Value means the dollar value of the DSUs and Stapled Units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on March 31, 2023, being $83.69.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, DSUs or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer.

Kelly Marshall

Residence: Ontario, Canada

Age: 57

Status: Independent

Joined Board: June 15, 2017

Areas of Expertise:

Real estate, capital markets, business leadership/strategy, corporate governance, and environmental and social

2022 Annual Meeting:

Votes for:               97.63%

Votes withheld:      2.37%

Mr. Marshall acts as a financial advisor to institutional clients in Canada and the United States, assisting leadership teams with the sourcing and structuring of debt and equity capital. Mr. Marshall is currently an advisor for Onex Falcon, Caary Capital and Power Sustainable LIOS.

From November 2017 to September 2020, Mr. Marshall served as the Executive Vice President of Strategic Partnerships at Ontario Municipal Employee Retirement System (‘‘OMERS’’) where he led the growth of the pension fund’s strategic partnerships, including its relationships with third-party organizations, co-investors and other finance partners. Prior to OMERS, Mr. Marshall served as Managing Partner, Corporate Finance at Brookfield Asset Management Inc. (‘‘Brookfield Management’’) where he was responsible for the global corporate finance activities and oversaw all financings in each core region and business line. Throughout his 16 years with Brookfield Management, he completed in excess of US$100 billion in debt and equity transactions. Those transactions involved corporate and asset level issuances in North and South America, Europe, UK, Australia and India for all of Brookfield Management’s real estate, renewable power and infrastructure businesses.

Mr. Marshall has over 25 years of finance experience, which was initially developed working for Olympia and York Developments Ltd. at Canary Wharf. This was followed by periods of employment with Citibank, in its real estate asset management group, and then two prominent U.S.-based real estate finance investment companies, Fortress Investment Group and Lonestar Opportunity Fund.

Mr. Marshall graduated from Wilfrid Laurier University with an Honours degree in Business Administration.

Other Current Public Directorships					Since:
None					n/a
Granite Securities Owned, Controlled or Directed, as at March 31, 2023
DSUs(1) (#)	Stapled Units (#)	Total DSUs and Stapled Units (#)	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
20,694	—	20,694	$1,731,881	7x	Yes
Current Board / Committee Membership				2022 Meeting Attendance	Attendance Total
Board (Chair)				7/7	100%
CGN Committee of Granite GP(4)				5/5
Investment Committee of Granite GP				4/4

Notes:

(1)

DSUs have been issued under the Directors DSU Plan (as amended) of Granite GP. See “Compensation Discussion and Analysis — Equity Compensation Plan Information — Description of the Non-Employee Directors’ Deferred Share Unit Plan (as amended) for details.

(2)	Value means the dollar value of the DSUs and Stapled Units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on March 31, 2023, being $83.69.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, DSUs or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer.

(4)	Effective January 1, 2023, Mr. Marshall ceased to be the Chair of the CGN Committee of Granite GP.

Al Mawani

Residence: Ontario, Canada

Age: 71

Status: Independent

Joined Board: June 15, 2017

Areas of Expertise:

Real estate, capital markets, risk management, audit/ accounting, business leadership/strategy, compensation/human resources, corporate governance, and environmental and social

2022 Annual Meeting:

Votes for:               99.89%

Votes withheld:      0.11%

Mr. Mawani is currently a Principal of Exponent Capital Partners Inc., a private equity investor and real estate advisory firm. Mr. Mawani has over 35 years of experience in the commercial real estate industry. His 15-year C-suite experience includes: 11 years as Executive Vice President & Chief Financial Officer of then TSX-listed Oxford Properties Group from 1989 to 2001, President & Chief Executive Officer of TSX-listed Calloway/ Smart Centres REIT from 2011 to 2013, and President & CEO of privately-owned Rodenbury Investments in 2015 and 2016. He was an executive at a private equity investment firm from 2002 to 2004.

Mr. Mawani has served on many TSX-listed boards since 2002 including serving as chair of audit committees and governance and compensation committees. Mr. Mawani has also been a director of Extendicare Inc. since December 2017 and a trustee of First Capital Real Estate Investment Trust (formerly First Capital Realty Inc.) since May 2018.

Mr. Mawani is a CPA and CA and has a Master of Business Administration from University of Toronto and a Masters in Law from Osgoode Hall Law School.

Other Current Public Directorships					Since:
Extendicare Inc. (TSX:EXE) – Director and Chair of Investment Committee and member of Audit Committee					December 1, 2017
Extendicare Inc. (TSX:EXE) – Member of Human Resources Committee					January 2020
First Capital Real Estate Investment Trust (TSX:FCR.UN) – Trustee and Chair of Audit Committee					May 29, 2018
First Capital Real Estate Investment Trust (TSX:FCR.UN) – Member of Compensation Committee					January 2020
Granite Securities Owned, Controlled or Directed, as at March 31, 2023
DSUs(1) (#)	Stapled Units (#)	Total DSUs and Stapled Units (#)	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
13,711	8,000	21,711	$1,816,994	13x	Yes
Current Board / Committee Membership				2022 Meeting Attendance(4)	Attendance Total
Board				7/7	100%
Audit Committee of Granite REIT and Granite GP				4/4

Notes:

(1)

DSUs have been issued under the Directors DSU Plan (as amended) of Granite GP. See “Compensation Discussion and Analysis — Equity Compensation Plan Information — Description of the Non-Employee Directors’ Deferred Share Unit Plan (as amended) for details.

(2)	Value means the dollar value of the DSUs and Stapled Units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on March 31, 2023, being $83.69.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, DSUs or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer.

Gerald Miller

Residence: British Columbia, Canada

Age: 67

Status: Independent

Joined Board: June 30, 2011(1)

Areas of Expertise:

Risk management, audit/ accounting, business leadership/strategy, compensation/ human resources and corporate governance

2022 Annual Meeting:

Votes for:               99.63%

Votes withheld:      0.37%

Mr. Miller was Executive Vice President, Finance and Chief Financial Officer of West Fraser Timber Co. Ltd. (‘‘West Fraser’’) from January 2009 until his retirement in July 2011. Mr. Miller most recently was a director of West Fraser from April 2012 - April 2022. From February 2007 to December 2008, Mr. Miller’s principal occupation was Executive Vice President, Operations of West Fraser. Prior to that, since 1986, Mr. Miller held several other senior finance, administration and operations offices at West Fraser, including Vice-President, Corporate Controller; Vice-President, Administration; and Executive Vice-President, Pulp and Paper.

Mr. Miller is an experienced CPA, CA and has been a member of the Chartered Professional Accountants of British Columbia and the Chartered Professional Accountants of Canada for over 40 years. Prior to joining West Fraser in 1986, he was a Senior Audit and Tax Manager with one of the major Canadian Chartered Professional Accounting firms.

Mr. Miller holds a Bachelor of Commerce degree from the University of British Columbia.

Other Current Public Directorships					Since:
None					n/a
Granite Securities Owned, Controlled or Directed, as at March 31, 2023
DSUs(2) (#)	Stapled Units (#)	Total DSUs and Stapled Units (#)	Total Value(3) ($)	Multiple of Base Retainer	Ownership Requirement Met(4)
25,942	4,500	30,442	$2,547,691	18x	Yes
Current Board / Committee Membership				2022 Meeting Attendance	Attendance Total
Board				7/7	100%
Audit Committee of Granite REIT and Granite GP				4/4

Notes:

(1)	Refers to time served as a trustee of Granite REIT, a director of Granite GP and a director of their predecessor, Granite Co.

(2)

DSUs were issued under the Non-Employee Director Share-Based Compensation Plan of Granite Co. (prior to the 2013 Arrangement) and have been issued under the Directors DSU Plan (as amended) of Granite GP (after completion of the 2013 Arrangement). See “Compensation Discussion and Analysis — Equity Compensation Plan Information — Description of the Non-Employee Directors’ Deferred Share Unit Plan (as amended) for details.

(3)	Value means the dollar value of the DSUs and Stapled Units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on March 31, 2023, being $83.69.

(4)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, DSUs or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer.

Sheila A. Murray

Residence: Ontario, Canada

Age: 67

Status: Independent

Joined Board: June 13, 2019

Areas of Expertise:

Capital markets, risk management, legal, business leadership/strategy, compensation/human resources, corporate governance, and environmental and social

2022 Annual Meeting:

Votes for:               98.67%

Votes withheld:      1.33%

Ms. Murray is the former President of CI Financial Corp. (“CI”), a position she held from 2016-2019. Previously, she had been Executive Vice-President, General Counsel and Secretary of CI since 2008, following a 25-year career at Blake, Cassels & Graydon LLP, where she practiced securities law with an emphasis on mergers and acquisitions, corporate finance and corporate reorganizations. Ms. Murray played a key role in directing the operations and setting corporate strategy for CI. and its operating companies, including CI Investments Inc. and Assante Wealth Management. Her role included leading CI’s mentoring program, which fosters the advancement of high-potential female employees.

Ms. Murray is past Chair of the Dean’s Council at Queen’s University Law School, and has taught Securities Regulation at Queen’s University and Securities Regulation and Corporate Finance at the University of Toronto’s Global Professional Master of Laws in Business Law Program for several years.

Ms. Murray is Chair of the board of Teck Resources Limited and a director of BCE Inc. and Bell Canada and has been a director of the SickKids Foundation, the Toronto Symphony Foundation and a director of a number of other private and public companies.

Ms. Murray received her Bachelor of Commerce and Bachelor of Laws degrees from Queen’s University.

Other Current Public Directorships					Since:
Teck Resources Limited (TSX/NYSE:TECK) – Director					April 25, 2018
Teck Resources Limited (TSX/NYSE:TECK) – Board Chair					September 4, 2019(1)
BCE Inc. (TSX/NYSE:BCE) – Director and member of the Management Resources and Compensation Committee and the Risk and Pension Fund Committee					May 7, 2020
Granite Securities Owned, Controlled or Directed, as at March 31, 2023
DSUs(2) (#)	Stapled Units (#)	Total DSUs and Stapled Units (#)	Total Value(3) ($)	Multiple of Base Retainer	Ownership Requirement Met(4)
8,801	1,500	10,301	$862,091	6x	Yes
Current Board / Committee Membership				2022 Meeting Attendance	Attendance Total
Board				7/7	100%
CGN Committee of Granite GP (Chair)(5)				5/5

Notes:

(1)	Ms. Murray was appointed Acting Board Chair of Teck Resources Limited on September 4, 2019, and was appointed Board Chair effective February 7, 2020.

(2)

DSUs have been issued under the Directors DSU Plan (as amended) of Granite GP. See “Compensation Discussion and Analysis — Equity Compensation Plan Information — Description of the Non-Employee Directors’ Deferred Share Unit Plan (as amended) for details.

(3)	Value means the dollar value of the DSUs and Stapled Units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on March 31, 2023, being $83.69.

(4)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, DSUs or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer.

(5)	Effective January 1, 2023, Ms. Murray was appointed Chair of the CGN Committee of Granite GP.

Emily Pang

Residence: Ontario, Canada

Age: 55

Status: Independent

Joined Board: August 4, 2021

Areas of Expertise:

Risk management, audit/ accounting, business leadership/strategy, compensation/human resources and corporate governance

2022 Annual Meeting:

Votes for:            99.95%

Votes withheld:    0.05%

Ms. Pang is currently the Chief Operating Officer for the SickKids Foundation and also serves as the Corporate Secretary for its board. Ms. Pang is a seasoned business executive with a diverse range of experience, including strategy, accounting and taxation, communications and investor relations, human resource matters, data integrity and reporting, as well as governance. She has held roles both in Canada and abroad in the banking, consulting and postal/logistics industries, driving and implementing transformational change in large organizations.

Ms. Pang is a CPA CA who earned a Bachelor of Commerce degree from Queen’s University. She is also a graduate of the joint Kellogg-Schulich MBA program and holds the ICD.D designation from the Institute of Corporate Directors.

Ms. Pang currently serves on the boards of two not-for-profit organizations: Ontario Nonprofit Network and Quantum Valley Ideas Laboratories.

Other Current Public Directorships					Since:
None					n/a
Granite Securities Owned, Controlled or Directed, as at March 31, 2023
DSUs(1) (#)	Stapled Units (#)	Total DSUs and Stapled Units (#)	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
3,949	—	3,949	$330,492	2x	Not yet required
Current Board / Committee Membership				2022 Meeting Attendance	Attendance Total
Board				7/7	100%
Audit Committee of Granite REIT and Granite CP				4/4

Notes:

(1)

DSUs have been issued under the Directors DSU Plan (as amended) of Granite GP. See “Compensation Discussion and Analysis — Equity Compensation Plan Information — Description of the Non-Employee Directors’ Deferred Share Unit Plan (as amended) for details.

(2)	Value means the dollar value of the DSUs and Stapled Units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on March 31, 2023, being $83.69.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, DSUs or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer. Ms. Pang was appointed as trustee of Granite REIT and director of Granite GP on August 4, 2021; accordingly, she will have until August 4, 2024 to meet the unit-based ownership guideline.

Jennifer Warren

Residence: New York, U.S.A.

Age: 58

Status: Independent

Joined Board: June 14, 2018

Areas of Expertise:

Real estate, risk management, legal, business leadership/strategy, compensation/ human resources and corporate governance

2022 Annual Meeting:

Votes for:            99.95%

Votes withheld:    0.05%

Ms. Warren is Senior Executive Vice President, Institutional Client Services at M&T Bank/ Wilmington Trust, a role she has held since January 2022. Wilmington Trust is a leader in corporate trust services, delivering a wide range of solutions and services across major asset classes and financing structures in the US, UK and Europe. Until October 2021, Ms. Warren served as CEO of Issuer Services, North America at Computershare, a global leader in diversified financial, corporate governance and stakeholder communication for public and private companies. Prior to this role, Ms. Warren was with Canadian Imperial Bank of Commerce (from 2006 to 2017), first as General Counsel (Canada) and finally as Managing Director and Head, U.S. Region and President and CEO of CIBC World Markets Corp.

Ms. Warren began her career as a business lawyer with Blake, Cassels & Graydon LLP and from there joined Rogers Communications Inc., where she worked for a decade in increasingly senior roles as a member of Rogers Cable management and the RCI deal team.

Ms. Warren has been a director of a number of U.S. and Canadian private companies. Today, she sits on the board of United Way of New York City.

Ms. Warren received her Bachelor of Science and Bachelor of Laws from the University of Toronto.

Other Current Public Directorships					Since:
None					n/a
Granite Securities Owned, Controlled or Directed, as at March 31, 2023
DSUs(1) (#)	Stapled Units (#)	Total DSUs and Stapled Units (#)	Total Value(2) ($)	Multiple of Base Retainer	Ownership Requirement Met(3)
10,550	—	10,550	$882,930	6x	Yes
Current Board / Committee Membership				2022 Meeting Attendance	Attendance Total
Board				7/7	100%
CGN Committee of Granite GP				5/5

Notes:

(1)

DSUs have been issued under the Directors DSU Plan (as amended) of Granite GP. See “Compensation Discussion and Analysis — Equity Compensation Plan Information — Description of the Non-Employee Directors’ Deferred Share Unit Plan (as amended) for details.

(2)	Value means the dollar value of the DSUs and Stapled Units owned, controlled or directed, based on the closing price of the Stapled Units on the TSX on March 31, 2023, being $83.69.

(3)

Trustees and directors are subject to a requirement that each trustee/director hold, within three years of becoming a trustee and director, Stapled Units, DSUs or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer.

To the knowledge of Granite, there are no arrangements or understandings between any Proposed Trustee and any other person or company, except the trustees, directors and executive officers of Granite acting solely in such capacity, pursuant to which any Proposed Trustee is to be elected as a trustee of Granite REIT or as a director of Granite GP.

Board Skills Matrix

The following chart demonstrates the relevant skills and experience of each Proposed Trustee for election as a trustee of Granite REIT:

	P. Aghar	R. Daal	K. Gorrie	F. Grodner	K. Marshall	A. Mawani	G. Miller	S. Murray	E. Pang	J. Warren

Real Estate	✓	✓	✓	✓	✓	✓				✓

Capital Markets	✓		✓		✓	✓		✓

Risk Management	✓	✓	✓			✓	✓	✓	✓	✓

Audit / Accounting	✓	✓				✓	✓		✓

Legal	✓							✓		✓

Business Leadership / Strategy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Compensation / Human Resources		✓				✓	✓	✓	✓	✓

Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Environmental and Social	✓	✓	✓	✓	✓	✓		✓

Board Tenure

As detailed below in “— CGN Committee of Granite GP — Term Limits”, Granite believes that the composition of the Board of Trustees should reflect a balance between experience and knowledge, on the one hand, and the need for renewal and fresh perspectives, on the other hand. The average tenure of the Proposed Trustees, excluding Mr. Gorrie, is 5.5 years. The following chart shows the tenure of the Board of Trustees as of April 12, 2023:

Notes:

(1)	Independent trustees/directors only. Excludes Mr. Gorrie, Granite’s President and CEO. See “— Board of Trustees of Granite REIT and Board of Directors of Granite GP” below for details.

Cease Trade Order and Bankruptcies

To the knowledge of Granite, as at March 31, 2023, none of the Proposed Trustees:

(a)

is or has been within the last 10 years, a director, chief executive officer or chief financial officer of any company (including Granite) that was subject to a cease trade order or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days:

(i)	that was issued while the Proposed Trustee was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)

that was issued after the Proposed Trustee ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

(b)

is or has been within the last 10 years, a director or executive officer of any company (including Granite) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(c)

has, within the last 10 years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the Proposed Trustee’s assets; or

(d)	has been subject to:

(i)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or

(ii)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a Proposed Trustee.

Election of Directors of Granite GP

Under the articles of Granite GP, the Board of Directors is to consist of a minimum of three directors and the Board of Directors is authorized to determine the number of directors of Granite GP by resolution from time to time. The number of directors of Granite GP is currently set at ten, and accordingly, ten persons are being nominated for election as directors of Granite GP at this time. The term of office of each currently-serving director expires at the time of the Meetings unless successors are not elected, in which case the directors remain in office until their successors are elected or appointed in accordance with applicable law and the articles of Granite GP.

Management proposes to nominate, and the persons named by management in the accompanying forms of proxy will, in the absence of instructions to the contrary, vote FOR the election as directors of the ten persons who are Proposed Trustees and whose names are set forth above under the heading “— Election of Trustees of Granite REIT” (the “Proposed Directors”). See “— Election of Trustees of Granite REIT” for details.

Management does not contemplate that any of the Proposed Directors will be unable to serve as a director. If, as a result of circumstances not now contemplated, any Proposed Director is unavailable to serve as a director, the proxy will be voted for the election of such other person or persons as Management may select. Each director elected will hold office until immediately before the election of directors at the next annual general meeting of shareholders of Granite GP, or until his/her respective successor is elected or appointed in accordance with applicable law and the articles of Granite GP.

The table in the section entitled “— Election of Trustees of Granite REIT” sets forth information with respect to each of the Proposed Directors, including the number and value of securities of Granite REIT and Granite GP beneficially owned or over which control or direction is exercised, directly or indirectly, by each such Proposed Director, as at March 31, 2023.

To the knowledge of Granite, there are no arrangements or understandings between any Proposed Director and any other person or company, except the trustees, directors and executive officers of Granite acting solely in such capacity, pursuant to which any Proposed Director is to be elected as a director of Granite GP or a trustee of Granite REIT.

Board Skills Matrix

See “— Election of Trustees of Granite REIT — Board Skills Matrix” for details that are also applicable to the Proposed Directors.

Cease Trade Orders and Bankruptcies

See “— Election of Trustees of Granite REIT — Cease Trade Orders and Bankruptcies” for details that are also applicable to the Proposed Directors.

Review and Consideration of Financial Statements

Management, on behalf of the trustees of Granite REIT and the directors of Granite GP, will submit to the Unitholders at the Meetings the audited combined financial statements of Granite REIT and Granite GP for the financial year ended December 31, 2022 and the auditor’s report of Deloitte LLP thereon, but no vote by the Unitholders with respect thereto is required or proposed to be taken. The audited combined financial statements and auditor’s report of Deloitte LLP are included in Granite’s 2022 annual report, which is available on Granite’s website at www.granitereit.com and on SEDAR at www.sedar.com.

Re-appointment of Auditor of Granite REIT

At the Meetings, Unitholders will be asked to re-appoint Deloitte LLP as the independent external auditor (the “Auditor”) of Granite REIT, based on the recommendation of the Audit Committee of Granite REIT and the Board of Trustees. Under the Granite REIT Declaration of Trust, the trustees have the authority to determine the Auditor’s remuneration.

The Board of Trustees, through the Audit Committee of Granite REIT, have negotiated the Auditor’s remuneration on an arm’s length basis, with reference to the resources and time required for, and the complexity of, the work undertaken by the Auditor. Factors considered in connection with the foregoing include Granite’s listing on the New York Stock Exchange (the “NYSE”) and its significant operations in the United States and Europe. The Boards believe that the remuneration payable to the Auditor is within market norms and is reasonable in the circumstances. A summary of the fees paid to the Auditors for each of the last two financial years can be found in Granite REIT’s Annual Information Form dated March 8, 2023 (the “AIF”) which is available on SEDAR at www.sedar.com.

The persons named by management in the accompanying forms of proxy will, in the absence of instructions to the contrary, vote FOR the re-appointment of Deloitte LLP as the Auditor of Granite REIT to hold office until the next annual general meeting of Unitholders of Granite REIT.

Representatives of Deloitte LLP are expected to attend the Meetings, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Re-appointment of Auditor of Granite GP

At the Meetings, Unitholders will be asked to re-appoint Deloitte LLP as the Auditor of Granite GP, based on the recommendation of the Audit Committee of Granite GP and the Board of Directors.

The persons named by management in the accompanying forms of proxy will, in the absence of instructions to the contrary, vote FOR the re-appointment of Deloitte LLP as the Auditor of Granite GP to hold office until the next annual general meeting of shareholders of Granite GP and for authorizing the directors to fix the Auditor’s remuneration.

Representatives of Deloitte LLP are expected to attend the Meetings, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Advisory Vote on Granite’s Approach to Executive Compensation

At the Meetings, Unitholders will be asked to consider, and if thought advisable, to pass a non-binding advisory resolution (the “Say-on-Pay Resolution”) on Granite’s approach to executive compensation, which is described under “Compensation Discussion and Analysis” in this Circular.

Pay for performance is a core principle of Granite’s approach to executive compensation. Granite’s compensation plan is designed to attract, motivate and retain high-achieving executives who are dedicated to the creation, protection and growth of long-term Unitholder value and to recognize and reward the successful execution of Granite’s business and strategic objectives.

As an advisory vote, the results will not be binding, but will be taken into account by the CGN Committee and the Board of Directors when considering Granite’s compensation philosophy. Granite will disclose the voting results of the Say-on-Pay Resolution as a part of its report on voting results for Meetings. Details about Granite’s executive compensation program are set out in this Circular, including in the “Compensation Discussion and Analysis” section.

The form of Say-on-Pay Resolution to be submitted to the Unitholders at the Meetings will be substantially in the form below:

“Resolved, on an advisory basis, and not to diminish the role and responsibilities of the Board of Directors of Granite REIT Inc., that the Unitholders accept the approach to executive compensation disclosed in the joint Management Information Circular / Proxy Statement delivered in advance of the 2023 annual general meeting of unitholders of Granite Real Estate Investment Trust and the annual general meeting of shareholders of Granite REIT Inc.”

The persons named by management in the accompanying forms of proxy will, in the absence of instructions to the contrary, vote FOR the non-binding advisory resolution on Granite’s approach to executive compensation.

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE CONSIDERED AT THE MEETINGS

Except as otherwise disclosed in this Circular, Management is not aware of any person who has been a trustee, director or executive officer of Granite at any time since the beginning of Granite’s last completed financial year or any nominee for election as a trustee or director, nor any associate or affiliate of any of the foregoing persons, having any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meetings other than the election of trustees and directors.

TRUSTEE / DIRECTOR COMPENSATION

Granite’s Board has approved a trustee and director compensation program that rewards non-executive trustees and directors (for purposes of this section, “Directors”) for the time and effort they are expected to devote to Granite matters. This compensation covers activities of Directors both as trustees of Granite REIT and as directors of Granite GP.

The program emphasizes the alignment of Directors with the interests of Unitholders. Directors (other than Mr. Gorrie, who, as President and CEO, is subject to a unit-based ownership requirement described below under “Compensation Discussion and Analysis — President and CEO Stapled Unit Ownership Guidelines”) are subject to a unit-based ownership requirement that they hold, within three years of becoming a Director, Stapled Units, DSUs or a combination thereof having an aggregate market value of at least three times the amount of their annual Board retainer. Ms. Pang was appointed to the Boards on August 4, 2021 and is not required to meet the unit-based ownership requirement until August 4, 2024. As at March 31, 2023, each of the other Directors currently surpasses this ownership requirement. See “Matters to be Acted upon at the Meetings — Election of Trustees of Granite REIT” above for the total number and value of Stapled Units and DSUs held by each Director proposed to be elected at the Meetings.

The following chart sets out the standard compensation arrangements for Directors for the year ended December 31, 2022:

Position	Annual Retainer and Fees ($)

Chair	220,000(1)

Director-at-large	135,000(1)

Audit Committee Chair	35,000

CGN Committee Chair	35,000

Investment Committee Chair	35,000

Per meeting fee (in person or teleconference)	Nil

Air travel fee per meeting, if any	3,000(2)

Travel expenses per meeting	Reimbursed in accordance with Granite’s policy

Notes:

(1)

Pursuant to Granite’s Director compensation program, one-half of this amount is paid in DSUs. Grants are made yearly in advance, and vest as to one quarter of such grants at the end of each quarter of the year in which they are made (except for the second quarter, for which grants vest on the date of the annual meeting of Unitholders), provided that the grantee was a non-employee Director at any time during the applicable quarter. See also Note 2 under “— Director Compensation Table”.

(2)	The air travel fee per meeting applies for those who must travel by air to attend a meeting.

Director Compensation Table

The following tables provide information regarding compensation earned by individuals who were Directors during the financial year ended December 31, 2022, other than Mr. Gorrie, who was a Named Executive Officer (“NEO”) and whose compensation is discussed below under “Compensation Discussion and Analysis” and “Elements of Executive Compensation — Summary Compensation Table”.

Name	Fees Earned ($)(1)	Share Based Awards ($)(2)	Option Based Awards ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)(3)	All Other Compensation ($)	Total ($)

Peter Aghar	$102,500	$67,500	$0	$0	$0		$170,000

Remco Daal	$73,500	$67,500	$0	$0	$0		$141,000

Fern Grodner	$82,500	$67,500	$0	$0	$0		$150,000

Kelly Marshall	$145,000	$110,000	$0	$0	$0		$255,000

Al Mawani	$67,500	$67,500	$0	$0	$0		$135,000

Gerald Miller	$117,500	$67,500	$0	$0	$0		$185,000

Sheila Murray	$67,500	$67,500	$0	$0	$0		$135,000

Emily Pang	$67,500	$67,500	$0	$0	$0		$135,000

Jennifer Warren	$73,500	$67,500	$0	$0	$0		$141,000

Notes:

(1)

Of the aggregate fees earned, the following Directors elected to receive, in lieu of cash in the following specified amounts, additional DSUs under the Director Plans (defined in Note 2 under “— Director Incentive Plan Awards — Outstanding Share-Based Awards”): Mr. Aghar, $102,500; Mr. Daal, $67,500; Ms. Grodner, $33,750; Mr. Marshall, $145,000; Mr. Mawani, $67,500; Mr. Miller, $nil; Ms. Murray, $67,500; Ms. Pang, $67,500 and Ms. Warren, $67,500. These DSU amounts are not included in the figures shown in the “Share-Based Awards” column above, which represent amounts that are required to be paid in DSUs pursuant to Granite’s trustee and director compensation program.

(2)

The grant date fair value of a DSU is equal to, in Canadian dollars, the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the grant date of the DSU. The value shown for these awards is the same as the grant date fair value determined in accordance with IFRS without any adjustment for subsequent distribution-equivalent grants. Commencing January 1, 2019, grants of DSUs have been made yearly in advance, and vest as to one quarter of the yearly award at the end of each quarter of the year in which they are made (except for the second quarter, which vest on the date of the annual meeting of Unitholders), provided that the grantee was a non-employee Director at any time during the applicable quarter. See also “— Equity Compensation Plan Information — Description of Directors DSU Plan (as amended)” and “Matters to be Acted Upon at the Meetings — Approval of Amended and Restated Non-Employee Directors’ DSU Plan (as amended)”.

(3)

None of the Directors participate in any defined benefit, defined contribution, actuarial or any other form of plan provided by Granite that provides for payments or benefits at, following or in connection with retirement.

Director Incentive Plan Awards

Outstanding Share-Based Awards

The following table lists all share-based awards that were outstanding as of December 31, 2022 that have been made by Granite or one of its subsidiaries to the Directors, other than Mr. Gorrie, who was a NEO and whose compensation is discussed below under “Compensation Discussion and Analysis” and “Elements of Executive Compensation — Summary Compensation Table”. There were no option-based awards outstanding as of December 31, 2022 for Directors.

Name	Number of DSUs (#)(1)(2)	Market or payout value of DSUs ($)(1)(2)

Peter Aghar	13,263	913,644

Remco Daal	11,531	794,333

Fern Grodner	4,524	311,643

Kelly Marshall	17,305	1,192,084

Al Mawani	12,598	867,835

Gerald Miller	24,707	1,701,984

Sheila A. Murray	6,254	480,817

Emily Pang	1,957	134,811

Jennifer Warren	8,491	584,917

Notes:

(1)

This figure represents or applies to all DSUs held by the Director as of December 31, 2022. As noted under “— Director Compensation Table”, under the Director Plans, when a Director leaves the Board, he or she receives (within a prescribed period of time) a cash payment or redeems DSUs for Stapled Units, as determined by the CGN Committee, equal to the then value of their accrued DSUs, net of withholding taxes. DSUs are rounded to the nearest single unit. The indicated value is calculated, in Canadian dollars, by multiplying the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days preceding December 31, 2022, which was $68.8867, by the applicable number of DSUs.

(2)

Effective November 3, 2003, Granite Co. established a deferred share unit plan for non-employee directors. In connection with the 2013 Arrangement, Granite GP adopted a similar non-employee directors’ deferred share unit plan and Granite Co.’s plan was amended (these plans, collectively, the “Director Plans”). The Director Plans provide for a deferral of up to 100% of each Director’s total annual cash remuneration from Granite Co. and Granite GP, as applicable, at specified levels elected by each Director, until such Director ceases to be a director (or officer or employee) of Granite Co. or Granite GP, as applicable, or of any affiliate of Granite Co. or Granite GP, as applicable, for any reason. The amounts deferred are reflected in notional DSUs whose value in the case of DSUs credited under the Granite Co. plan prior to January 3, 2013 depended on the fair market value of the Granite Co. common shares, and whose value under both Director Plans from and after January 3, 2013 depends on the fair market value of preferred shares of Granite Co. Based on the terms of the Granite Co. preferred shares, it is expected that the fair market value of those shares will track the value of Stapled Units. The value of a DSU will appreciate or depreciate with changes in the value of the preferred shares. The Director Plans also take into account any distributions paid on the Stapled Units from and after January 3, 2013 in that they provide for the crediting of additional DSUs to Directors’ accounts in respect of such distributions. Similarly, prior to January 3, 2013, the Granite Co. directors’ DSU plan provided for the crediting of additional DSUs in respect of dividends paid on the common shares of Granite Co. The Director Plans also allow for discretionary grants of DSUs in addition to the DSUs credited to a Director pursuant to their election to defer their remuneration as described above. Under the Director Plan for Granite Co., when a Director leaves the Board, he or she receives (within a prescribed period of time) a cash payment equal to the then value of their accrued DSUs, which, in turn, depends on the value of the Granite Co. preferred shares at that time, net of withholding taxes. Under the Director Plan for Granite GP, as amended on June 9, 2022, when a Director leaves the Board, he or she may receive (within a prescribed period of time) cash, Stapled Units delivered by a Stapled Unit purchase trust or Stapled Units as determined by the CGN Committee. See also “Compensation Discussion and Analysis — Equity Compensation Plan Information — Description of Directors DSU Plan (as amended)”.

Incentive Plan Awards — Value Vested or Earned During the Year for Directors

No option-based or share-based awards vested for Directors, and no non-equity incentive plan compensation was earned by Directors, during the financial year ended December 31, 2022.

INDEBTEDNESS OF TRUSTEES, DIRECTORS AND EXECUTIVE OFFICERS

As at March 31, 2023, there was no indebtedness owing to Granite or any of its subsidiaries, excluding routine indebtedness, by present or former executive officers, trustees, directors or employees of Granite or any of its subsidiaries, nor was any indebtedness of any such person, excluding routine indebtedness, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Granite or any of its subsidiaries.

No individual who is, or at any time during the financial year ended December 31, 2022 was a trustee, a director or executive officer of Granite, no Proposed Trustee or Proposed Director, and no associate of any such trustee, director, executive officer, Proposed Trustee or Proposed Director (i) is, or at any time since January 1, 2022 has been, indebted to Granite or any of its subsidiaries whether or not under a securities purchase program or any other program, excluding routine indebtedness, or (ii) has had any indebtedness to any other entity, excluding routine indebtedness, that is, or at any time since January 1, 2022 has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Granite or any of its subsidiaries whether or not under a securities purchase program or any other program.

COMPENSATION DISCUSSION AND ANALYSIS

Unless otherwise specified or the context otherwise indicates, in this Compensation Discussion and Analysis, references to the “Board” refer to the board of directors of Granite GP.

Letter to Unitholders

Dear Granite Unitholders:

On behalf of the CGN Committee and the Board, we are pleased to share with you our approach to executive compensation for 2022, and to describe how this aligns with Granite’s strategic, financial and operational performance.

Our executive compensation program is designed to attract, motivate and retain high- achieving executives who are dedicated to the creation, protection and growth of long-term Unitholder value and to recognize and reward the successful execution of Granite’s business and strategic objectives. The CGN Committee is committed to continually reviewing and refining Granite’s approach to executive compensation to ensure that the program guides and rewards the achievement of results and is consistent with best governance practices. Granite’s short-term incentive plan (“STIP”) and long-term incentive plan (“LTIP”) are both designed to align compensation closely with Granite’s financial, operational and ESG performance. We tie a significant portion of our executive pay to the achievement of objectives that drive Unitholder value. In connection with the development of Granite’s ESG program, an increasing portion of Granite’s corporate performance goals are tied to the pursuit and achievement of Granite’s ESG objectives. The CGN Committee assesses and makes recommendations to the Board on the setting of performance measures and targets under Granite’s executive compensation program, which reflect both the short- and long-term strategic priorities of Granite. We believe that Granite is unique in the Canadian REIT marketplace due in part to its geographic reach and its listings on both the TSX and the NYSE, and the design of Granite’s compensation program reflects that.

The CGN Committee is committed to strong corporate governance, and as a part of this commitment, the CGN Committee and the Board included a say-on-pay advisory vote at last year’s Meetings. We believe this non-binding advisory resolution is an important part of the ongoing process of engagement between the Board and Unitholders on executive compensation. We were pleased that in 2022, 96.54% of shareholder votes were in favour of our approach to compensation. Once again at this year’s Meetings we will be asking Unitholders to consider this important resolution.

Highlights of 2022

Taking into consideration the volatility of the capital markets commencing in the second quarter of 2022 and heightened geopolitical risk and economic uncertainty throughout the year, Granite successfully executed on its stated priorities for 2022. Some of the key financial and operational developments included the following:

Unitholder Return and Increased Distribution

●	-31.9% total return for 2022 (vs -17.0% for the S&P TSX Capped REIT Index and -5.8% for the S&P/TSX Composite Index); and

●

3.2% year-over-year increase in the annual amount distributed to Unitholders to $3.20 per unit for 2023, marking our eleventh consecutive annual distribution increase. Granite’s AFFO payout ratio remained conservative at 76.5% for 2022.

Strategic Allocation of Capital

●	$460 million invested in modern assets in key e-commerce and distribution markets in the Greater Toronto Area (“GTA”), the U.S., Germany and Netherlands at an average stabilized yield of 3.9%;

●	US$400.0 million of new unsecured term debt, issued for a 3-year term bearing a fixed interest rate of 5.016% including the impact of the interest rate swap;

●

$13.4 million in gross proceeds from at-the-market (“ATM”) equity program issuances, representing 136,100 Stapled Units issued at an average price of $98.77. Granite has $236.6 million of remaining availability under the ATM to selectively fund the ongoing development program and future acquisitions;

●	$155.5 million of equity repurchased under Granite’s normal course issuer bid representing 2,165,600 Stapled Units at an average stapled unit cost of $71.81;

●	$1.0 billion of availability on the credit facility, which subsequent to December 31, 2022 was amended to extend the maturity by two years to March 31, 2028;

●	Net leverage ratio(1) of 32% as at December 31, 2022, providing approximately $0.5 billion in debt capacity and $1.1 billion in available liquidity(1) as at December 31, 2022; and

●	Credit rating stable at BBB (high) stable by DBRS (Morningstar) and Baa2 Stable by Moody’s recognizing Granite’s sector-leading credit metrics.

Portfolio Enhancement and Tenant Diversification

●

Eight income-producing properties totaling 2.8 million square feet acquired (including four forward purchases committed in 2021) with an average age of 5.1 years and weighted average lease term of 9.3 years, in key distribution markets in the GTA, the U.S., Germany and Netherlands;

●

Four completed development and expansion projects contributing 1.8 million of additional square feet of gross leasable area which are fully leased as of December 31, 2022, generating $14.1 million in expected net operating income (“NOI”) annually at a yield on cost of 6.8%, exceeding budgeted returns;

●

Ten on-going active development and expansion projects and two forward property commitments having total projected costs of $489 million and remaining commitments of $158 million. These projects are expected to contribute 3.9 million of additional square feet of gross leasable area and generate a weighted average stabilized yield of 6.0%;

●	Two non-core properties disposed for gross proceeds of $66 million; and

●	Magna concentration reduced from 22% to 20% as a percentage of gross leasable area and from 29% to 26% as a percentage of annualized revenue.

Financial and Operational Performance

●	FFO(2) and AFFO(2) per unit of $4.43 and $4.05, respectively representing a year over year increase of 11% and 8%, respectively;

●	SPNOI - cash basis average year-over-year growth, on a constant currency basis, of 4.3%;

●	12.7 million square feet of space renewed or re-leased at an average increase in base rent of 26%; and

●	Occupancy rate as at December 31, 2022 of 99.6%.

Organizational Improvements and Environmental, Social, Governance, and Resilience (“ESG+R”) Performance

●

Ranked 3rd out of 10 in the United States of America | Industrial Global Real Estate Sustainability Benchmark (“GRESB”) peer group which evaluates the level of ESG disclosure by listed property companies and REITs. Granite’s score increased by 8 points (12%) compared to 2021 improving Granite’s overall position from 3rd to 2nd place out of 9 in the North American Industrial / Listed / Tenant Controlled peer group in 2022. Granite also achieved a score of A in the 2022 GRESB Public Disclosure Report, an increase from 2021’s score of B;

●	Published Granite’s 2nd annual comprehensive Corporate ESG+R Report;

●

$862.3 million of green bond net proceeds allocated to date towards Eligible Green Projects, as defined by Granite’s Green Bond Framework; representing 100% and 73% of the net proceeds of the 2027 Green Bond and the 2028 Green Bond, respectively; and

●

Reinstated in-person connections with Granite’s stakeholders including the establishment of a hybrid working model for our staff, property tours, tenant site visits, resumption of an in-person annual general meeting and a company-wide conference in Dallas, Texas.

2022 Compensation

The compensation program is designed to align executive compensation with Granite’s execution of its strategic initiatives and financial performance, including Unitholder returns. Despite many challenges in 2022, Granite continued to improve the overall quality of the portfolio and is positioned to benefit from the completion and stabilization of Granite’s active development pipeline, which is expected to contribute significantly to FFO, AFFO and net asset value (“NAV”) growth in 2023 and 2024. The CGN Committee considered management’s prudent decision, in response to changes in the investment and capital markets, to cease all acquisition activity in the second half of 2022. After considering the impact of this decision on the STIP performance metrics and the overall organizational performance, the Board approved a discretionary, one-time corporate STIP adjustment, whereby the investment metric was set at target, on the basis that acquisitions would have likely exceeded the target if management had not ceased investment activities in the second half of the year.

In addition, for 2022, at the request of the CEO, the CGN Committee recommended, and the Board approved, a downward adjustment to the CEO’s STIP bonus rather than awarding the CEO a short-term bonus that reflected the CEO’s actual achievement of his individual performance objectives and targets.

Compensation Changes

As part of the ongoing review of our compensation program, the CGN Committee is focused on ensuring that Granite maintains a compensation program that enables Granite to attract and retain high-achieving executives and is competitive with market and industry practices. In 2022, Granite introduced a new program intended to provide all employees, including NEOs, with the opportunity to increase their ownership of Stapled Units by electing to allocate part of their annual STIP into RSUs, thereby further aligning their interest with those of Unitholders.

Looking Ahead

We will continue our commitment to implementing compensation policies and practices that will attract, retain and motivate executives, strengthen the link between pay and performance over the long term and drive long-term Unitholder value. The CGN Committee and the Board are committed to continuing to review and refine the executive compensation program on an ongoing basis to ensure that our pay practices achieve these goals and are consistent with best governance practices. We look forward to your continued support for Granite.

Yours truly,

Sheila A. Murray	Kelly Marshall
Chair, Compensation, Governance and Nominating Committee	Chairman

Granite REIT Inc.	Granite Real Estate Investment Trust Granite REIT Inc.

Notes:

(1)

This financial measure is not a standardized ratio defined by International Financial Reporting Standards (“IFRS”) and may not be comparable with similar measures presented by other issuers. For a description of net leverage ratio, see “Non-IFRS Performance Measures” and “Liquidity and Capital Resources — Debt Structure” in the MD&A.

(2)

This financial measure is not a standardized measure defined by IFRS financial measure and may not be comparable with similar measures presented by other issuers. For a description of FFO, see “— 2022 Compensation Elements – Short-Term Incentive Plan (STIP) – Kevan Gorrie, President and Chief Executive Officer”, and for a further discussion of FFO, see “— Cost of Management”, and for a further description of FFO and a reconciliation to net income, see “Non-IFRS Performance Measures” and “Results of Operations — Operating Results — Funds From Operations and Adjusted Funds From Operations” in the MD&A. For a description of AFFO and a reconciliation to net income, see “Non-IFRS Performance Measures” and “Results of Operations — Operating Results — Funds From Operations and Adjusted Funds From Operations” in the MD&A. For a description of same-property net operating income, on a cash and constant currency basis, see the description of “Constant currency SPNOI — cash basis” (four quarter average) at “— 2022 Compensation Elements — Short-Term Incentive Plan (STIP) – Kevan Gorrie, President and Chief Executive Officer”, and for a further description of same-property net operating income, on a cash and constant currency basis, and a reconciliation to net operating income, see the description of constant currency same property NOI — cash basis at “Non-IFRS Performance Measures” and “Results of Operations — Operating Results — Net Operating Income” in the MD&A. Each of the foregoing descriptions and reconciliations are incorporated herein by reference.

Named Executive Officers

This Compensation Discussion and Analysis outlines the compensation philosophy, policies and practices related to Granite’s NEOs. For 2022, Granite’s NEOs were:

Name	Position

Kevan Gorrie	President and Chief Executive Officer

Teresa Neto	Chief Financial Officer

Lorne Kumer	Executive Vice President, Head of Global Real Estate

Michael A. Ramparas	Executive Vice President, Global Real Estate and Head of Investments

Lawrence Clarfield	Executive Vice President, General Counsel and Corporate Secretary

Executive Compensation Objectives and Philosophy

Granite’s compensation plan is designed to attract, motivate and retain high-achieving executives who are dedicated to the creation, protection and growth of long-term Unitholder value and to recognize and reward the successful execution of Granite’s business and strategic objectives. The key principles underlying Granite’s compensation philosophy are as follows:

Compensation, Governance and Nominating Committee

The CGN Committee is responsible for overseeing compensation for Granite’s Board and executive officers and making recommendations in respect thereof to the Board, consistent with Granite’s compensation philosophy and corporate governance objectives. During the period commencing January 1, 2022, the following directors have been members of the CGN Committee:

Name of Member	Independent (Yes/No)	Experience in Governance and Executive Compensation

Sheila A. Murray (Chair)(1)	Yes

Over 25 years of securities law experience including governance and regulatory compliance in the following roles:

●   Current Chair of the Board of Teck Resources;

●   Current member of the Management Resources and Compensation Committee of the Board of BCE and Bell Canada;

●   Former professor with Queen’s University teaching Securities Regulation;

●   Former President and member of Board of TSX-listed CI Financial Group;

●   Formerly on the Board of SickKids Foundation;

●   Past Chair of the Dean’s Council at Queen’s University Law School; and

●   Former Executive Vice President, General Counsel and Secretary of CI Financial Group.

Kelly Marshall (Former Chair)(1)	Yes

Over 25 years of corporate finance and strategic leadership experience including the structuring and development of corporate governance and compensation management platforms in the following roles:

●   Former Managing Partner, Corporate Finance of TSX-listed Brookfield Asset Management; and

●  Former Executive Vice President of Strategic Partnerships at Ontario Municipal Employee Retirement System.

Jennifer Warren	Yes

Over 20 years of cross-border senior legal, governance and regulatory compliance experience in the following roles:

●   Former member of Risk and Audit Committee and Board of Directors of CIBC Mellon, a joint venture between CIBC and BNY Mellon;

●   Former Chair of Audit Committee and member of Board of Directors of Atlantic Trust, National Association, a US-based national trust bank; and

●   Former member of Risk, Audit and Corporate Governance Committees of Rogers Bank, a Schedule 1 Bank that is a wholly-owned subsidiary of Rogers Communications Inc.

Notes:

(1)	Mr. Marshall was Chair of the CGN Committee throughout calendar year 2022. Effective January 1, 2023, Ms. Murray was appointed Chair of the CGN Committee.

Each CGN Committee member has the skills and diverse experience with respect to executive compensation to contribute to the CGN Committee’s achievement of its objectives and to help formulate its recommendations related to Granite’s compensation policies and practices. No member is an officer, employee or former officer or employee of Granite, and each member of the CGN Committee is independent within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”) and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and the NYSE.

The mandate of the CGN Committee is set out in its charter as described in “Statement of Corporate Governance Practices — Board Committees — CGN Committee of Granite GP”. The responsibilities of the CGN Committee with respect to compensation include:

●	at least annually, report to the Board concerning Granite’s approach to executive compensation;

●	periodically review and advise the Board (supported in the discretion of the CGN Committee, by internal or external resources) on (i) current trends in industry-wide compensation practices in Granite’s industry and such jurisdictions in which a material portion of its business is conducted, and (ii) how Granite’s compensation programs and practices compare to those of comparable issuers in the industry, and in discharging this responsibility, the CGN Committee shall take into account factors it deems appropriate from time to time, including Granite’s business strategy and whether the effects of the compensation program create risks that are reasonably likely to have a material adverse effect on Granite and its business;

●

review the recommendations of the CEO respecting annual compensation goals and objectives for Granite, and recommend to the Board for approval such goals and objectives and the annual achievement of such goals and objectives;

●	review and approve organizational goals and objectives relevant to the CEO’s compensation;

●

periodically evaluate the CEO’s performance in light of those organizational goals and objectives, and determine/make recommendations to the Board with respect to the CEO’s compensation level based on its evaluation;

●	periodically review and make recommendations to the Board with respect to the CEO’s position description;

●

review the recommendations made by the CEO to the CGN Committee respecting the compensation and other terms of employment of the Chief Financial Officer and all other officers appointed by the Board and, if advisable, approve, with or without modifications, any such compensation and other terms of employment;

●	recommend to the Boards of Granite REIT and Granite GP the remuneration (fees and/or retainer) to be paid to and the benefits to be provided to trustees and directors;

●

review compensation disclosure before it is publicly disclosed, including disclosure of the process undertaken by the CGN Committee in its review and preparation of recommendations to the Board in respect of compensation;

●	review the terms and administration of Granite’s equity-based compensation plans and, if advisable, recommend plans and grants thereunder for approval of the Board;

●	review on a periodic basis the operation of compensation programs to determine whether they are properly coordinated and administered; and

●

review and assess the adequacy of the CGN Committee’s charter from time to time to ensure compliance with any rules or regulations promulgated by any regulatory body and recommend to the Board for its approval any modifications to the CGN Committee’s charter as are considered appropriate.

See also “Statement of Corporate Governance Practices — Board Committees — CGN Committee of Granite GP”.

Management of Risks Associated with Compensation Policies and Practices

In performing its duties, the CGN Committee considers the implications of the possible risks associated with Granite’s compensation policies and practices. This includes identifying any such policies or practices that may encourage executive officers to take inappropriate or excessive risks, identifying risks arising from such policies and practices that could have a material adverse effect on Granite, and considering the possible risk implications of Granite’s compensation policies and practices and any proposed changes to them.

The CGN Committee annually reviews and assesses Granite’s compensation policies and practices in relation to such risks, including assessing such policies and practices in light of practices identified by the Canadian Securities Administrators as potentially encouraging executive officers to expose Granite to inappropriate or excessive risks. It is the CGN Committee’s view that Granite’s compensation policies and practices do not encourage inappropriate or excessive risk-taking.

The following chart outlines certain potential risks associated with Granite’s compensation policies and practices, as well as the characteristics of Granite’s compensation structure designed to mitigate these risks:

Type of Risk	Nature of Risk	Characteristics of Granite’s Compensation Program

Compensation Philosophy	Risk that executive compensation philosophy is inconsistent with the business model and strategy

Compensation mix is structured to meet the following objectives:

•  align employees’ financial interests with those of Unitholders;

•  link compensation to Granite’s short-term and long-term strategic objectives; and

•  ensure that a significant portion of executive compensation is “at-risk”.

Pay Mix	Risk that the pay mix encourages behaviour and short-term decision making that is inconsistent with Granite’s strategic long-term objectives

•  The variable elements of Granite’s compensation program include both short-term and long-term incentives.

•  Significant proportion of “at-risk” compensation to motivate executives and other employees of Granite to focus on both short-term and long-term results and performance criteria.

•  As a whole, the compensation elements are designed to achieve a balance in the mix of fixed and variable compensation, short-term and long-term incentives and cash versus equity.

•  Proportion of equity-based compensation increases with the executive’s level of responsibility.

•  A significant portion of executive pay is awarded in the Board’s discretion based on operational- and market- based metrics, achievement of organizational objectives and individual performance aligned with Granite’s strategic goals.

Performance Measures	Risk that performance measures are either: unachievable; or too easy to achieve

•  Each year, the CGN Committee reviews market compensation levels and also reviews and sets performance measures and targets for the STIP and for grants under the LTIP that are aligned with Granite’s annual budget and its strategic plan in accordance with the CGN Committee’s risk assessment to ensure such measures and targets continue to be relevant and total compensation is competitive.

•  Structure includes specific performance measures with achievable targets derived from Granite’s thorough budget approval process.

•  Based on a balanced approach designed to prevent an over-emphasis on a single performance measurement.

Additionally, the following measures have been implemented to avoid excessive or inappropriate risk taking:

●	STIP awards are directly tied to a mix of corporate and individual performance measures;

●	a substantial portion of executive compensation is in the form of long-term incentives which vest over time (generally a three-year period);

●	all trustees and directors and NEOs are subject to unit-ownership requirements;

●	the President and CEO is required to hold Stapled Units for a period of one year after he retires or resigns;

●

trustees, directors and employees are prohibited from purchasing financial instruments that are designed to hedge or offset a decrease in the market value of units held, as more particularly described below under “— Anti-Hedging Policy”; and

●	Granite has a compensation “claw-back” policy, as more particularly described below under “— Compensation Claw-Back Policy”.

Anti-Hedging Policy

Granite’s trustees, directors, officers and employees are prohibited under Granite’s Insider Trading and Blackout Policy from purchasing financial instruments that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the trustee, director or employee.

Compensation Claw-Back Policy

In connection with Granite’s compensation risk mitigation strategy, Granite has adopted a “claw-back policy” applicable to certain designated officers, including the President and CEO. The policy provides that Granite may require disgorgement of specified portions (which may be all or a portion) of the annual cash incentive bonus or equity-based compensation awarded or granted to the designated officers, in the event that Granite is required to publicly issue a restatement of all or a portion of its interim quarterly or annual financial statements, due to material non-compliance with any financial reporting requirement under applicable Canadian securities laws.

President and CEO Stapled Unit Ownership Guidelines

Granite has adopted a guideline whereby within two years from Mr. Gorrie’s appointment as President and CEO on August 1, 2018, he is required to hold Stapled Units, deferred stapled units (i.e., RSUs or PSUs) or a combination thereof having an aggregate market value equal to at least three times his annual base salary as at the date upon which he asserts that he has complied with such requirement, unless permitted by the Board to do otherwise. Within the required two-year period, and as at March 31, 2023, Mr. Gorrie exceeded this requirement by holding a combination of stapled units, RSUs and PSUs having a market value in excess of 12 times his base salary.

NEO Stapled Unit Ownership Guidelines

Granite has adopted a guideline whereby within three years from appointment as an NEO, each NEO is required to hold Stapled Units, deferred stapled units (i.e., RSUs or PSUs) or a combination thereof having an aggregate market value equal to at least one times their annual base salary as at the date upon which he or she asserts that he or she has complied with such requirement, unless permitted by the Board to do otherwise. Within the required three-year period, and as at March 31, 2023, each NEO exceeded this requirement by holding a combination of stapled units, RSUs and PSUs having a market value in excess of (i) in the case of Ms. Neto, five (5) times her base salary, (ii) in the case of Mr. Kumer, eight (8) times his base salary, (iii) in the case of Mr. Ramparas, five (5) times his base salary, and (iv) in the case of Mr. Clarfield, four (4) times his base salary.

President and CEO Post-Employment Ownership Guideline

Granite has adopted a guideline whereby the President and CEO is required to maintain a minimum ownership of Stapled Units having an aggregate market value equal to his annual base salary prior to his resignation or retirement for a period of one year following the date of his resignation or retirement, unless permitted by the Board to do otherwise.

Executive Compensation Review Process

The CGN Committee executes its mandate to oversee compensation for the Boards and executive officers and makes recommendations to the Board with respect to the same in consultation with Management and any independent compensation consultants that may be retained from time to time. The Board, however, makes the ultimate decisions with respect to compensation, following consideration of the CGN Committee’s recommendations.

With respect to overall organizational performance, the Board assesses Granite’s achievements relative to its strategic objectives. The Board also considers Granite’s performance against pre-established metrics described below. With respect to individual performance, the Board evaluates each executive officer’s performance in the areas of Granite’s business for which the executive is responsible, together with, but not limited to, risk management, leadership, teamwork and culture, and recognizes the individual’s key responsibilities and contributions toward Granite’s overall performance. The Board may exercise discretion in its annual review of performance.

Role of Management

The President and CEO together with other members of the Management team assist the CGN Committee in executing its duties by compiling information to be used by the CGN Committee in its determinations and reporting on historical compensation levels, methods of compensation, evidence of organizational and individual performance, and recent compensation trends and regulatory initiatives. The President and CEO also makes recommendations with respect to equity-based grants for eligible employees below the executive level.

The CGN Committee consults the President and CEO for input into its review of the performance of the other executive officers, which performance assessment affects both short-term and long-term incentive awards. Given the close working relationship between the President and CEO and the other executive officers, the CGN Committee believes the President and CEO’s assessment of the performance and contribution of the other executives is valuable. While the President and CEO may be invited to attend CGN Committee meetings, he is not present during in camera sessions of the CGN Committee or when the CGN Committee is considering his performance or compensation.

Compensation Consultants

From time to time the CGN Committee will engage an outside advisor that it determines to be necessary to permit it to carry out its duties. The CGN Committee is responsible for engaging compensation consultants and overseeing their work as necessary. Before retaining such an advisor, the CGN Committee considers the independence of such advisor. In 2022, the CGN Committee did not retain a compensation consultant.

Compensation Peer Group

For 2022, the CGN Committee conducted a comparison of compensation practices by peer issuers in the real estate industry. The CGN Committee uses the full peer comparator group for pay benchmarking and compensation structuring and design purposes. The peer issuers for 2022 were selected based on several criteria and factors, including:

(a)	asset values and market capitalization, with the higher market capitalization of some issuers offsetting the fact that such issuers may not have the geographical complexities of Granite;

(b)

internally managed issuers, as the CGN Committee felt that externally managed issuers may not require similar levels of responsibility and effort of executive officers as an internally managed issuer; and

(c)	the nature of the issuers’ operations and their geographic footprint as well as their asset mix and other financial considerations.

Based on the above criteria the CGN Committee chose the following peer issuers for the purpose of its review, although the CGN Committee did not specifically identify a median or percentile for total compensation of Granite’s executives relative to the identified peers:

2022 Peer Comparator Group

• Allied Properties REIT	• Canadian Apartment Properties REIT	• Choice Properties REIT

• Crombie REIT	• CT REIT	• First Capital Real Estate Investment Trust

• H&R REIT	• Killam Apartment REIT	• RioCan REIT

• Summit Industrial Income REIT

The CGN Committee also considered certain factors that the Board believes make Granite unique in the Canadian REIT marketplace. The Board believes the following factors require Granite to have a Management team and board with specific skills, experience and expertise:

●

Granite’s global footprint with real estate operations in five countries, which offers opportunities for prospective growth, but also involves a tax, legal and cash management structure not typical of a Canadian REIT;

●	Granite’s stated objective of reducing its proportion of special purpose properties and manufacturing facilities and increasing the proportion of warehousing and distribution assets; and

●	Granite’s listing on the NYSE, requiring additional compliance requirements in governance, audit and investor relations.

Elements of Executive Compensation

Overview

As described in more detail below, Granite’s compensation program consists of the elements described in the following charts:

Component	Form	Performance Period	Objectives and Purpose
Base Salary	Cash	n/a	• Reflects level of responsibility and experience. • Competitiveness in the market.
STIP	Cash	Annual	• Recognizes and rewards performance. • Provides alignment with Granite’s performance. • Component of “at-risk” compensation.
LTIP	RSUs	Annual vesting over three-year vesting period	• Aligns compensation with increases in Unitholder value. • Promotes retention.
	PSUs	Three-year performance period

•  Aligns compensation with longer term strategic objectives and increases in Unitholder value.

•  Links payouts to Granite’s net asset value and Granite’s total return performance relative to total return of benchmark S&P/TSX Capped REIT Index.

•  Component of “at-risk” compensation.

The CGN Committee believes these elements of compensation, when combined, form an appropriate mix of compensation. These elements provide competitive compensation, link a significant portion of Granite’s executives’ compensation to organizational objectives and individual performance (which induces and rewards behaviour that creates long-term value for Unitholders) and encourage retention with time-based vesting attached to long-term equity-based incentives. Over time, the CGN Committee has considered it appropriate to increase the proportion of total executive compensation that is composed of equity-based compensation. The CGN Committee considers each element independently of the other elements, and also reviews the totality of the elements to ensure an appropriate mix and level of compensation.

2022 Compensation Elements

Base Salary

The CGN Committee believes that the base salaries of Granite’s executives must be sufficiently competitive in the market to enable recruitment and encourage retention while reflecting the scope of responsibility, skill, experience and overall performance of each executive, as well as internal equity considerations. Base salaries are reviewed annually by the CGN Committee. Increases to base salaries have been approved by the Board, on recommendation from the CGN Committee, from time to time as a result of (i) performance, (ii) changes in an executive’s duties and responsibilities, (iii) contributions to Granite’s overall performance, and (iv) competitive factors.

For 2022, the annualized base salaries for the NEOs currently employed by Granite are as follows:

NEO	2022 Base Salary ($)	2021 Base Salary ($)	Increase from 2021 (%)

Kevan Gorrie	900,000	800,000	12.5%

Teresa Neto	463,500	450,000	3.0%

Lorne Kumer	463,500	450,000	3.0%

Michael A. Ramparas	430,000	410,000	4.9%

Lawrence Clarfield	385,000	350,000	10.0%

2022 was the first increase to Mr. Gorrie’s annual base salary since joining Granite in 2018.

Short-Term Incentive Plan (STIP)

Granite’s STIP consists of a performance-based annual cash bonus dependent upon the Board’s assessment of overall organizational and individual performance, as set out in further detail in the tables below. The assessment focuses in part on the specific performance metrics set out in the tables below, and in part on the executive’s performance in executing Granite’s strategy, with such assessment subject to the exercise of discretion by each of the CGN Committee and the Board.

Granite’s STIP is intended to incentivize executive performance and promote the alignment of personal compensation with the successful execution of key components of Granite’s strategy.

Payouts under Granite’s STIP are based on the following formula:

For 2022, the following tables reflect the performance measurement categories for each NEO currently employed by Granite:

Kevan Gorrie, President and Chief Executive Officer

		2022 Performance Goals
Corporate Measure	Weight	Threshold		Target	Maximum	2022 Actual Performance	Calculated Performance Score
Modified AFFO(1) per Stapled Unit	70%	30%	$3.85	$4.05	$4.25	$4.08	Exceeded Target
Constant currency SPNOI – cash basis(2) (four quarter average)		20%	1.0%	2.4%	3.75%	4.3%	Exceeded Maximum
Net Debt(3) to Adjusted EBITDA(4) – end of year		10%	8.7%	8.2x	7.7x	8.0x	Below Target
Strategic Initiatives:		20%	$900 million	$1.140 billion	$1.3 billion	$880 million	Target(5)
Acquisitions, development and dispositions (absolute $)						Internalization of North American property accounting function
Platform enhancements		5%				Enhancements to US & European platforms completed	Exceeded Target
ESG+R objectives		15%				Enhancements to HR function implemented
						All ESG+R objectives & targets met or exceeded	Exceeded Target
Corporate Target						Achieved 134% of Corporate Target
Individual Performance Measure
Leadership; platform enhancement; strategy & capital allocation; corporate responsibility; communication & stakeholder engagement	30%	Provide effective leadership and foster a cohesive and engaged corporate culture				The CGN Committee considered these specific performance measures and determined that the President and CEO’s targets were met or exceeded in 2022.
		Enhance organizational capabilities
		Oversee strategy and effective allocation of capital
		Further develop ESG+R program and achieve set objectives
		Effective communication and stakeholder engagement
Individual Target						Achieved 110% of Individual Target
Total Target	100%					Achieved STIP bonus of 127% of Target

Notes:

(1)

“Modified AFFO” is not a standardized measure defined by IFRS and may not be comparable to similar measures reported by other issuers. Modified AFFO is an internal measure of operating performance used by the CGN Committee and the Board to measure organizational performance against pre-set targets. Granite calculates Modified AFFO from AFFO by excluding debt prepayment penalties and acceleration of financing costs on the refinancing of debt, as well as the annualized impact of any unbudgeted dispositions in the performance period, all adjusted on a constant currency basis. For a description of AFFO and a reconciliation to net income, see “Non-IFRS Performance Measures” and “Results of Operations — Operating Results — Funds From Operations and Adjusted Funds From Operations” in the MD&A, which description and reconciliation are incorporated by reference herein. For a reconciliation of Modified AFFO to net income attributable to stapled Unitholders, see “— Modified AFFO”.

(2)

“Constant currency SPNOI — cash basis” (four quarter average) is not a standardized measure defined by IFRS. Constant currency SPNOI — cash basis refers to the net operating income on a cash basis for those properties owned by Granite throughout the entire current and prior year periods under comparison. Constant currency SPNOI — cash basis excludes properties that were acquired, disposed of, classified as properties under or held for development or assets held for sale during the periods under comparison. The Constant currency SPNOI — cash basis excludes the impact of foreign currency translation by converting the same property NOI — cash basis denominated in foreign currency in the respective periods at the current period average exchange rates. The performance measure represents the average of Constant currency SPNOI — cash basis for the four quarters of 2022. For a further description of Constant currency same property NOI — cash basis and a reconciliation to net operating income, see “Non-IFRS Performance Measures” and “Results of Operations — Operating Results — Net Operating Income” in the MD&A, which description and reconciliation are incorporated by reference herein.

(3)

“Net debt” is not a standardized measure defined by IFRS. Net debt subtracts cash and cash equivalents from total debt (representing the sum of all current and non-current debt, the net mark to market fair value of cross-currency interest rate swaps and lease obligations. For a further description of net debt and a reconciliation to total debt, see “Non-IFRS Performance Measures” and “Liquidity and Capital Resources — Debt Structure” in the MD&A, which description and reconciliation are incorporated by reference herein.

(4)

“Adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA)” is not a standardized measure defined by IFRS. Adjusted EBITDA is calculated as net income before lease termination and close-out fees, interest expense, interest income, income tax expense, depreciation and amortization expense, fair value gains or losses on investment properties and financial instruments, other expense relating to real estate transfer tax and loss on the sale of investment properties. For a further description of Adjusted EBITDA and a reconciliation to net income, see “Non-IFRS Performance Measures” in the MD&A, which description and reconciliation are incorporated by reference herein.

(5)	See “— Other Considerations in Respect of STIP Awards” below.

Teresa Neto, Chief Financial Officer

		2022 Performance Goals
Corporate Measure	Weight	Threshold		Target	Maximum	2022 Actual Performance	Calculated Performance Score
Modified AFFO per Stapled Unit(1)	60%	30%	$3.85	$4.05	$4.25	$4.08	Exceeded Target
Constant currency SPNOI – cash basis(2) (four quarter average)		20%	1.0%	2.4%	3.75%	4.3%	Exceeded Maximum
Net Debt(3) to Adjusted EBITDA(4) – end of year		10%	8.7%	8.2x	7.7x	8.0x	Below Target
Strategic initiatives:		20%	$900 million	$1.140 billion	$1.3 billion	$880 million	Target(5)
Acquisitions, development and dispositions (absolute $)						Internalization of North American property accounting function
Platform enhancements		5%				Enhancements to US & European platforms completed	Exceeded Target
ESG+R objectives		15%				Enhancements to HR function implemented
						All ESG+R objectives & targets met or exceeded	Exceeded Target
Corporate Target						Achieved 134% of Corporate Target
Individual Performance Measure
Strategy Planning and Strategic Execution	40%	Drive back-office efficiencies to create scalability and to support Granite’s growth				The CGN Committee considered these specific performance measures and determined that the Chief Financial Officer’s targets were met or exceeded in 2022.
		Manage cash general and administrative costs as a percentage of revenue
		Internalize North American property accounting function and establish Human Resources function for Granite’s global operations
		IT initiatives — cyber liability insurance and two factor authentication implementation
		Capital markets — execute financing required to support Granite’s growth; active participation in marketing to equity and fixed income investors
		ESG+R reporting
		Staff Development
Individual Target						Achieved 159% of Individual Target
Total Target	100%					Achieved STIP bonus of 144% of Target

Notes:

(1)	See note (1) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Modified AFFO.

(2)	See note (2) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Constant currency SPNOI – cash basis.

(3)	See note (3) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Net Debt.

(4)

See note (4) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Adjusted earnings before interest, income, taxes, depreciation and amortization (Adjusted EBITDA).

(5)	See “— Other Considerations in Respect of STIP Awards” below.

Lorne Kumer, Executive Vice President, Head of Global Real Estate

		2022 Performance Goals
Corporate Measure	Weight	Threshold		Target	Maximum	2022 Actual Performance	Calculated Performance Score
Modified AFFO per Stapled Unit(1)	60%	30%	$3.85	$4.05	$4.25	$4.08	Exceeded Target
Constant currency SPNOI – cash basis(2) (four quarter average)		20%	1.0%	2.4%	3.75%	4.3%	Exceeded Maximum
Net Debt(3) to Adjusted EBITDA(4) – end of year		10%	8.7%	8.2x	7.7x	8.0x	Below Target
Strategic initiatives:		20%	$900 million	$1.140 billion	$1.3 billion	$880 million	Target(5)
Acquisitions, development and dispositions (absolute $)						Internalization of North American property accounting function
Platform enhancements		5%				Enhancements to US & European platforms completed	Exceeded Target
ESG+R objectives		15%				Enhancements to HR function implemented
						All ESG+R objectives & targets met or exceeded	Exceeded Target
Corporate Target						Achieved 134% of Corporate Target
Individual Performance Measure
Strategy Planning and Strategic Execution	40%	Oversee and actively manage asset management, development, construction, leasing and property management				The CGN Committee considered these specific performance measures and determined that the Executive Vice President, Head of Global Real Estate’s targets were met or exceeded in 2022.
		Maintain or enhance jurisdictional platforms to meet company demands
		Enhance capex management and tenant relations
		Oversight and participation in Granite’s ESG+R initiatives
		Active engagement with stakeholders
Individual Target						Achieved 159% of Individual Target
Total Target	100%					Achieved STIP bonus of 144% of Target

Notes:

(1)	See note (1) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Modified AFFO.

(2)	See note (2) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Constant currency SPNOI – cash basis.

(3)	See note (3) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Net Debt.

(4)

See note (4) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Adjusted earnings before interest, income, taxes, depreciation and amortization (Adjusted EBITDA).

(5)	See “— Other Considerations in Respect of STIP Awards” below.

Michael A. Ramparas, Executive Vice President, Global Real Estate and Head of Investments

		2022 Performance Goals
Corporate Measure	Weight	Threshold		Target	Maximum	2022 Actual Performance	Calculated Performance Score
Modified AFFO(1) per Stapled Unit	60%	30%	$3.85	$4.05	$4.25	$4.08	Exceeded Target
Constant currency SPNOI – cash basis(2) (four quarter average)		20%	1.0%	2.4%	3.75%	4.3%	Exceeded Maximum
Net Debt(3) to Adjusted EBITDA(4) – end of year		10%	8.7%	8.2x	7.7x	8.0x	Below Target
Strategic initiatives:		20%	$900 million	$1.140 billion	$1.3 billion	$880 million	Target(5)
Acquisitions, development and dispositions (absolute $)						Internalization of North American property accounting function
Platform enhancements		5%				Enhancements to US & European platforms completed	Exceeded Target
ESG+R objectives		15%				Enhancements to HR function implemented
						All ESG+R objectives & targets met or exceeded	Exceeded Target
Corporate Target						Achieved 134% of Corporate Target
Individual Performance Measure
Strategy Planning and Strategic Execution	40%	Oversight of investments globally				The CGN Committee considered these specific performance measures and determined that the Executive Vice President, Global Real Estate and Head of Investment’s targets were met or exceeded in 2022.
		Support asset management, development and leasing
		Enhance organization and platform capabilities
		Active engagement with stakeholders
Individual Target						Achieved 167% of Individual Target
Total Target	100%					Achieved STIP bonus of 147% of Target

Notes:

(1)	See note (1) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Modified AFFO.

(2)	See note (2) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Constant currency SPNOI – cash basis.

(3)	See note (3) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Net Debt.

(4)

See note (4) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Adjusted earnings before interest, income, taxes, depreciation and amortization (Adjusted EBITDA).

(5)	See “— Other Considerations in Respect of STIP Awards” below.

Lawrence Clarfield, Executive Vice President, General Counsel and Corporate Secretary

		2022 Performance Goals
Corporate Measure	Weight	Threshold		Target	Maximum	2022 Actual Performance	Calculated Performance Score
Modified AFFO(1) per Stapled Unit	60%	30%	$3.85	$4.05	$4.25	$4.08	Exceeded Target
Constant currency SPNOI – cash basis(2) (four quarter average)		20%	1.0%	2.4%	3.75%	4.3%	Exceeded Maximum
Net Debt(3) to Adjusted EBITDA(4) – end of year		10%	8.7%	8.2x	7.7x	8.0x	Below Target
Strategic initiatives:		20%	$900 million	$1.140 billion	$1.3 billion	$880 million	Target(5)
Acquisitions, development and dispositions (absolute $)						Internalization of North American property accounting function
Platform enhancements		5%				Enhancements to US & European platforms completed	Exceeded Target
ESG+R objectives		15%				Enhancements to HR function implemented
						All ESG+R objectives & targets met or exceeded	Exceeded Target
Corporate Target						Achieved 134% of Corporate Target
Individual Performance Measure
Strategy Planning and Strategic Execution	40%	Effective oversight of regulatory compliance and overall risk management				The CGN Committee considered these specific performance measures and determined that the Executive Vice President, General Counsel and Corporate Secretary’s targets were met or exceeded in 2022.
		Provide effective governance support to management and the Board of Trustees
		Improve overall efficiency of legal department
		Support leasing, asset management, investments and developments
Individual Target						Achieved 154% of Individual Target
Total Target	100%					Achieved STIP bonus of 142% of Target

Notes:

(1)	See note (1) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Modified AFFO.

(2)	See note (2) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Constant currency SPNOI – cash basis.

(3)	See note (3) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Net Debt.

(4)

See note (4) in the table above under “— Kevan Gorrie, President and Chief Executive Officer” regarding Adjusted earnings before interest, income, taxes, depreciation and amortization (Adjusted EBITDA).

(5)	See “— Other Considerations in Respect of STIP Awards” below.

Modified AFFO

The reconciliation of net income attributable to Unitholders to Modified AFFO for the year ended December 31, 2022 is presented below:

(in millions, except per unit information)	Year ended December 31, 2022
Net income attributed to Unitholders	$155.8
Add (deduct):
Fair value losses on investment properties, net	$219.7
Fair value (gains) on financial instruments	(11.4)
Loss on sale of investment properties	0.7
Deferred tax (recovery)	(71.0)
Fair value remeasurement relating to the Executive Deferred Stapled Unit Plan	(2.7)
Fair value remeasurement relating to the Non-Employee Directors Deferred Stapled Unit Plan	(1.8)
Maintenance or improvement capital expenditures incurred	(8.6)
Leasing costs incurred	(9.4)
Tenant allowances incurred	(0.6)
Tenant incentive amortization	4.1
Straight-line rent amortization	(10.6)
—
AFFO	$264.2

Add (deduct):
Net operating income of dispositions not included in 2022 Budget	0.8
Adjustment to US dollar-based AFFO to reflect the Canadian dollar to US dollar exchange rate of the 2022 Budget	(5.9)
Adjustment to Euro-based AFFO to reflect the Canadian dollar to Euro exchange rate of the 2022 Budget	7.1
Modified AFFO	$266.2

Per unit amount:
Diluted Modified AFFO per Stapled Unit	$4.05
Diluted weighted average number of Stapled Units	65.3

STIP RSU Program

Under a program introduced in 2022, all employees, including NEOs, may choose to receive up to 50% of their annual STIP bonus in RSUs, which are governed by the Executive Deferred Stapled Unit Plan, instead of in cash. To the extent that an employee makes such an election, Granite will make an additional RSU grant to the employee in an amount equal to 25% of the STIP amount received in RSUs. Such RSUs will vest over the three-calendar year period following the date of grant, with 1/3 of the RSUs (and any distribution-equivalent RSU grants thereon) being settled in December of each year. Vested RSUs will be settled by the issuance of a corresponding number of Stapled Units or the payment of cash equal to the market value of such number of Stapled Units. This voluntary program is intended to provide all employees, including NEOs, with the opportunity to increase their ownership of Stapled Units, thereby further aligning their interests with those of Unitholders. In 2022, 49% of eligible employees participated in the program. For a description of the Executive Deferred Stapled Unit Plan under which the RSUs are awarded, please see “— Equity Compensation Plan Information”.

Other Considerations in Respect of STIP Awards

In addition to the performance measurement categories noted above, the Board considered each NEO’s contribution to the overall performance of Granite in 2022 including the role of such NEO in the achievement of the factors discussed under “— Long-Term Incentive Plan (LTIP)”.

For 2022, the Board approved a discretionary, one-time corporate STIP adjustment for each NEO, whereby the investment metric, (acquisitions, developments and dispositions) was set at target, on the basis that acquisitions would have likely exceeded the target if management had not ceased investment activities in the second half of the year. The Board determined that an adjustment was warranted on the basis that management ceased to acquire assets which was a proactive measure taken in the best interests of Granite over the long term despite the impact on the metrics and targets that were set earlier in the year. In addition, for 2022, at the request of the CEO, the CGN Committee recommended, and the board approved, a downward adjustment to the CEO’s STIP bonus as opposed to awarding a short-term bonus that reflected the CEO’s actual achievement of his individual performance measurement.

STIP – Summary Table

The following table summarizes the STIP award made to each NEO for 2022:

Executive	2022 Potential STIP Award (as a % of Base Salary)			2022 Actual STIP Award
	Minimum	Target	Maximum	$ Value	% of Target

Kevan Gorrie	0%	100%	200%	$1,141,200	127%

Teresa Neto	0%	75%	150%	$500,000	144%

Lorne Kumer	0%	75%	150%	$500,000	144%

Michael A. Ramparas	0%	75%	150%	$475,000	147%

Lawrence Clarfield	0%	75%	150%	$410,000	142%

Notes:

(1)	See “— Other Considerations in Respect of STIP Awards” above.

Long-Term Incentive Plan (LTIP)

Granite’s LTIP is designed to achieve the following objectives:

(i)	align employees’ financial interests with those of Unitholders, as the value of the awards are directly tied to Granite’s Stapled Unit price;

(ii)	promote the long-term retention of key employees, through multi-year vesting; and

(iii)	link compensation to long-term performance.

Under the LTIP program, executives receive annual awards of RSUs and PSUs on the basis of a percentage of base salary. This program is intended to retain executives and induce and reward behaviour that creates long-term value for Unitholders by aligning the interests of executives with those of Unitholders. In 2020, the Board approved changes to Granite’s executive compensation program to ensure that the program remains competitive with market practices for senior executives. The revised program, which became effective in 2021, is intended to further align executive compensation with Granite’s financial and operational performance by increasing the percentage of at-risk compensation and providing a significant portion of executive compensation in the form of

LTIP awards tied to Granite’s longer-term objectives and performance. For 2022, based on the terms of the applicable employment agreement for each NEO, the annual LTIP grant levels and mix of RSUs and PSUs is as follows:

Executive	LTIP Grant (% of salary)	LTIP MIX
		Portion in RSUs	Portion in PSUs

Kevan Gorrie	115%	30%	70%

Teresa Neto	95%	37%	63%

Lorne Kumer	95%	37%	63%

Michael A. Ramparas	95%	37%	63%

Lawrence Clarfield	95%	37%	63%

Summary of RSUs and PSUs

The chart below summarizes the key features of the RSUs and PSUs granted to NEOs and other senior employees in 2022:

Key Features	RSUs	PSUs

Vesting Schedule	Annual vesting over three-year period

Cliff vesting

(upon the approval by the Board of Granite’s annual financial statements for the third calendar year following the date of grant, subject to achievement relative to performance measures, as specified below)

Grant/Award Determination	Grant amounts are provided for in each NEO’s employment agreement as a specified percentage of base salary

Performance Multiplier	None	Payouts can range from 0 – 200% of the target award value, based on achievement of set performance measures.

Performance Measurement	None

1) 50% – Granite’s Total Unitholder Return relative to the S&P/TSX Capped REIT Index over three years; and

2) 50% – Granite’s NAV relative to NAV target established at time of grant, both as more particularly described below under “PSU Awards”.

Distributions	Units accrue credit for distributions

RSU Awards

The future value of the RSU awards tracks the value of Granite’s Stapled Units and the RSU awards generally do not fully vest until the conclusion of three years following the grant date. For a description of the Executive Deferred Stapled Unit Plan under which the RSUs are awarded, please see “— Equity Compensation Plan Information”.

The following table sets out the RSUs granted to each NEO for 2022:

Executive	RSU Grant Date Fair Value(1)(2)	Number of RSUs Awarded(2)
Kevan Gorrie	$315,000	2,992
Teresa Neto	$162,225	1,541
Lorne Kumer	$162,225	1,541
Michael A. Ramparas	$150,500	1,430
Lawrence Clarfield	$134,750	1,280

Notes:

(1)

The grant date fair value of an RSU is equal to, in Canadian dollars, the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the grant date of the RSU. The value shown for these awards is the same as the grant date fair value without any adjustment for subsequent distribution-equivalent grants.

(2)	Excludes RSU grants awarded under the STIP RSU Program as set out in the “STIP RSU Program”.

PSU Awards

For 2022, Granite granted PSUs to each NEO in accordance with the provisions of Granite’s Executive Deferred Stapled Unit Plan. For a description of the Executive Deferred Stapled Unit Plan under which the PSUs are awarded, please see “— Equity Compensation Plan Information”.

Such PSUs represent the right to receive, as determined by the CGN Committee, either Stapled Units (including accrued distribution equivalents) or a cash payment having an equivalent market value to the Stapled Units subject to the award when such PSUs vest in 2025 on the date on which the Board approves Granite’s 2024 annual financial statements, in each case after taking into account the applicable performance multiplier. A performance multiplier of 0% to 200% of the target will be applied to determine the final number of vested PSUs. Such performance multiplier will be the average of two separate multipliers determined by reference to two metrics, weighted equally and calculated on a per Stapled Unit basis, as follows:

●

Total Unitholder return (“TUR”) of Granite vs. total unitholder return of the S&P/TSX Capped REIT Index: 50% weighting will be given to Granite’s TUR compared to the TUR achieved by the constituents of the S&P/TSX Capped REIT Index (or its successor in the event S&P/TSX revises the Index) for the period commencing on the grant date and ending December 31, 2024.

o	This multiplier will be based on Granite’s total return percentile ranking within the constituents of the S&P/TSX Capped REIT Index and calculated as follows:

Percentile	< 25th percentile	≥ 25th percentile or ≤ 75th percentile	> 75th percentile
Multiplier in respect of the TUR test	0%	0% to 200% (calculated linearly)	200%

●

Net Asset Value: 50% weighting will be given to Granite’s NAV at vesting compared to a target NAV of $93.45 per Stapled Unit less aggregate current income tax paid or payable per Stapled Unit on asset sales during the vesting period (the “Target NAV”).

o	This multiplier is calculated as follows:

Achievement	< Threshold(1)	≥ Threshold (1) or < Maximum(2)	≥ Maximum(2)
Multiplier in respect of the NAV test	0%	0% to 200% (calculated linearly)	200%

Notes:

(1)

“Threshold” means an actual NAV figure of 90% of the Target NAV. In the event Granite elects to declare a special distribution in certain circumstances, the NAV per unit shall be adjusted by any cash component of such special distribution.

(2)

“Maximum” means an actual NAV figure of 110% of the Target NAV. In the event Granite elects to declare a special distribution in certain circumstances, the NAV per unit shall be adjusted by any cash component of such special distribution.

The following table sets out the PSUs granted to each NEO for 2022:

Executive	PSU Grant Date Fair Value(1)	Number of Units Awarded	Vesting Date
Kevan Gorrie	$720,000	6,838	The date in 2025 on which the Board approves Granite’s 2024 annual financial statements.
Teresa Neto	$278,100	2,641
Lorne Kumer	$278,100	2,641
Michael A. Ramparas	$258,000	2,451
Lawrence Clarfield	$231,000	2,194

Notes:

(1)

The grant date fair value of a PSU is equal to, in Canadian dollars, the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the grant date of the PSU. The value shown for these awards is the same as the grant date fair value without any adjustment for subsequent distribution-equivalent grants.

Perquisites and Other Benefits

Perquisites and other benefits do not represent a significant portion of the overall compensation of Granite’s executives. The perquisites provided to the executives in 2022 included health benefits and other limited, customary executive perquisites.

Employment Agreements

Each NEO currently employed by Granite is party to an employment agreement with Granite. Each such employment agreement establishes the NEO’s base salary and right to participate in Granite’s STIP, LTIP and benefit programs and provides for certain payments and benefits on their involuntary termination without cause.

Each such NEO is required by their employment agreement not to solicit employees of Granite and certain other individuals for 12 months following the termination of their employment. Pursuant to their employment agreements, all NEOs are also required to maintain the confidentiality of Granite’s confidential information. The employment agreement of each NEO also restricts the NEO from engaging in certain activities that would be competitive with Granite’s business for a period of six months after the end of their active employment with Granite.

For amounts payable to NEOs on a change of control or the termination of their employment, see “— Change of Control and Termination Provisions”.

Cost of Management

The following table shows Granite’s cost of management ratios, representing the total of all compensation paid or awarded to the NEOs (including the President and CEO) as reflected in the Summary Compensation Table in Granite’s Circular in respect of each indicated year, expressed as a percentage of both Granite’s FFO and market capitalization.

Cost of Management, $ millions		2022	2021	2020

Total CEO compensation	A	3.1	2.9	3.1

Total NEO compensation	B	8.5	8.0	7.4

FFO(1)	C	289.3	251.3	225.4

Market capitalization as of December 31(2)	D	4,400.9	6,924.2	4,805.5

CEO Compensation:

Cost of management ratio (based on FFO)	A/C	1.06%	1.13%	1.38%

Cost of management ratio (based on market capitalization)	A/D	0.07%	0.04%	0.06%

NEO Compensation3(3)

Cost of management ratio (based on FFO)	B/C	2.94%	3.18%	3.28%

Cost of management ratio (based on market capitalization)	B/D	0.19%	0.12%	0.15%

Notes:

(1)

FFO is a non-IFRS performance measure that is widely used by the real estate industry in evaluating the operating performance of real estate entities. Figures disclosed by Granite’s peer group represent FFO as reported by such issuers; however, since non-IFRS measures do not have standardized meanings prescribed by IFRS, they may not be comparable to similar measures reported by other issuers, and each issuer may calculate FFO differently. Granite calculates FFO as net income attributable to stapled Unitholders excluding fair value gains (losses) on investment properties and financial instruments, gains (losses) on sale of investment properties including the associated current income tax, acquisition transaction costs, deferred income taxes and certain other items, net of non-controlling interests in such items. Granite’s determination of FFO follows the definition prescribed by the Real Estate Property Association of Canada guidance on Funds From Operations & Adjusted Funds From Operations for IFRS dated January 2022 and as subsequently amended. Granite considers FFO to be a meaningful supplemental measure that can be used to determine Granite REIT’s ability to service debt, fund capital expenditures and provide distributions to stapled Unitholders. FFO is reconciled to net income, which is the most directly comparable IFRS measure. FFO should not be construed as an alternative to net income or cash flow generated from operating activities determined in accordance with IFRS. For a further description of FFO and a quantitative reconciliation to net income, see Granite’s Management’s Discussion and Analysis of Results of Operations and Financial Position for the years ended December 31, 2022, 2021 and 2020.

(2)	Represents the total number of outstanding Stapled Units multiplied by the closing price of the Stapled Units on the TSX as at December 31 of each year.

(3)

NEO compensation for 2020-2022 includes compensation for Michael Ramparas, who was appointed EVP, Global Real Estate and Head of Investments on January 1, 2021 and Lawrence Clarfield, who was appointed EVP, General Counsel and Corporate Secretary on January 1, 2022.

President and CEO Compensation – Look-Back Table

A primary objective of Granite’s compensation program is to align executive compensation with the financial interests of Unitholders. The following chart compares the grant date value of compensation awarded to the President and CEO with the actual value realized (or realizable) in respect of such compensation. The chart also compares the compensation earned by the President and CEO from August 1, 2018 to December 31, 2022 to the total cumulative Unitholder return over the same period.

			Value of $100
Year	Total Direct Compensation Awarded(1)	Actual Total Compensation Realized or Realizable as at December 31, 2022(2)	Period	President & Chief Executive Officer(3)	Unitholder Return(4)

2018(5)	$3,829,166	$5,171,251	August 1 – December 31, 2018	$135	$154

2019	$2,877,840	$5,366,012	January 1 – December 31, 2019	$186	$152

2020	$3,114,400	$3,304,882	January 1 – December 31, 2020	$106	$117

2021	$2,850,400	$2,832,246	January 1 – December 31, 2021	$99	$95

2022	$3,076,200	$2,744,462	January 1 – December 31, 2022	$89	$68

			Average	$123	$117

Notes:

(1)	Includes salary, short-term cash incentive payments, and long-term incentive compensation awarded during the period indicated (as reflected in the Summary Compensation Table).

(2)

Actual compensation realized (or realizable) includes base salary, short-term cash incentive payments, the value of RSUs and PSUs, plus the accumulated re-invested distributions applicable, and in the case of PSUs, reflects the performance factor applicable, that vested in respect of grants received in the period indicated, and the fair value of unvested RSUs and PSUs outstanding relating to the grants received in respect of the period indicated, plus the accumulated re-invested distribution applicable. Fair value has been determined by multiplying the outstanding RSUs and PSUs with the closing price of the Units as at December 31, 2022 of $69.08. The outstanding unvested PSUs are included at a multiple of one.

(3)	Represents the actual value realized (or realizable) as at December 31, 2022 for each $100 awarded to the CEO in total direct compensation during the respective period indicated.

(4)	Represents the cumulative value as at December 31, 2022 of a $100 investment in Units made on the first day of the period indicated, assuming the reinvestment of distributions.

(5)

Pursuant to his employment agreement, upon joining Granite, Mr. Gorrie was awarded a one-time special RSU grant of $2,500,000. Such RSUs vested as to one-third of the total amount on each of August 1, 2019, August 1, 2020, and August 1, 2021.

Performance Graph

The following graph compares the total cumulative Unitholder return for the period from December 31, 2017 to December 31, 2022 with the cumulative total returns of the S&P/TSX Composite Index and the S&P/TSX Capped REIT Index for such period.

Cumulative Total Returns

Value of $100.00 Invested on December 31, 2017

Fiscal Period End	December 31, 2017	December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022

Granite REIT Stapled Units(1)	$100.00	$114.42	$148.35	$182.44	$255.67	$174.08

S&P/TSX Composite Index(1)	$100.00	$ 91.12	$111.97	$118.25	$147.99	$139.48

S&P/TSX Capped REIT Index(1)	$100.00	$106.32	$130.55	$113.47	$153.32	$127.22

Notes:

(1)	Values herein represent total return with dividends and distributions reinvested.

The trends identified by the performance graph above show a strong cumulative Unitholder return since December 31, 2017 and that the Stapled Units have significantly outperformed the total returns of the S&P/TSX Composite Index and the S&P/TSX Capped REIT Index during that period. The total cumulative return from December 31, 2017 to December 31, 2022 for $100.00 invested in Stapled Units was $174.08, compared to $139.48 for the S&P/TSX Composite Index and $127.22 for the S&P/TSX Capped REIT Index.

Between January 1, 2018 and December 31, 2022, the total cumulative return to Unitholders per $100.00 invested, as a percentage, has been significantly greater than the percentage increase in average compensation paid to NEOs in 2022 as compared to 2018. As noted above, Granite’s compensation philosophy is in part intended to align executive interests with those of Unitholders by emphasizing “at-risk” compensation tied to Granite’s Stapled Unit price. Part of the total compensation for all NEOs has been paid in RSUs and, beginning in 2018 for the President and CEO, and in 2019 for all other NEOs, PSUs. These types of compensation provide a direct alignment of Management and Unitholder interests. Furthermore, one of the metrics used in the calculation of the payout value of the PSUs (and, previously, in the determination of payments under the STIP) has been Granite’s total Unitholder return in a given period compared to the total return of the S&P/TSX Capped REIT Index over the same period.

Summary Compensation Table

The following table provides information respecting compensation received in or in respect of the financial years ended December 31, 2022, 2021 and 2020 by each of Granite’s NEOs.

	Year	Salary ($)	Share- Based Awards ($)(1)	Option- Based Awards ($)	Non-Equity Incentive Plan Compensation ($)		Pension Value ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Name and Principal Position					Annual Incentive Plans(2)	Long-Term Incentive Plans

Kevan Gorrie President and Chief Executive Officer	2022	900,000	1,035,000	—	1,141,200	—	—	—	3,076,200
	2021	800,000	920,000	—	1,130,400	—	—	—	2,850,400
	2020	800,000	920,000	—	1,394,400	—	—	—	3,114,400

Teresa Neto Chief Financial Officer	2022	463,500	471,575	—	500,000	—	—	13,905	1,448,980
	2021	450,000	459,250	—	508,000	—	—	9,278	1,426,528
	2020	425,000	318,750	—	500,000	—	—	9,077	1,252,827

Lorne Kumer Executive Vice President, Head of Global Real Estate	2022	463,500	447,825	—	500,000	—	—	13,905	1,425,230
	2021	450,000	452,900	—	508,000	—	—	9,278	1,420,178
	2020	425,000	318,750	—	500,000	—	—	9,077	1,252,827
Michael A. Ramparas Executive Vice President, Global Real Estate and Head of Investments	2022	430,000	444,125	—	475,000	—	—	12,900	1,362,025
	2021	410,000	425,125	—	475,000	—	—	9,276	1,319,401
	2020	360,000	216,000	—	380,000	—	—	9,077	965,077
Lawrence Clarfield Executive Vice President, General Counsel and Corporate Secretary	2022	385,000	381,125	—	410,000	—	—	11,550	1,187,675
	2021	350,000	282,813	—	325,000	—	—	9,277	967,090
	2020	315,000	189,000	—	300,000	—	—	9,077	813,077

Notes:

(1)

Share-based awards represent grants of RSUs and PSUs under the Executive Deferred Stapled Unit Plan, as determined by the Board. The grant date fair value of an RSU and a PSU is equal to, in Canadian dollars, the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the grant date of the RSU or PSU. The Executive Deferred Stapled Unit Plan provides for the accrual of distribution-equivalent amounts based on distributions paid on the Stapled Units. The value shown for these awards is the same as the grant date fair value without any adjustment for subsequent distribution-equivalent grants. See “— Long-Term Incentive Plan (LTIP)”. Under a program introduced in 2022, NEOs may choose to receive up to 50% of their annual STIP bonus in RSUs instead of in cash. To the extent that a NEO makes such an election, Granite will make an additional RSU grant in an amount equal to 25% of the STIP amount received in RSUs. As a result of elections by Granite’s NEOs under this program, Granite made additional RSU grants to Granite’s NEOs in the following amounts for 2022: to Mr. Gorrie, $nil; Ms. Neto, $31,250 (6.25% of 2022 STIP bonus); Mr. Kumer, $7,500 (1.5% of 2022 STIP bonus); Mr. Ramparas, $35,625 (7.5% of 2022 STIP bonus) and Mr. Clarfield, $15,375 (3.75% of 2022 STIP bonus); and in the following amounts for 2021: to Mr. Gorrie, $nil; Ms. Neto, $31,750 (6.25% of 2021 STIP bonus); Mr. Kumer, $25,400 (5.0% of 2021 STIP bonus); Mr. Ramparas, $35,625 (7.5% of 2021 STIP bonus) and Mr. Clarfield, $20,313 (6.25% of 2021 STIP bonus). These additional RSU amounts are included in the figures shown in this column.

(2)

Generally, each NEO is awarded an annual cash bonus based on Granite’s compensation practices and policies, as described above under “— Short-Term Incentive Plan (STIP)”. Cash bonuses relating to performance during 2022 were paid as a lump sum in the first quarter of 2023. Under a program introduced in 2022, executives may choose to receive up to 50% of their annual STIP bonus in RSUs. In respect of the 2022 STIP and the 2021 STIP, Granite’s NEOs elected to receive, in lieu of cash in the following specified amounts and percentages, additional RSUs under the Executive Deferred Stapled Unit Plan for 2022: Mr. Gorrie, $nil (0% of 2022 STIP bonus); Ms. Neto, $125,000 (25% of 2022 STIP bonus); Mr. Kumer, $30,000 (6% of 2022 STIP bonus); Mr. Ramparas, $142,500 (30% of 2022 STIP bonus) and Mr. Clarfield, $61,500 (15% of 2022 STIP bonus), and for 2021 Mr. Gorrie, $nil (0% of 2021 STIP bonus); Ms. Neto, $127,000 (25% of 2021 STIP bonus); Mr. Kumer, $101,600 (20% of 2021 STIP bonus); Mr. Ramparas, $142,500 (30% of 2021 STIP bonus) and Mr. Clarfield, $81,250 (25% of 2021 STIP bonus). These RSU amounts are not included in the figures shown in the “Share-Based Awards” column above, which represent amounts that are required to be paid in RSUs or PSUs pursuant to Granite’s executive compensation program.

(3)

None of the NEOs participate in any defined benefit, defined contribution, actuarial, or any other form of plan provided by Granite that provides for payments or benefits at, following, or in connection with, retirement.

(4)

Perquisites and other personal benefits for each NEO did not exceed the lesser of $50,000 or 10% of their respective total annual salary during 2020, 2021 or 2022. For Ms. Neto, Mr. Kumer, Mr. Ramparas and for Mr. Clarfield, the amounts reflect Granite’s contribution towards the NEO’s registered retirement savings plan.

Incentive Plan Awards

Outstanding Share-Based Awards

The following table provides information regarding the incentive plan awards outstanding as of December 31, 2022 for each NEO. There are no option-based awards outstanding as of December 31, 2022 for NEOs.

Name	Number of Shares or Units of Shares that Have Not Vested (#)(1)	Market or Payout Value of Share-Based Awards that Have Not Vested ($)(2)	Market or Payout Value of Vested Share-Based Awards Not Paid Out or Distributed ($)(2)

Kevan Gorrie President and Chief Executive Officer	33,833	$2,329,967	-

Teresa Neto Chief Financial Officer	14,531	$1,000,702	-

Lorne Kumer Executive Vice President, Head of Global Real Estate	14,303	$985,000	-

Michael A. Ramparas Executive Vice President, Global Real Estate and Head of Investments	12,636	$870,200	-

Lawrence Clarfield Executive Vice President, General Counsel and Corporate Secretary	9,692	$667,456	-

Notes:

(1)

The numbers in this column represent entitlements under the Executive Deferred Stapled Unit Plan and include share- based awards that were received as distribution equivalents payable on share-based awards. References to “shares” should be read as references to “Stapled Units”.

(2)

The indicated value is calculated, in Canadian dollars, by multiplying the five-day volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding December 31, 2022, which was $68.8867, by the applicable number of RSUs and PSUs. Subject to blackout restrictions, vested RSUs and PSUs are generally settled within 60 days.

Value Vested or Earned During the Year

The following table provides information regarding all option-based or share-based awards that have vested, and all non-equity incentive plan compensation earned, during the financial year ended December 31, 2022.

Name	Option-based awards- Value vested during the year ($)(1)	Share-based awards — Value vested during the year ($)(2)	Non-equity incentive plan compensation-Value vested during the year ($)(3)

Kevan Gorrie President and Chief Executive Officer	-	3,176,489	1,141,200

Teresa Neto Chief Financial Officer	-	685,999	500,000

Lorne Kumer Executive Vice President, Head of Global Real Estate	-	1,242,347	500,000

Michael A. Ramparas Executive Vice President, Global Real Estate and Head of Investments	-	763,972	475,000

Lawrence Clarfield Executive Vice President, General Counsel and Corporate Secretary	-	634,728	410,000

Notes:

(1)	No options have been granted under the stock option plan since August 10, 2010. Granite no longer grants stock options under the stock option plan.

(2)

The indicated value is calculated, in Canadian dollars, by multiplying the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the vesting date of the RSUs and PSUs by the number of vested RSUs and PSUs. In 2022, PSUs vested as set out in the “Payout of 2019 PSU Awards” table below.

(3)	These are the same amounts as disclosed under the “Annual Incentive Plans” column in the Summary Compensation Table above.

Payout of 2019 PSU awards

The following tables provide information regarding all PSUs that have vested, during the financial year ended December 31, 2022:

January 2019 Award

The 2019 PSU grant for the performance period of January 1, 2019 to December 31, 2021 was paid out on March 22, 2022.

The NEO received a total payout of 200% on the award. The table below shows the difference between the actual payout value and the target grant value for the NEO.

Notes:

(1)

The market share price of a PSU is equal to, in Canadian dollars, by multiplying the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the vesting date of the PSUs by the number of vested PSUs.

How we calculated the performance factor for the January 2019 Grant

The PSU performance factor for the period from January 1, 2019 to December 31, 2021 is 200%, as shown in the table below. The payout value has been calculated in accordance with the terms of the Executive Deferred Stapled Unit Plan and the 2019 PSU award agreement.

PSU performance measures	Threshold	Target (100%)	Maximum (200%)	PSU Result	Weighting	PSU performance factor

3-year TUR compared to S&P/TSX Capped REIT Index	<25th percentile	50th percentile	>75th percentile	TUR 123.45% >75th percentile	50%	200%

Net Asset Value (NAV) per Unit	90% of target	$67.00 per unit	110% of target	$90.88 per unit	50%	200%

PSU performance factor	200%

August 2019 Award

In 2019, Mr. Gorrie received a one-time grant of PSUs pursuant to his employment agreement, and Ms. Neto received a one-time grant of PSUs upon joining Granite pursuant to her employment agreement. The 2019 PSU grant for the performance period of August 12, 2019 to December 31, 2021 was paid out on March 22, 2022.

Each NEO received a total payout of 200% on the award. The table below shows the difference between the actual payout value and the target grant value for each NEO.

Notes:

(1)

The market share price of a PSU is equal to, in Canadian dollars, by multiplying the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the vesting date of the PSUs by the number of vested PSUs.

How we calculated the performance factor for the August 2019 Grant

The PSU performance factor for the period from August 12, 2019 to December 31, 2021 is 200%, as shown in the table below. The payout value has been calculated in accordance with the terms of the Executive Deferred Stapled Unit Plan and the 2019 PSU award agreement.

PSU performance measures	Threshold	Target (100%)	Maximum (200%)	PSU Result	Weighting	PSU performance factor

TUR compared to S&P/TSX Capped REIT Index	<25th percentile	50th percentile	>75th percentile	TUR 87.04% >75th percentile	50%	200%

Net Asset Value (NAV) per Unit	90% of target	$67.00 per unit	110% of target	$90.88 per unit	50%	200%

PSU performance factor	200%

September 2019 Award

In 2019, Messrs. Kumer, Ramparas and Clarfield received one-time grants of PSUs in conjunction with entering into amended employment agreements. The 2019 PSU grant for the performance period of September 24, 2019 to December 31, 2021 was paid out on March 22, 2022.

Each NEO received a total payout of 200% on the award. The table below shows the difference between the actual payout value and the target grant value for each NEO.

Notes:

(1)

The market share price of a PSU is equal to, in Canadian dollars, by multiplying the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the vesting date of the PSUs by the number of vested PSUs.

How we calculated the performance factor for the September 2019 Grant

The PSU performance factor for the period from September 24, 2019 to December 31, 2021 is 200%, as shown in the table below. The payout value has been calculated in accordance with the terms of the Executive Deferred Stapled Unit Plan and the 2019 PSU award agreement.

PSU performance measures	Threshold	Target (100%)	Maximum (200%)	PSU Result	Weighting	PSU performance factor

Total Unitholder Return TUR compared to S&P/TSX Capped REIT Index	<25th percentile	50th percentile	>75th percentile	TUR 80.38% >75th percentile	50%	200%

Net Asset Value (NAV) per Unit	90% of target	$67.00 per unit	110% of target	$90.88 per unit	50%	200%

PSU performance factor	200%

January 2020 Award

In 2020, Messrs. Kumer, Ramparas and Clarfield received one-time grants of PSUs in conjunction with entering into amended employment agreements in 2019. The 2020 PSU grant for the performance period of January 1, 2020 to December 31, 2021 was paid out on March 22, 2022.

Each NEO received a total payout of 200% on the award. The table below shows the difference between the actual payout value and the target grant value for each NEO.

Notes:

(1)

The market share price of a PSU is equal to, in Canadian dollars, by multiplying the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units was traded on the relevant days during the five trading days immediately preceding the vesting date of the PSUs by the number of vested PSUs.

How we calculated the performance factor for the January 2020 Grant

The PSU performance factor for the period from January 1, 2020 to December 31, 2021 is 200%, as shown in the table below. The payout value has been calculated in accordance with the terms of the Executive Deferred Stapled Unit Plan and the 2020 PSU award agreement.

PSU performance measures	Threshold	Target (100%)	Maximum (200%)	PSU Result	Weighting	PSU performance factor

Total Unitholder Return TUR compared to S&P/TSX Capped REIT Index	<25th percentile	50th percentile	>75th percentile	TUR 72.35% >75th percentile	50%	200%

Net Asset Value (NAV) per Unit	90% of target	$67.00 per unit	110% of target	$90.88 per unit	50%	200%

PSU performance factor	200%

Change of Control and Termination Provisions

The employment agreements entered into with each NEO contain the termination and change in control benefits that are summarized below. For a table setting out the estimated termination and change of control payments that would be payable by Granite if the triggering event occurred on December 31, 2022, see “— Summary of Change of Control and Termination Benefits” below. See also “— Employment Agreements” for more details.

Change of Control Benefits

The change of control provisions in the employment agreement for Mr. Gorrie provide that if Granite terminates Mr. Gorrie’s employment without just cause following a “Change in Control” (generally defined as (i) the acquisition of more than 50% of the equity securities of Granite by a third party, (ii) the sale of all or substantially all of the assets of Granite to a third party, (iii) the receipt of all necessary approvals to authorize the dissolution and liquidation of Granite, or (iv) in connection with a contested election of directors, persons who were directors of Granite before such election ceasing to constitute a majority of the Board), then he will be entitled to receive base salary, medical and other benefits, expenses and accrued vacation up to the last day of his employment; a STIP award, based on his target STIP award, on a pro rata basis up to the last day of his employment; and a payment equal to 24 months’ compensation. “Compensation”, for the purpose of the prior sentence, means (a) Mr. Gorrie’s base salary; (b) the greater of (x) his STIP award in respect of the most recent year, and (y) the average of his STIP awards in respect of the most recent two completed years; and (c) the regular annual LTIP award provided for in Mr. Gorrie’s employment agreement (calculated, in respect of PSUs, at 100%, i.e., without any increase or decrease on the basis of performance conditions). Upon such a termination, any unvested RSUs and PSUs will vest immediately, provided that in respect of RSUs and PSUs awarded in the year in which such termination occurs, a pro rata portion of the RSUs and PSUs, calculated on the basis of the portion of the calendar year remaining after such termination, will expire unvested. PSUs that vest in such circumstances will vest giving effect to any increase or decrease in Mr. Gorrie’s entitlement in respect to such PSUs on the basis of the performance conditions of such PSUs up to the date of termination.

The change of control provisions in the employment agreements for Ms. Neto and Messrs. Kumer, Ramparas and Clarfield provide that if Granite terminates the NEO’s employment without just cause following a “Change in Control” (generally defined as (i) the acquisition of more than 50% of the equity securities of Granite by a third party, (ii) the sale of all or substantially all of the assets of Granite to a third party, or (iii) an event that the Board determines to be a change in control), then such NEO will be entitled to receive base salary, medical and other benefits, expenses and accrued vacation up to the last day of such NEO’s employment; a STIP award, based on such NEO’s target STIP award (or in the case of Messrs. Ramparas and Clarfield not less than 50% of his base salary), on a pro rata basis up to the last day of such NEO’s employment; and a payment equal to 18 months’ compensation in the case of Ms. Neto, 24 months’ compensation in the case of Mr. Kumer, 18 months’ compensation in the case of Mr. Ramparas and 18 months’ compensation in the case of Mr. Clarfield. “Compensation”, for the purpose of the prior sentence, means (a) such NEO’s base salary; (b) a STIP award equal the greater of (x) the NEO’s STIP award in respect of the most recent year, and (y) the average of the NEO’s STIP awards in respect of the most recent two completed years; and (c) the regular annual LTIP award provided for in such NEO’s employment agreement (calculated, in respect of PSUs, at 100%, i.e., without any increase or decrease on the basis of performance conditions). Upon such a termination, any unvested RSUs and PSUs will vest immediately, provided that in respect of RSUs and PSUs awarded in the year in which such termination occurs, a pro rata portion of the RSUs and PSUs, calculated on the basis of the portion of the calendar year remaining after such termination, will expire unvested. PSUs that vest in such circumstances will vest giving effect to any increase or decrease in the NEO’s entitlement in respect to such PSUs on the basis of the performance conditions of such PSUs up to the date of termination.

Termination Benefits

Upon any termination of Mr. Gorrie’s employment, his employment agreement provides that he is entitled to receive his base salary, medical and other benefits, expenses and accrued vacation up to the last day of his employment.

Mr. Gorrie’s employment agreement provides that Mr. Gorrie may resign, or his employment may be terminated by Granite for just cause, without any additional payments or benefits, other than the foregoing. If Mr. Gorrie terminates his employment for “good reason”, or if Granite terminates his employment without cause or because of a disability that has caused him to be unable to fulfil his duties, Mr. Gorrie would be entitled to receive a STIP award, based on his target STIP award, on a pro rata basis up to the last day of his employment, as well as a payment equal to 24 months’ compensation. “Compensation”, for the purpose of the prior sentence, means (a) Mr. Gorrie’s base salary; (b) the greater of (x) his STIP award in respect of the most recent year, and (y) the average of this STIP awards in respect of the most recent two completed years; and (c) the regular annual LTIP award provided for in Mr. Gorrie’s employment agreement (calculated, in respect of PSUs, at 100%, i.e., without any increase or decrease on the basis of performance conditions). Upon such a termination, any unvested RSUs and PSUs will vest immediately, provided that (a) in respect of RSUs and PSUs awarded in the year in which such termination occurs, a pro rata portion of the RSUs and PSUs, calculated on the basis of the portion of the calendar year remaining after such termination, will expire unvested; and (b) in the case of termination because of the occurrence of a disability, any outstanding RSUs issued as a signing bonus will vest on a pro rata basis, calculated with regard to the period of time between the date on which such RSUs most recently vested and the last day of employment. PSUs that vest in such circumstances will vest giving effect to any increase or decrease in the executive’s entitlement in respect to such PSUs on the basis of the performance conditions of such PSUs up to the date of termination.

For purposes of Mr. Gorrie’s employment agreement, “good reason” means the occurrence of any of the following: (i) the assignment to Mr. Gorrie of any duties materially inconsistent with Mr. Gorrie’s position, duties and responsibilities with Granite, except in connection with the termination of Mr. Gorrie’s employment for just cause; (ii) any material reduction in Mr. Gorrie’s base salary, benefits or perquisites; (iii) a material reduction in Mr. Gorrie’s ability to earn incentive compensation or bonuses, excluding a reduction caused by the failure of Mr. Gorrie to meet incentive compensation targets or goals, and except where Granite provides a comparable form of remuneration; (iv) the location of Granite’s facilities where Mr. Gorrie is based is relocated more than 100 kilometers from its current location and more than 100 kilometers from Mr. Gorrie’s current residence; (v) Mr. Gorrie is no longer reporting to the Board or is not nominated for election as a director at any annual general meeting of shareholders of Granite GP; and (vi) the removal of duties from Mr. Gorrie in his capacity as CEO which are inconsistent with the duties of a CEO of a public real estate investment trust.

Upon any termination of Ms. Neto’s, or Messrs. Kumer’s, Ramparas’ or Clarfield’s employment, their respective employment agreements provide that they are entitled to receive their base salary, medical and other benefits, expenses and accrued vacation up to the last day of their employment.

The employment agreements of each of Ms. Neto, and Messrs. Kumer, Ramparas and Clarfield provide that they may resign, or their employment may be terminated by Granite for just cause, without any additional payments or benefits, other than the foregoing. If Ms. Neto, or Messrs. Kumer, Ramparas or Clarfield terminate their employment for “good reason”, or if Granite terminates their employment without cause or because of a disability that has caused them to be unable to fulfil their respective duties, then such NEO will be entitled to receive base salary, medical and other benefits, expenses and accrued vacation up to the last day of their employment; a STIP award, based on such NEO’s target STIP award, on a pro rata basis up to the last day of their employment; and a payment equal to 18 months’ compensation in the case of Ms. Neto, 24 months’ compensation in the case of Mr. Kumer, 18 months’ compensation in the case of Mr. Ramparas and 18 months’ compensation in the case of Mr. Clarfield. “Compensation”, for the purpose of the prior sentence, means (a) such NEO’s base salary; (b) a STIP award equal to the greater of (x) the NEO’s STIP in respect of the most recent year, and (y) the average of the NEO’s STIP awards in respect of the most recent two completed years; and (c) the regular annual LTIP award provided for in such NEO’s employment agreement (calculated, in respect of PSUs, at 100%, i.e., without any increase or decrease on the basis of performance conditions). Upon such a termination, any unvested RSUs and PSUs will vest immediately, provided that in respect of RSUs and PSUs awarded in the year in which such termination occurs, a pro rata portion of the RSUs and PSUs, calculated on the basis of the portion of the calendar year remaining after such termination, will expire unvested. PSUs that vest in such circumstances will vest giving effect to any increase or decrease in the executive’s entitlement in respect to such PSUs on the basis of the performance conditions of such PSUs up to the date of termination.

For purposes of the employment agreements of Ms. Neto and Messrs. Kumer, Ramparas and Clarfield, “good reason” means the occurrence of any of the following: (i) the assignment to such NEO, of any duties materially inconsistent with the NEO’s position, duties and responsibilities with Granite, except in connection with the termination of the NEO’s employment; (ii) any material reduction in the NEO’s base salary, benefits or perquisites; (iii) a material reduction in the NEO’s ability to earn incentive compensation or bonuses, excluding a reduction caused by the failure of the NEO or Granite to meet incentive compensation targets or goals, and except where Granite provides a comparable form of remuneration; (iv) the location of Granite’s facilities where the NEO is based is relocated more than 100 kilometers from its current location and more than 100 kilometers from the NEO’s current residence; (v) the NEO is no longer reporting to the CEO; (vi) in the case of Ms. Neto, the removal of duties from Ms. Neto in her capacity as Chief Financial Officer which are inconsistent with the duties of a Chief Financial Officer of a public real estate investment trust; (vii) in the case of Mr. Kumer, the removal of material duties or responsibilities from his role; (viii) in the case of Mr. Kumer, Granite GP or Granite REIT is no longer a reporting issuer; (ix) in the case of Mr. Ramparas, the removal of duties from Mr. Ramparas in his capacity as Executive Vice President, Global Real Estate and Head of Investments which are inconsistent with the duties of an Executive Vice President, Global Real Estate and Head of Investments of a public real estate investment trust; and (x) in the case of Mr. Clarfield, the removal of duties from Mr. Clarfield in his capacity as Executive Vice President, General Counsel and Corporate Secretary which are inconsistent with the duties of an Executive Vice President, General Counsel and Corporate Secretary of a public real estate investment trust.

Summary of Change of Control and Termination Benefits

The following table provides details regarding the estimated payments to each of the NEOs currently employed by Granite (i) in the event of termination (without cause) on December 31, 2022 in connection with a “change of control” as described above, and (ii) in the event of termination by Granite (without cause) on December 31, 2022 other than in connection with a change of control.

Name	Estimated Change of Control Termination Payment ($)(1)	Estimated Termination Payment ($)(1)

Kevan Gorrie President and Chief Executive Officer	7,052,400	7,052,400

Teresa Neto Chief Financial Officer	2,459,363	2,459,363

Lorne Kumer Executive Vice President, Head of Global Real Estate	3,163,275	3,163,275

Michael A. Ramparas Executive Vice President, Global Real Estate and Head of Investments	2,292,750	2,292,750

Lawrence Clarfield Executive Vice President, General Counsel and Corporate Secretary	2,029,875	2,029,875

Notes:

(1)	In addition, all unvested RSUs or other unvested equity-based compensation will accelerate and vest.

Equity Compensation Plan Information

The following table provides information on Granite’s equity compensation plans as at December 31, 2022.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options or Upon Settlement of Share Rights	Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities to be Issued upon Exercise of Outstanding Options or Upon Settlement of Share Rights)

Stock option plan approved by securityholders(1)	—	—	1,886,544

Executive Deferred Stapled Unit Plan approved by securityholders	123,141	—	570,605

Non-Employee Directors’ Deferred Share Unit Plan approved by securityholders	90,610	—	909,390

Total	213,751	—	3,366,539

Notes:

(1)	No options have been granted under the stock option plan since August 10, 2010. Granite no longer grants stock options under the stock option plan.

Description of the Executive Deferred Stapled Unit Plan

The following is a summary of the material features of the Executive Deferred Stapled Unit Plan.

Effective August 7, 2011, the board of directors of Granite Co. adopted the Executive Share Unit Plan (now the Executive Deferred Stapled Unit Plan), which is designed to provide equity-based compensation in the form of deferred stapled units to employees of Granite or any of Granite’s subsidiaries, partnerships, trusts or other controlled entities who are, by the nature of their position or job, in a position to contribute to the success of Granite (the “Participants”) as determined by the CGN Committee. The Executive Deferred Stapled Unit Plan was approved by the shareholders of Granite Co. at the annual general and special meeting held on June 13, 2012 and was amended and restated on March 9, 2022 by the Board of Granite to allow for a grant agreement to govern the vesting of a RSU or PSU award if so determined by the Boards.

The Executive Deferred Stapled Unit Plan entitles a Participant to receive grants of deferred stapled units (“Grants”), at the discretion of the CGN Committee, in the form of PSUs (each representing the right to receive one Stapled Unit or the market value thereof for each PSU that vests as described below under “— Vesting and Settlement”) or RSUs (each representing the right to receive one Stapled Unit or the market value thereof as described below under “— Vesting and Settlement” and “— Grant Terms”), which will vest either after the attainment of certain performance conditions (in the case of PSUs) or after a continuous period of employment (in the case of RSUs). The specific vesting conditions for each PSU or RSU shall be determined by the CGN Committee and approved by the Board.

Purposes of the Plan

The purposes of the Executive Deferred Stapled Unit Plan are to promote a further alignment of interests between employees and the Unitholders; to associate a portion of employees’ compensation with the returns achieved by Unitholders; and to recruit and retain employees with the knowledge, experience and expertise required by Granite.

Securities Issuable under the Executive Deferred Stapled Unit Plan

Up to 1,000,000 previously unissued Stapled Units may be issued under the Executive Deferred Stapled Unit Plan, representing approximately 1.57% of Granite’s outstanding Stapled Units as of December 31, 2022. As at December 31, 2022, 306,254 Stapled Units had been issued under settled RSUs and PSUs, and 123,141 Stapled Units were issuable under outstanding RSUs and PSUs, representing approximately 0.48%, and 0.19%, respectively, of the number of outstanding Stapled Units. Accounting for RSUs and PSUs previously settled, and assuming the settlement of all outstanding RSUs and PSUs in previously unissued Stapled Units, 570,605 Stapled Units remain available to be issued under the Executive Deferred Stapled Unit Plan as of December 31, 2022, representing approximately 0.92% of Granite’s outstanding Stapled Units as of December 31, 2022.

The “burn rate” (calculated by dividing the number of awards granted during the applicable year, by the weighted average number of basic securities outstanding for the applicable year) for the Executive Deferred Stapled Unit Plan was 0.12% in 2022, 0.09% in 2021 and 0.09% in 2020.

No one Participant may receive any Grants which together with all Grants then held by such Participant would permit such Participant to be issued a number of Stapled Units which would be greater than 1% of all Stapled Units outstanding. In addition: (i) the number of Stapled Units issuable to insiders of Granite at any time, under all security-based compensation arrangements of Granite, shall not exceed 10% of the total outstanding Stapled Units; and (ii) the number of Stapled Units issued to any insiders, within any one year period, under all security based compensation arrangements of Granite, shall not exceed 10% of the total outstanding Stapled Units.

Grant Terms

The CGN Committee determines the terms and conditions of Grants to any Participant, including, without limitation: the type of deferred stapled unit; the number of RSUs or PSUs subject to a Grant; the vesting period(s) applicable to a Grant; the conditions to the vesting of any deferred stapled units granted, including terms relating to performance conditions to be met or conditions relating to continued service with Granite or its affiliate; any multiplier that may apply to deferred stapled units subject to a Grant in connection with the achievement of vesting conditions and which may result in the number of deferred stapled units that vest being more or less than the number of deferred stapled units included in the Grant at the time the Grant is made; the performance period for PSUs and the conditions, if any, upon which vesting of any deferred stapled unit will be waived or accelerated without any further action by the CGN Committee; the circumstances in which a deferred stapled unit shall be forfeited or cancelled or expire; the consequences of a grantee’s termination with respect to a deferred stapled unit; whether and the terms upon which any Stapled Units delivered upon exercise or settlement of a deferred stapled unit must continue to be held by a Participant for any specified period; and whether and the extent to which any performance conditions or other criteria applicable to the vesting of a deferred stapled unit have been satisfied or shall be waived or modified. The Executive Deferred Stapled Unit Plan provides that the number of deferred stapled units to be covered by a Grant shall generally be determined by dividing the value of the Grant by the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units is traded on the relevant day(s) during the five trading days immediately preceding the grant date for such Grant, rounded up to the next whole number.

Vesting and Settlement

A deferred stapled unit shall be settled, upon or as soon as practicable after its vesting, in cash (in an amount equal to the market value of the relevant Stapled Units), in Stapled Units delivered from a trust established to acquire and hold Stapled Units purchased from third parties or in previously unissued Stapled Units issued by Granite, or any combination thereof, as determined by the CGN Committee. Market value for the purposes of settling a deferred stapled unit in cash on any settlement date shall generally be based on the volume-weighted average trading price per Stapled Unit on the stock exchange on which the highest volume of Stapled Units is traded on the relevant day(s) during the five trading days immediately preceding the settlement date. Vesting conditions in respect of a Grant are determined by the CGN Committee at the time the Grant is made and may result in the vesting of more or less than 100% of the number of deferred stapled units included in a Grant at the time the Grant is made where a multiplier applies to such deferred stapled units based on the extent to which such vesting conditions are met.

The Executive Deferred Stapled Unit Plan also provides for the accrual of dividend/distribution equivalent amounts based on dividends/distributions paid on the Stapled Units.

Assignability and Cessation of Entitlement

Subject to the terms of the relevant Participant’s employment agreement, in the event that a Participant’s employment is terminated without cause or the Participant dies or experiences certain disability events prior to the vesting date of any Grant, such Participant’s deferred stapled units will thereupon become vested in an amount equal to the product of (i) the number of deferred stapled units which have not previously vested plus any dividend/distribution equivalent deferred stapled units in respect thereof (assuming, in the case of PSUs, that the relevant Participant was employed until the end of the applicable vesting period and taking into account the extent to which the applicable performance conditions were achieved), multiplied by (ii) a fraction, the numerator of which is the number of months between (A) the first day of the relevant vesting period or, if the deferred stapled units are subject to more than one vesting date in a single vesting period, the most recent vesting date that precedes the date of termination, death or disability and (B) the date the employee is terminated, dies or becomes disabled, and the denominator of which is the total number of months between the date determined for the purposes of clause (A), above, and the last day in the relevant vesting period.

Subject to the terms of a Participant’s written employment agreement, in the event a Participant’s employment is terminated for cause or if the Participant resigns, no deferred stapled units which have not vested and settled prior to the date of the Participant’s termination or resignation, as the case may be, including dividend/distribution equivalent deferred stapled units in respect of such deferred stapled units, shall vest, and all such deferred stapled units shall be forfeited immediately.

Other than by designating a beneficiary to receive any benefits that are payable under the Executive Deferred Stapled Unit Plan upon the death of a Participant, or by operation of law, a Participant shall not be permitted to assign or transfer any deferred stapled units.

Amendment of the Plan

The Executive Deferred Stapled Unit Plan and any Grants made pursuant thereto may be amended, modified or terminated by the Board without approval of Unitholders. Such changes could include accelerating the vesting of a Grant. Notwithstanding the foregoing, the Executive Deferred Stapled Unit Plan or any Grant may not be amended without Unitholder approval to:

(a)	increase the number of Stapled Units issuable on settlement of outstanding deferred stapled units;

(b)	permit a Participant to transfer or assign deferred stapled units to a new beneficial holder other than to a beneficiary in the event of the Participant’s death;

(c)	increase the number of Stapled Units that may be issued to insiders above the restrictions contained in the Executive Deferred Stapled Unit Plan;

(d)	add additional categories of Participants; or

(e)	amend the Executive Deferred Stapled Unit Plan to delete any of the limitations on amendments described in (a) through (d) above.

In addition, no amendment to the Executive Deferred Stapled Unit Plan or Grants made pursuant thereto may be made without the consent of a Participant if it adversely alters or impairs the rights of the Participant in respect of any Grant previously granted to such Participant, except that Participant consent shall not be required where the amendment is required for purposes of compliance with applicable law.

Description of the Non-Employee Directors’ Deferred Share Unit Plan (as amended)

Granite GP initially adopted a non-employee directors’ deferred share unit plan (the “Directors DSU Plan”) effective January 3, 2013. The terms of the Directors DSU Plan as initially adopted provided that awards of DSUs were to be settled in cash. On June 9, 2022, Unitholders approved amendments to the Directors DSU Plan (the “Directors DSU Plan (as amended)”) to provide, among other things, that DSUs may be settled in cash, Stapled Units delivered by a stapled unit purchase trust or Stapled Units issued by Granite REIT and Granite GP, as determined by the CGN Committee.

Under the Directors DSU Plan (as amended), each non-employee Director of Granite GP (i.e., a Director who is not an employee of Granite GP, Granite REIT or any subsidiary of, partnership or trust other entity controlled by, Granite GP or Granite REIT (including, without limitation, Granite Co.), and including any non-executive chair of the Board and any non-executive vice-chair of the Board (collectively, the “Eligible Directors”)) must receive at least 50% of their annual base retainer (being the retainer fee serving as the chair of the Board, vice-chair of the Board (if any) or a Director-at-large) in the form of DSUs. Eligible Directors can also elect to receive up to 100% (in whole percentages) of the aggregate of their remaining annual base retainer and any annual committee chair retainer in the form of DSUs.

The Board may grant additional awards of DSUs from time to time to an Eligible Director as the Board deems advisable to provide the Eligible Director with appropriate additional equity-based compensation for the services he or she renders to Granite GP (“Discretionary DSUs”). The Board may also determine the date on which the Discretionary DSUs may be granted and the date as of which such DSUs shall be credited to the Eligible Director’s account, together with any terms or conditions with respect to the vesting of such DSUs.

Generally, if and when cash distributions are paid to Unitholders with respect to Stapled Units, a number of additional DSUs (rounded to the nearest whole number) with an equivalent value will be granted to the Eligible Director. The additional DSUs credited to the Eligible Director shall be subject to the same terms and conditions, including with respect to vesting, as the DSUs in respect of which they were credited.

Purposes of the Plan

The purposes of the Directors DSU Plan (as amended) are to promote a further alignment of interests between the Eligible Directors and Unitholders; to associate a portion of the Eligible Directors’ compensation with the returns achieved by Unitholders; and to attract and retain individuals with the knowledge, experience and expertise required by Granite GP to serve on the Board.

Securities Issuable

Up to 1,000,000 previously unissued Stapled Units may be issued under the Directors DSU Plan (as amended), representing approximately 1.57% of the outstanding Stapled Units on a non-diluted basis as of December 31, 2022. As of December 31, 2022, 90,610 DSUs are issued and outstanding (including under the predecessor DSU Plan) representing approximately 0.14% of the issued and outstanding Stapled Units. Assuming the settlement of all outstanding DSUs in previously unissued Stapled Units, 909,390 additional DSUs remain available to be issued under the Directors DSU Plan (as amended) as of December 31, 2022, representing approximately 1.43% of the issued and outstanding Stapled Units.

The “burn rate” (calculated by dividing the number of awards granted during the applicable year, by the weighted average number of basic securities outstanding for the applicable year) for the Directors DSU Plan (as amended) was 0.02% in 2022, 0.02% in 2021 and 0.03% in 2020.

The aggregate maximum number of Stapled Units issuable to Insiders (as defined in the TSX Company Manual for the purposes of Section 613 of the TSX Company Manual) at any time under all security-based compensation arrangements of Granite GP cannot exceed 10% of the total outstanding Stapled Units, while the aggregate number of Stapled Units issued to Insiders, within any one-year period, under all security- based compensation arrangements of Granite GP is not permitted to exceed 10% of the total outstanding Stapled Units (collectively, the “Insider Participation Limits”).

No Eligible Director may receive any grant of Discretionary DSUs where (collectively, the “Non-Employee Director Limits”):

(a)

the equity award value of such grant, in combination with (i) the aggregate equity award value (as measured on the respective dates of grant) of any grants of Discretionary DSUs made during the year to the Eligible Director and (ii) the aggregate equity award value (as measured on the respective dates of grant) of any grants made under any other security-based compensation arrangement of Granite GP, excluding, in all cases, grants made to him or her as a new Director upon joining the Board or in lieu of cash fees, would exceed $150,000; or

(b)

the aggregate number of Stapled Units that may be issued pursuant to such grant, in combination with (i) the aggregate number of Stapled Units that may be issued to Eligible Directors pursuant to any outstanding Discretionary DSUs and (ii) the aggregate number of Stapled Units that may be issued to Eligible Directors pursuant to outstanding grants under any other security-based compensation arrangement of Granite GP, excluding, in all cases, grants made to any Eligible Director as a new Director upon joining the Board or in lieu of cash fees, would exceed 1.0% of the total outstanding Stapled Units.

Grant Terms

DSUs are credited to Eligible Directors as of January 1 of each year in respect of the applicable portion of an Eligible Director’s annual base retainer and any annual committee chair retainer, in each case for the forthcoming year, by dividing the aggregate amount of such compensation for the year by the fair market value of a preferred share of Granite Co. (“Share Value”) on such date. Based on the terms of the Granite Co. preferred shares, it is expected that the Share Value will track the fair market value of a Stapled Unit, which the Directors DSU Plan (as amended) provides as being the volume weighted average trading price per Stapled Unit over the most recently completed five trading days on the stock exchange on which the highest volume of Stapled Units is traded, in aggregate, over such five trading days (the “Fair Market Value”).

Vesting and Settlement

DSUs credited to an Eligible Director, together with any additional DSUs granted in respect thereof in respect of distributions on Stapled Units, will vest as to 25% of such DSUs on each of March 31, the date of the annual meeting of Unitholders, September 30 and December 31 in the applicable year (each of such dates in a year being a “Vesting Date”), provided that (i) the Eligible Director was an Eligible Director at any time during the fiscal quarter in which such Vesting Date falls and (ii) the Eligible Director attended each meeting scheduled at the outset of the fiscal year held during the fiscal quarter in which such Vesting Date falls. If the Eligible Director ceased to be an Eligible Director prior to the fiscal quarter in which such Vesting Date falls, the DSUs scheduled to vest on such Vesting Date or any subsequent Vesting Date will not vest and will expire on such Vesting Date. If the Eligible Director failed to attend a Scheduled Meeting during the Quarter in which such Vesting Date falls, the number of DSUs granted in respect of the Scheduled Meeting Fees for such Scheduled Meeting will not vest and will expire on such Vesting Date.

Subject to the provisions of the Directors DSU Plan (as amended), redemption and settlement of vested DSUs will occur on up to two dates specified by the Eligible Director, in each case within the period commencing on the earliest date on which both of the following conditions have been met: (i) the Eligible Director is not employed by Granite GP nor any corporate affiliate thereof; and (ii) the Eligible Director is not a member of the Board nor a director of any corporate affiliate of Granite GP (provided that, solely with respect to any U.S. taxpayer, such event must also constitute a “separation from service” within the meaning of Section 409A of the United States Internal Revenue Code of 1986, as amended), and ending on December 15 of the calendar year following the year in which the conditions in (i) have been met.

The CGN Committee has the discretion to determine whether DSUs will be settled in cash or Stapled Units or a combination of both. Settlement of an Eligible Director’s DSUs in cash will be made by payment to the Eligible Director of an aggregate amount equal to the product of (i) the Share Value on the date set for redemption and settlement and (ii) the number of vested DSUs being settled by way of such cash payment. Settlement of an Eligible Director’s DSUs in Stapled Units will be made by delivery to the Eligible Director of a number of previously issued Stapled Units from a Stapled Unit purchase trust, or by the issuance to the Eligible Director of a number of Stapled Units, in each case equal to the product of (i) such number of Stapled Units as have a Fair Market Value on the date set for redemption and settlement date equal to the Share Value on such date and (ii) the number of vested DSUs being settled by delivery or issuance of Stapled Units.

Assignability

Rights of Eligible Directors respecting DSUs and other benefits under the Directors DSU Plan (as amended) will not be transferable or assignable other than by will or the laws of descent and distribution. An Eligible Director may designate in writing a beneficiary to receive any benefits that are payable under the Directors DSU Plan (as amended) upon the death of such Eligible Director.

Amendment of the Plan

Subject to applicable law, including, for greater certainty, the rules of any stock exchange on which the Stapled Units are listed, the Directors DSU Plan (as amended) and any DSUs granted thereunder may be amended, modified or terminated by the Board, at any time and from time to time, in whole or in part, provided that:

(a)

the Board may not, without approval of the holders of a majority of the Stapled Units present and voting in person or by proxy at a meeting of Unitholders: (i) increase the maximum number of Stapled Units issuable under the Directors DSU Plan (as amended); (ii) increase or remove the Non-Employee Director Limits; (iii) increase or remove the Insider Participation Limits; (iv) change the categories of individuals eligible to receive grants of DSUs under the Directors DSU Plan (as amended); (v) amend to the prohibitions on assignment or transfer of DSUs; or (vi) amend this list of matters requiring Unitholder approval;

(b)

no amendment to the Directors DSU Plan (as amended) or any DSUs granted thereunder may be made by the Board without the consent of the Eligible Director if it adversely alters or impairs the rights of the Eligible Director in respect of any DSUs such Eligible Director has then elected to receive, or DSUs which such Eligible Director has been granted under the Directors DSU Plan (as amended), except that Eligible Director consent will not be required for any amendment necessary to ensure that the Directors DSU Plan (as amended) or any DSU granted thereunder complies with applicable law, including, for greater certainty, the rules of any stock exchange on which the Stapled Units are listed;

(c)

no amendment to the Directors DSU Plan (as amended) or any DSUs granted thereunder can result in any surrender, termination or exchange (whether constructive or otherwise) of any outstanding DSUs previously granted to an Eligible Director; and

(d)

without limiting the generality of the lead-in above, but subject to (a), (b) and (c), the Board may make: (i) amendments that are of a “housekeeping” nature; (ii) amendments to the terms and conditions of the Directors DSU Plan (as amended) necessary to ensure that the plan complies with applicable law, including, for greater certainty, the rules of any stock exchange on which the Stapled Units are listed; (iii) amendments to the provisions of the Directors DSU Plan (as amended) respecting administration of the plan and eligibility for participation under the plan; (iv) amendments to the provisions of the Directors DSU Plan (as amended) respecting the terms and conditions on which DSUs may be granted pursuant to the plan; and (v) any other amendments not requiring securityholder approval under applicable law, including, for greater certainty, the rules of any stock exchange on which the Stapled Units are listed.

The Directors DSU Plan (as amended) also provides that the Board may make appropriate adjustments to the DSUs in the event of certain changes in the capital of Granite GP or Granite REIT.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Granite has adopted certain structures and procedures to ensure that effective corporate governance practices are followed and that the Boards of Granite REIT and Granite GP function independently of Management. The following describes Granite’s approach to corporate governance.

Applicable Governance Requirements and Guidelines

Granite is subject to a number of legislative and regulatory corporate governance requirements and guidelines, including those of the TSX, the Canadian Securities Administrators, the NYSE and the SEC. These include the Corporate Governance Listing Standards of the NYSE, the Sarbanes-Oxley Act of 2002, and the guidelines contained in National Policy 58-201 — Corporate Governance Guidelines (“National Policy 58-201”). Granite’s website, www.granitereit.com, contains various charters and policies that have been adopted by Granite pursuant to corporate governance requirements and guidelines, as well as information on its compliance with the NYSE’s corporate governance standards. Management, the CGN Committee and the Boards will continue to monitor corporate governance developments and initiatives with a view to continuing to make all necessary and appropriate changes to Granite’s corporate governance structures and procedures as required from time to time.

In this Statement of Corporate Governance Practices Section, references to the “Board” or “Boards” refer to the board of trustees of Granite REIT and/or the board of directors of Granite GP, as applicable.

The following is a statement of Granite’s existing corporate governance practices with specific reference to the guidelines contained in National Policy 58-201 and the disclosure required by NI 58-101.

Board of Trustees of Granite REIT and Board of Directors of Granite GP

The Boards of Granite REIT and Granite GP are composed of the same ten individuals. It is the policy of Granite that a majority of Board members be “independent” (as defined in National Instrument 52- 110 — Audit Committees (“NI 52-110”), as well as in the NYSE corporate governance standards applicable to boards of directors). The Boards have considered the circumstances of each of their current members and have concluded that nine of such members (Messrs. Aghar, Daal, Marshall, Mawani and Miller and Ms. Grodner, Ms. Murray, Ms. Pang and Ms. Warren) are “independent” based on the applicable tests. In reaching these conclusions, the Boards determined that each such person is free from any direct or indirect material relationship — being a relationship which could reasonably interfere with their independent judgment — with Granite. Mr. Gorrie, the President and CEO of Granite REIT and Granite GP, is a member of Management and, as a result, not an independent trustee or director. Mr. Marshall, an independent trustee and director, is currently the chair of each of the Boards (the “Chair”).

The Boards are committed to facilitating open and candid discussion among their independent trustees and directors. An in camera session of independent trustees and directors is scheduled at each Board and committee meeting to provide the independent trustees and directors the opportunity to discuss matters without Management present. The independent trustees and directors met without Management present at each of the Board and committee meetings held in 2022. Meetings of independent trustees and directors are also separately called as necessary. In addition to the regularly scheduled board and committee meetings, in 2022, the Board did not hold any additional meetings. Granite believes that the size of the Board facilitates direct and immediate communication among independent trustees and directors (and between such trustees and directors and the full Board and Management) and permits the direct involvement by individual Board members in specific matters where their personal inclination or experience will assist the Board and Management in dealing with a specific issue.

As noted above, the Boards held a total of seven meetings in 2022. Each director and trustee attended all Board meetings held in 2022 with the exception of Mr. Daal who was absent from three Board meetings and two Audit Committee meetings due to illness. The attendance record of each Proposed Trustee and Proposed Director is also detailed above under “Matters to be Acted Upon at the Meetings — Election of Trustees of Granite REIT”.

Board Mandates

Granite REIT

In general, the Board of Granite REIT is responsible for the stewardship of Granite REIT (which is a limited partner of Granite REIT Holdings Limited Partnership (“Granite LP”), the principal subsidiary of Granite). As a limited partner of Granite LP, the activities of the Board of Granite REIT are more limited than those of the Board of Granite GP. The Board of Granite REIT oversees the affairs of Granite REIT and establishes and approves overall policies for Granite REIT as required. The Board of Granite REIT operates pursuant to its written charter (the full text of which is posted on Granite’s website at www.granitereit.com, and attached as Appendix “A” to this Circular), as well as the Granite REIT Declaration of Trust and applicable law. According to its charter, the Board of Granite REIT bears principal responsibility for, among other things:

●	reviewing reports of the CGN Committee from time to time concerning Granite REIT’s approach to governance;

●	periodically reviewing Granite REIT’s disclosure policy and its compliance with it, and approving any material amendments to the policy;

●	communicating with Unitholders through an annual report, an annual information form, quarterly interim reports and periodic press releases; and

●	appointing an audit committee and other committees of the Board of Granite REIT as considered appropriate from time to time.

Granite GP

In general, the Board of Granite GP is responsible for the stewardship of Granite GP (which acts as general partner of Granite LP, the principal subsidiary of Granite) and the establishment of Granite’s strategic direction. The Board of Granite GP oversees the business and affairs of Granite GP and the day to day conduct of business by Management, establishes and approves overall corporate policies as required and involves itself jointly with Management in pursuing the creation of Unitholder value and preserving and protecting Granite’s assets. The Board of Granite GP operates pursuant to its written charter (the full text of which is posted on Granite’s website, www.granitereit.com, and attached as Appendix “B” to this Circular), as well as Granite GP’s articles and applicable law. According to its charter, the Board of Granite GP bears principal responsibility for, among other things:

●	reviewing reports of the CGN Committee from time to time concerning Granite GP’s approach to governance;

●	periodically reviewing Granite GP’s approach, policies and practices related to ESG matters;

●	periodically reviewing Granite GP’s approach, policies and practices related to cybersecurity and its related risks;

●	periodically reviewing Granite GP’s disclosure policy and its compliance with it, and approving any material amendments to the policy;

●	communicating with Unitholders through an annual report, annual information form, quarterly interim reports and periodic press releases;

●	appointing an audit committee and other committees of the Board of Granite GP as considered appropriate from time to time;

●

periodically reviewing and, if advisable, approving Granite’s strategic planning process and Granite’s strategic plan; in discharging this responsibility, the Board of Granite GP shall review the plan in light of Management’s assessment of emerging trends, the competitive environment, the opportunities and risks of the business, and business practices in the industry;

●

periodically reviewing and, if advisable, approving Granite’s business and capital plans; in discharging this responsibility, the Board of Granite GP shall consider any recommendation made to it by the Investment Committee of the Board relating to the authorization of major investments and significant allocation of capital;

●	periodically reviewing reports of the CGN Committee concerning Granite’s approach to executive compensation and Board compensation; and

●	reviewing reports provided by the Audit Committee of principal risks associated with Granite’s business and operations and the systems implemented to manage these risks.

Board Committees

CGN Committee of Granite GP

The Board of Granite GP has formed a CGN Committee which is currently composed of, Ms. Murray (Chair), Mr. Marshall and Ms. Warren, each of whom is considered by the Board to be “independent” according to the provisions of NI 52-110 and the applicable NYSE corporate governance standards. Ms. Murray was appointed Chair of the CGN Committee effective January 1, 2023.

The CGN Committee operates pursuant to its written charter, as well as Granite GP’s articles and applicable law. The full text of the CGN Committee charter is posted on Granite’s website, www.granitereit.com.

Responsibilities of the CGN Committee include (i) the nomination of persons for election to the Boards, and (ii) the corporate governance of Granite. The CGN Committee also has certain responsibilities with respect to compensation, which are described above under “Compensation Discussion and Analysis — Compensation, Governance and Nominating Committee”. Granite believes that “corporate governance” means the process and structure used to oversee the management of the business affairs of Granite REIT and Granite GP in the best interests of Granite REIT and Granite GP. The process and structure define the division of power between, and establish mechanisms for achieving accountability of, the Boards and the executive team.

Subject to the powers and duties of the Board, the Board has delegated certain powers and duties to be performed by the CGN Committee on behalf of and for the Board.

In exercising its powers and discharging its duties with respect to governance and nominating, the CGN Committee shall:

●

periodically undertake an examination of the size of the Boards and standards of independence, with a view to determining the impact of the number of trustees and directors (including the number of independent trustees and directors) on the effectiveness of the Boards and the ability of the Boards to act independently of Management in fulfilling their respective duties, and recommend to the Boards, if necessary, a reduction or increase in the size of the Boards and/or the number of independent trustees and directors;

●

in consultation with the Chair of the Board, endeavour to ensure that an appropriate system is in place to evaluate the effectiveness of the Boards as a whole, as well as the committees of the Boards and individual trustees and directors, with a view to ensuring that they are fulfilling their respective responsibilities and duties and working effectively together as a unit;

●

review the disclosure in Granite’s public disclosure documents relating to corporate governance practices and prepare recommendations to the Boards regarding any reports required or recommended on corporate governance;

●

review the recommendations of the CEO respecting annual compensation goals and objectives for the Company, and recommend to the Board for approval such goals and objectives and the annual achievement of such goals and objectives;

●	periodically review the disclosure policy of Granite and any proposed material amendments which shall be recommended to the Boards;

●	review, monitor and make recommendations regarding new trustee and director orientation and the ongoing development of existing trustees and directors;

●

review from time to time, as required, the Board charters and the charters for each committee of the Boards, together with the position descriptions of each of the Chair of the Boards, the Chair of each committee of the Boards and the President and CEO, and where necessary recommend changes to the Boards;

●	periodically receive reports from management with respect to Granite’s ESG policies, practices and initiatives; and

●	if applicable, promptly consider any resignation offer from a member of the Boards and make a recommendation to the Boards pursuant to the Majority Voting Policy of Granite.

Identifying New Candidates for Board Nomination

Based on the guidelines referred to in the CGN Committee charter, the CGN Committee shall, annually or as required, recruit and identify individuals qualified to become new Board members and recommend to the Boards trustee and director nominees for the next annual general meetings of holders of REIT Units and holders of GP Shares.

The CGN Committee shall, annually or as required, recommend to the Board the individual trustees and directors to serve on the various committees of the Boards and as Chair of the various committees of the Boards.

In making its recommendations, the CGN Committee shall consider the competencies and skills that the Board considers to be necessary for the Board as a whole to possess, the competencies and skills that the Board considers each existing trustee and director to possess, and the competencies and skills each new nominee will bring to the boardroom, as well as the objectives of the Diversity Policy of Granite. The CGN Committee shall also consider the amount of time and resources that nominees have available to fulfill their duties as Board members or committee members, as applicable.

In early 2023, the CGN Committee considered and discussed with the full Board (i) the competencies and skills that the Board considers to be necessary for the Board as a whole to possess, (ii) the competencies and skills that the Board considers each existing trustee and director to possess, (iii) ways in which the Board could be supplemented, including with a view to achieving the objectives of Granite’s Diversity Policy, (iv) the amount of time and resources that nominees have available to fulfill their duties as Board members or committee members, as applicable, and (v) facilitating the Board’s succession plans and allowing for transition periods among trustees and directors. Based on the foregoing, the Board determined to maintain the size of the Board at ten trustees and directors.

Diversity

The Board believes that diversity is important to ensure that Board members provide the necessary range of perspectives, experience and expertise required to achieve Granite’s objectives. Granite’s Diversity Policy defines diversity as, amongst other things, any characteristic or quality that can be used to differentiate groups and people from one another and includes gender expression/ identity, sexual orientation, age, nationality, race, culture and other ethnic distinctions, language, education, regional or industry experience, and expertise and status as a member of a “designated group” as defined in the Employment Equity Act (Canada), which includes women, Indigenous peoples, persons with disabilities and members of visible minorities. The Boards’ Diversity Policy includes provisions relating to the identification and nomination of women trustees and directors. Granite first adopted its Diversity Policy in 2015, at which time, none of Granite’s seven directors and trustees were women. At the time Granite had set a target that women represent more than 20% of the total membership on the Boards by June 30, 2019. In 2020, Granite revised its Diversity Policy and set a new target which provides that women represent more than 30% of the total membership on the Boards. Currently, four (or 40%) of Granite’s ten directors and trustees, are women.

It is an objective of the Diversity Policy that diversity be considered in determining the optimal composition of the Boards. The Diversity Policy provides that in reviewing composition of the Boards and identifying suitable candidates for nomination for election to the Boards, candidates will be selected based on merit and against objective criteria, and due consideration will be given to diversity in identifying candidates and selecting candidates. The Diversity Policy provides that the CGN Committee will periodically assess the effectiveness of the Board nomination process at achieving Granite’s diversity objectives.

Assessments

The CGN Committee, in consultation with the Chair, is responsible for ensuring that an appropriate system is in place to evaluate the effectiveness of the Boards as a whole, as well as the committees of the Boards and individual trustees and directors, with a view to ensuring that they are fulfilling their respective responsibilities and duties. The CGN Committee will, from time to time, review the Board charters and the charters for each committee of the Boards, together with the position descriptions of the Chair of each of the Boards, the Chair of each committee of the Boards and the President and CEO, and where necessary recommend changes to the Boards. The CGN Committee most recently conducted a review of the Board and committee charters and certain other corporate governance policies and documents, as well as an assessment survey of the Boards, in early 2023.

In carrying out its assessment function, the CGN Committee solicits feedback from trustees and directors, including the President and CEO, on the performance of the Boards as a whole, as well the performance of each committee and the contributions of each individual Board member. Each of the Boards, the committees thereof and individual trustees and directors are evaluated on their effectiveness on an annual basis. In early 2023, the Chair of the Board interviewed each trustee and director individually to solicit feedback on the effectiveness and contribution of: (i) the Boards as a whole; (ii) each of the committees of the Boards; and (iii) individual trustees and directors. In particular, the interview seeks subjective comments in relevant areas, including the composition of the Boards, areas for improvement and important issues relevant to the Boards and/or the committees thereof, and the effectiveness and contribution of each individual trustee and director. In addition, in early 2023, the Chair of the CGN Committee interviewed each trustee and director individually to solicit feedback on the effectiveness of the Chair of the Board. The interviews allow trustees and directors to comment on areas for improvement to ensure the continued effectiveness of the Boards and its committees. The results from the interviews are reported to the CGN Committee and any matters raised through the evaluations are summarized by the Chair of the CGN Committee. The CGN Committee Chair discusses results in detail with the Chair of the Board and feedback is provided to the Board and the individual trustees. The CGN Committee most recently conducted an assessment of the Boards in February 2023.

The CGN Committee considers the results of recent Board effectiveness assessments when reporting to the Board on its findings as to the role, size, composition, competencies, skills and structure of the Boards and the committees.

Term Limits

The term of office of each of Granite’s trustees and directors expires not later than the next annual general meetings of Unitholders unless successors are not elected, in which case the trustees remain in office until their successors are elected or appointed in accordance with applicable law and the Granite REIT Declaration of Trust.

Effective August, 2022, the Boards amended its term limit policy to provide that non-executive directors and trustees may serve for up to 15 years on the Boards, unless otherwise determined by the Boards in their discretion. The President and Chief Executive Officer, if a trustee and director, is not subject to a term limit.

Granite believes that the composition of the Board should reflect a balance between experience and knowledge, on the one hand, and the need for renewal and fresh perspectives, on the other hand. Granite does not have a retirement age policy.

Trustees and directors are generally expected to serve up to a maximum of 15 years, subject to performance assessments every year, annual re-election by Unitholders and the other requirements of Granite’s governance guidelines. The Boards believe that their thorough and rigorous annual performance assessment of trustees and directors enables the Boards to assess whether trustees and directors continue to make valuable contributions to Granite, its Boards and its business.

Audit Committee of Granite REIT and Granite GP

The Audit Committee of each of Granite REIT and Granite GP is currently composed of Messrs. Miller (Chair), Daal and Mawani and Ms. Pang, each of whom is considered by the Boards to be “independent” according to the provisions of NI 52-110 and the applicable NYSE corporate governance standards. The Boards have also determined that each of Messrs. Miller, Daal and Mawani and Ms. Pang are an “audit committee financial expert” within the meaning of the rules of the SEC under the Sarbanes-Oxley Act of 2002 and that all members of the Audit Committees are financially literate, as such term is defined in NI 52-110.

The Audit Committees each operate pursuant to a written charter, as well as the Granite REIT Declaration of Trust (in the case of Granite REIT) and the articles of Granite GP (in the case of Granite GP) and applicable law. The full text of the Audit Committee charters is posted on Granite’s website, www.granitereit.com, and is attached as an appendix to the AIF.

In accordance with the Audit Committee charters, each Audit Committee shall oversee the accounting and financial reporting processes of Granite and the audits of Granite’s financial statements and exercise the responsibilities and duties set out therein. Pursuant to each Audit Committee Charter, the Audit Committee shall, among other things:

●	oversee Granite’s financial statements and financial disclosures;

●

review and, if advisable, recommend for Board approval the annual audited and interim combined financial statements of Granite REIT and Granite GP, the Auditor’s audit or review report thereon and the related management’s discussion and analysis of Granite’s financial condition and results of operations;

●

review and, if advisable, recommend for Board approval financial disclosure in a prospectus or other securities offering document of Granite, press releases disclosing, or based upon, financial results of Granite and any other material financial disclosure in a document to be publicly disseminated;

●	oversee the work of the Auditor, including the Auditor’s work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work;

●	review and, if advisable, select and recommend for Board approval the Auditor to be nominated and the compensation of the Auditor;

●	periodically discuss with the Auditor such matters as are required by applicable auditing standards to be discussed by the Auditor with the Audit Committee;

●

review any complaints and concerns that may be received pursuant to Granite’s Whistleblower Policy, which include any potential violations of Granite’s Code of Conduct and Ethics and Anti-Bribery Policy, and, if it determines that the matter requires further investigation, it will direct the Chair of the Audit Committee to engage outside advisors, as necessary or appropriate, to investigate the matter and will work with Management to reach a satisfactory conclusion. The Chair of the Audit Committee is also a contact for purposes of any employee complaints regarding Granite’s Whistleblower Policy; and

●

review Granite’s policies relating to the avoidance of conflicts of interest and monitor conflicts of interest (real or perceived) of members of the Boards and Management in accordance with Granite’s Code of Conduct and Ethics. The Audit Committee will review and approve all payments to be made pursuant to any related party transactions involving executive officers and members of the Boards as may be necessary or desirable under appliable securities laws.

The Audit Committee shall consider the results of any review of these policies and procedures by Granite’s Auditors.

Before the Auditor issues its report on annual financial statements, the Audit Committee shall obtain from the Auditor a formal written statement describing all relationships between the Auditor and Granite; discuss with the Auditor any disclosed relationships or services that may affect the objectivity and independence of the Auditor; and obtain written confirmation from the Auditor that it is objective and independent within the meaning of the applicable Rules of Professional Conduct / code of ethics adopted by the provincial institute or order of chartered professional accountants to which the Auditor belongs and other applicable requirements. The Audit Committee shall take appropriate action to oversee the independence of the Auditor. The Audit Committee shall have ultimate authority to approve all audit engagement terms, including the Auditor’s audit plan.

Each Audit Committee is responsible for reviewing its charter from time to time and recommending any amendments to the Board.

Each Audit Committee is responsible for overseeing the identification and assessment of the principal risks to the operations of Granite REIT or Granite GP and the establishment and management of appropriate systems to manage such risks. See “— Risk Management Oversight” for details.

Each Audit Committee is also responsible for: pre-approval of non-audit services by the Auditor; approving Granite’s hiring policies for partners, employees and former partners and employees of the present and former Auditor; and review, evaluation and approval of appropriate systems of internal controls in accordance with applicable law.

Further information relating to the Audit Committees, including disclosure required under NI 52-110, can be found under the headings “Audit Committee”, “Trustees and Management of Granite” and “Audit Fees” in the AIF, which is available on SEDAR at www.sedar.com.

Investment Committee of Granite GP

The Board of Granite GP has formed an Investment Committee that is currently composed of Mr. Aghar (Chair), Mr. Marshall and Ms. Grodner, each of whom is considered by the Board to be “independent” according to the provisions of NI 52-110 and the applicable NYSE corporate governance standards.

The Investment Committee operates pursuant to its written charter, as well as Granite GP’s articles and applicable law. The full text of the Investment Committee charter is posted on Granite’s website, www.granitereit.com.

In accordance with the Investment Committee charter, the Investment Committee shall review and make recommendations to the Boards regarding the investment objectives of Granite and proposed direct or indirect acquisitions, investments, dispositions and borrowings of Granite. The objective of the Investment Committee is to ensure an effective allocation of capital that is consistent with Granite’s strategic plan while balancing financial and operational risks with a view to maximizing the long-term value of Granite.

Pursuant to its charter, the Investment Committee shall, among other things:

●	at least annually, review Management’s assessment of Granite’s properties, taking into account property type, location, lease profile, risk, and marketability;

●	periodically review and make recommendations to the Boards regarding the investment objectives of Granite;

●

review and make recommendations to the Boards regarding certain prescribed (a) proposed acquisitions, investments and dispositions by Granite or its subsidiaries and (b) proposed borrowings and assumption or granting of any mortgage or other security interest in real property (other than renewals of existing mortgages or security interests, which need not be approved by the Investment Committee), including any assignment of rents and other monies derived from or related to real property; and

●

review and assess the adequacy of its charter from time to time, as required, to ensure compliance with any rules or regulations promulgated by any regulatory body and recommend to the Board for its approval any modifications to its charter as are considered appropriate.

Position Descriptions

Chair of the Board

Each of the Boards has developed a written position description for the Chair of the Board. The Chair of the Board is principally responsible for overseeing the operations and affairs of the Board. In fulfilling their duties, the Chair is responsible for:

●	providing leadership to foster the effectiveness of the Board;

●	ensuring there is an effective relationship between the Board and the executive team, including by acting as a liaison between the Board and the executive team;

●	acting as an advisor to the executive team in matters concerning the interests of Granite;

●	ensuring that the appropriate committee structure is in place and assisting the CGN Committee in making recommendations for appointment to such committees;

●	in consultation with the other members of the Board and the President and CEO, preparing the agenda for each meeting of the Board;

●	ensuring that trustees or directors receive the information required for the proper performance of their duties, including information relevant to each meeting of the Boards;

●

chairing Board meetings and sessions of independent trustees or directors, including stimulating debate, providing adequate time for discussion of issues, facilitating consensus, encouraging full participation and discussion by individual directors or trustees, and confirming that decisions are reached and accurately recorded;

●	chairing all Unitholder general meetings;

●

together with the CGN Committee, ensuring that an appropriate system is in place to evaluate the performance of the Boards as a whole, the Boards’ committees and individual trustees or directors, with a view to ensuring that they are fulfilling their respective responsibilities and duties, and making recommendations to the CGN Committee for changes when appropriate;

●	consulting with the CGN Committee on candidates for nomination or appointment to the Boards;

●

working with the President and CEO to ensure that each Board is provided with the resources to permit it to carry out its responsibilities and bringing to the attention of the President and CEO any issues that are preventing the Board from being able to carry out its responsibilities; and

●	providing additional services required by the Boards.

Chair of Each Board Committee

Position descriptions for the Chairs of the Audit Committee of each Board, the CGN Committee of the Board of Granite GP and the Investment Committee of the Board of Granite GP which set out the key responsibilities of each Chair of these committees have also been approved by the applicable Boards. Each Chair is an independent trustee or director and works with the respective committee and Management to ensure the effective functioning of the committee. A committee chair is principally responsible for overseeing the operations and affairs of their particular committee. In fulfilling their duties, the chair of a committee is responsible for:

●	providing leadership to foster the effectiveness of the committee;

●	ensuring there is an effective relationship between the Board and the committee;

●	reporting to the Board on significant committee deliberations and discussions, and on the committee’s recommendations;

●	ensuring that an appropriate charter for the committee is in effect and assisting the CGN Committee in making recommendations for amendments to such committee’s charter;

●	taking the principal initiative in scheduling meetings of the committee;

●	preparing the agenda for each meeting of the committee (in consultation with the other members of the committee and the Board, where appropriate);

●	ensuring that all committee members receive the information required for the proper performance of their duties, including information relevant to each meeting of the committee;

●

chairing committee meetings, including stimulating debate, providing adequate time for discussion of issues, facilitating consensus, encouraging full participation and discussion by individual members, and confirming that decisions are reached and accurately recorded;

●

together with the CGN Committee, ensuring that an appropriate system is in place to evaluate the performance of the committee as a whole and the committee’s individual members, and making recommendations to the CGN Committee for changes when appropriate;

●

working with the President and CEO to ensure that the committee is provided with the resources to permit it to carry out its responsibilities and bringing to the attention of the President and CEO any issues that are preventing the committee from being able to carry out its responsibilities; and

●	providing additional services required by the Board and the committee.

President and Chief Executive Officer

The Boards have developed a written position description and mandate for the President and CEO. The President and CEO is primarily responsible for the overall management of the business and affairs of Granite REIT and Granite GP. In this capacity, the President and CEO shall establish the strategic and operational priorities of Granite and provide leadership for the effective overall management of Granite. The President and CEO is directly responsible to the Unitholders, through the Boards, for all activities of Granite.

In fulfilling their duties, the President and CEO is responsible for:

●	developing for the Granite GP Board’s approval a long-term strategy and vision for Granite that is consistent with creating securityholder value;

●	developing for the Granite GP Board’s approval annual business plans and budgets that support Granite’s long-term strategy;

●	consistently striving to achieve Granite’s short and long-term financial and operating goals and objectives;

●	providing leadership and vision, and maintaining a high level of employee morale and motivation, with a view to ensuring the implementation of Granite’s strategy;

●	fostering a corporate culture that promotes integrity and ethical values throughout the organization, including setting the tone by meeting the highest ethical standards;

●	developing and incentivizing the executive officers and senior Management of Granite and providing overall management to ensure the effectiveness of the leadership team;

●

making recommendations to Granite GP’s CGN Committee respecting the appointment of the Chief Financial Officer, Executive Vice President and Head of Global Real Estate and all other officers appointed by the Granite GP Board, after consideration of the objectives of Granite’s Diversity Policy;

●

making recommendations to Granite GP’s CGN Committee respecting the compensation and other terms of employment of the Chief Financial Officer, Executive Vice President and Head of Global Real Estate, and all other officers appointed by the Granite GP Board;

●	ensuring that succession plans are in place for Granite which reflect consideration of the objectives of Granite’s Diversity Policy;

●	serving as Granite’s chief spokesperson and ambassador;

●

ensuring compliance by Granite with all applicable laws, rules and regulations, as well as Granite’s Code of Conduct and Ethics and any other policies of the Board of Granite REIT or the Board of Granite GP in effect from time to time; and

●

ensuring that each of the Boards remains fully informed through direct communication with the Chair of such Board for all significant matters, and dealing with such Boards in a manner that ensures that such Boards are able to provide the best counsel and advice possible.

Orientation and Continuing Education

Granite ensures that new Board members are provided with a basic understanding of Granite’s business, the role of the Boards, their committees and their trustees and directors to assist them in contributing effectively to the Boards. In addition, Granite provides access to an online trustee / director resource centre containing comprehensive trustee / director orientation information as well as historical disclosure materials. This online trustee / director resource centre is periodically updated with publications and other information relevant to the continuing education of the trustees and directors of Granite.

Granite’s ongoing Board education initiatives include frequent business and industry updates from Management as well as presentations from Granite’s independent advisors and guest speakers.

In May 2022, the Boards participated in a property tour arranged by Management of certain Granite assets located in Chicago, Illinois, U.S. As well, Cushman and Wakefield made a presentation to the Board to discuss industry trends in the Midwest real property markets. In August 2022, Management and Granite’s insurance advisors gave a presentation to the Boards and to the Audit Committee on D&O and Cyber Liability insurance including ongoing trends and issues related to cybersecurity. Also in August 2022, Management gave a presentation to the Audit Committee, in which other members of the Board participated, regarding Granite’s environmental risk management program. In November 2022, TD Securities Inc. provided a capital markets update to the Board. Five of Granite’s Trustees completed a 24-week ESG Designation Program through Competent Boards, which was completed in 2022.

Beginning in 2019 Granite became a corporate member of The Institute of Corporate Directors (“ICD”). The ICD membership, which includes individual memberships for each trustee and director, provides access to resources, education and professional development programs on corporate governance, board effectiveness and related matters.

The CGN Committee is responsible for reviewing, monitoring and making recommendations regarding trustee and director orientation and the ongoing development of existing trustees and directors.

The table below lists some of the third-party conferences, seminars, courses, webinars and presentations on a broad range of topics that were attended by individual directors and trustees of Granite between January 1, 2022 and December 31, 2022 as part of their continuing education.

Presented / Hosted By	Topic / Event	Attended By

CBRE	2022 Canadian Market Outlook Webinar	Peter Aghar

CIBC	27th Annual CIBC Real Estate Conference	Peter Aghar

SVN Rock Advisors Inc.	The Global Office Conversion to Apartments Webinar	Peter Aghar

RealREIT	Informa Connect Conference	Peter Aghar

Toronto Real Estate Forum	Informa Connect Conference	Peter Aghar

Bennett Jones	Fall 2022 Economic Outlook: Managing Risk and Taking Action	Peter Aghar

Deloitte LLP	An Evolving Risk Landscape: What Audit Committees Need to Know Now	Remco Daal

RBC Capital Markets	Fixed Income Conference	Kevan Gorrie

Scotiabank	Industrial Real Estate Investor Conference	Kevan Gorrie

REALPAC/Informa	RealREIT Conference	Kevan Gorrie

REALPAC/Informa	Toronto Real Estate Forum	Kevan Gorrie

TD Securities	REIT Investor Conference	Kevan Gorrie

CBRE	Logistics Real Estate Outlook Webinar	Kevan Gorrie

Bloomberg	Global Investor Conference	Kevan Gorrie

Scotiabank	ESG Conference	Kevan Gorrie

Middlefield	Real Estate Investor Luncheon	Kevan Gorrie

McCarthy Tétrault LLP	Private Equity Outlook	Al Mawani

CIBC	Economic Update	Al Mawani

Kenan Institute	Complexities of Measuring ESG	Al Mawani

CIBC	Annual Real Estate Conference	Al Mawani

PWC Canada	Q1 Financial Reporting Update	Al Mawani

CPA Ontario	Managing Intangible Risks	Al Mawani

Rotman School of Management	Commercial Real Estate-After Covid-19	Al Mawani

Hugessen Consulting	TSX60: Proxy Review & Emerging Compensation Topics	Al Mawani

Institute of Corporate Directors	Proposed Cybersecurity Bill C-26-What Board Members Need to Know	Al Mawani

Ernst & Young	GTA Canadian Audit Committee Network	Al Mawani

PWC Canada	Q3 Financial Reporting Update	Al Mawani

Presented / Hosted By	Topic / Event	Attended By

Rotman School of Management	Equity, Sustainability and Governance in Real Estate	Al Mawani

Canadian Public Accountability Board (CPAB)	Real Estate Industry Audit Committee Forum 2022	Al Mawani

Deloitte LLP	Evolving Risk Landscape for Audit Committees	Al Mawani

McCarthy Tétrault LLP	Annual Disclosure and Governance Seminar	Al Mawani

Chartered Professional Accountants Association of British Columbia CPABC)	Anti-Money Laundering and Terrorist Financing Update	Gerald Miller

Chartered Professional Accountants Association of British Columbia (CPABC)	Ethical Dilemmas: The Thick Grey Line	Gerald Miller

Chartered Professional Accountants Association of British Columbia (CPABC)	Critical Thinking and Managing Bias for Objective Decision-Making	Gerald Miller

Chartered Professional Accountants Association of British Columbia (CPABC)	Cybersecurity: A Risk Management Perspective	Gerald Miller

CPA Canada	International and Canadian Sustainability Reporting	Gerald Miller

CPA Canada	Canadian Public Company Financial Reporting Updates	Gerald Miller

Canadian Centre for Diversity and Inclusion (CCDI)	Microaggressions and Microinterventions	Emily Pang

Ontario Nonprofit Networks	Non-Profit Policy Conference	Emily Pang

CPA Canada	Audit Committees and Corporate Governance	Emily Pang

ESG Education Guideline

In connection with Granite’s ESG initiatives, Granite has adopted a guideline whereby within three years from appointment as a Trustee, each Trustee is required to complete an ESG education program, as may be approved by the CGN Committee. All current Trustees shall have until June 30, 2025 to meet this guideline.

Ethical Business Conduct

The Boards have adopted a Code of Conduct and Ethics (the “Code of Conduct”) that applies to all employees, including officers and trustees and directors of Granite. A copy of the Code of Conduct is posted on Granite’s website, www.granitereit.com, and will be sent free of charge to any person upon request in writing addressed to the Associate Director, Legal & Investor Services at Granite’s principal executive offices set out in this Circular. The Audit Committee of each of Granite REIT and Granite GP is charged with monitoring conflicts of interest (real or perceived) of members of the Boards and Management in accordance with the Code of Conduct.

Waivers of the Code of Conduct may from time to time be granted in limited circumstances. Any waivers must be granted by the Audit Committee(s) and will be publicly disclosed if required by applicable law, rules and regulations. There have been no such waivers to date.

In order to ensure compliance with the Code of Conduct, employees of Granite who become aware of a violation of the Code of Conduct by others within Granite or one of its subsidiaries are responsible for reporting any violations of the Code of Conduct, through “whistleblowing” mechanisms which Granite has established. Employees may report violations of the Code of Conduct anonymously. The Code of Conduct provides that no one will be penalized, discharged, demoted, suspended or discriminated against for reporting in good faith any violation of the Code of Conduct.

The Boards have also adopted an Insider Trading and Blackout Policy to establish a standard with respect to the purchase and sale of Granite’s securities, with which all officers, trustees, directors and employees of Granite and its subsidiaries are expected to comply and a Disclosure Policy to ensure that communications to the public regarding Granite are timely, factual, accurate, complete, broadly disseminated and, where necessary, filed with regulators in accordance with applicable securities laws. The Boards have also adopted an Anti-Bribery Policy, which prohibits the provision of bribes, kickbacks, favours, or any other thing of value, directly or indirectly, to any government official.

Granite is committed to ensuring that each time the Boards act on any particular transaction, each trustee or director who casts a vote is free from any material interest in the transaction and any existing or potential material conflict of interest with Granite or its subsidiaries, affiliates or controlling Unitholders generally. When any transaction is voted on by the Boards, Granite adheres to the requirements of the Granite REIT Declaration of Trust and applicable law that a trustee, director or officer of Granite who: (a) has a material interest in a material contract or transaction with Granite; or (b) is a director or an officer of, or has a material interest in, a person who has a material interest in a material contract or transaction with Granite, shall disclose in writing to the Board or request to have entered in the Board minutes the nature and extent of their interest, and, unless the contract or transaction is one with an affiliate or between Granite REIT and Granite GP, shall not attend any part of a meeting of trustees or directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction. In this way, the Boards ensure that trustees and directors act with a view to the best interests of Granite and are not affected by any relationship that could materially interfere with their ability to exercise independent judgment.

Related Party Transactions

The Audit Committee reviews Granite’s policies relating to the avoidance of conflicts of interest and monitors conflicts of interest (real or perceived) and all proposed related party transactions involving members of the Boards and Management in accordance with Granite’s Code of Conduct and Ethics. In the case of any transaction or agreement in respect of which any of Granite’s trustees and directors or executive officers has a material interest, the trustee and director or officer is required to disclose their interest. The Audit Committee will review and approve all payments to be made pursuant to any related party transactions involving executive officers and members of the Boards as may be necessary or desirable under the applicable securities laws. In connection with its annual review of director independence the Boards consider any related party transactions. In 2022, there were no related party transactions reviewed by the Audit Committee.

Risk Management Oversight

The Audit Committee of each of Granite REIT and Granite GP is entrusted with responsibility for overseeing the identification and assessment of the principal risks to the operations of Granite and the establishment and management of appropriate systems to manage such risks with a view to achieving a proper balance between risks incurred and potential return to Unitholders and to the long-term viability of Granite. Each Audit Committee performs this function pursuant to a written charter as described under “— Audit Committee of Granite REIT and Granite GP”. Each Audit Committee requires Management to report periodically to the Audit Committee, and each committee reports periodically to the Boards, on the principal risks faced by Granite and the steps implemented by Management to manage these risks.

In fulfilling this risk oversight responsibility, the Audit Committees review a risk matrix prepared and presented by Management to the Audit Committees on a quarterly basis. This risk matrix identifies risks to Granite and assesses the probability of the risks occurring and the potential severity of the impact, should they occur, as well as mitigation strategies and controls intended to reduce such potential impact.

Pursuant to the Board charters, Granite’s Boards are responsible for verifying that internal, financial, non-financial and business control and management information systems have been established by Management.

See “— Board Committees — Audit Committee of Granite REIT and Granite GP”.

Succession Planning

The Board of Granite GP is responsible for developing and periodically reviewing the succession plans of Granite for the Chair, the President and CEO and the other key executive officers of Granite, including the appointment, training and monitoring of such persons, with consideration to the objectives of Granite’s Diversity Policy. The Board has delegated to the CGN Committee responsibility for periodically reviewing and making recommendations to the Board with respect to general succession planning matters and executive development programs.

It is an objective of Granite’s Diversity Policy that diversity be considered in connection with succession planning and the appointment of members of Granite’s executive Management. The Board believes that diversity is important to ensure that the profiles of senior Management provide the necessary range of perspectives, experience and expertise required to achieve Granite’s objectives. Granite currently has one female executive officer and one executive officer that self identifies as a visible minority. Granite has not adopted diversity targets in executive officer positions as the Board believes that such arbitrary targets are not in the best interests of Granite. In connection with the identification and selection process for executive officers the Board believes numerous characteristics are to be considered, including diversity, skills and business experience.

Diversity – Board and Management Representation

In March 2023, Granite surveyed the Board and its senior Management to determine the number of individuals that self-identified as belonging to one or more of the groups designated in its Diversity Policy. Participation in the survey was voluntary and, as such, the results represent only those individuals who elected to participate and may not be entirely representative of the designated groups at the Board and senior Management level.

The Boards have three director and trustee nominees who identify as being a visible minority, representing 30% of its trustees and directors, and four director and trustee nominees who identify as women, representing approximately 40% of its trustees and directors. No director and trustee nominee has identified as an Indigenous person or a person with disabilities.

Granite’s senior Management team, including the CEO, which is composed of 18 vice-president level or higher positions globally, includes: four individuals who have identified as women, representing approximately 22% of senior Management; and one individual who has identified as being a visible minority, representing approximately 6% of senior Management. No member of senior Management has identified as an Indigenous person or as a person with disabilities.

In 2020, Granite revised its Diversity Policy and set a new target that women represent more than 30% of the total membership on the Boards.

Granite recognizes that diversity is an important consideration in creating and maintaining an effective Board and senior Management team. Granite seeks to ensure that it recruits, attracts and retains high achieving trustees and senior Management with the skills, knowledge, experience and expertise required by Granite to create, protect and grow long-term Unitholder value. As such, diversity is only one of several characteristics considered during the selection process for executive officers.

Environmental, Social, Governance and Resilience (ESG+R)

Granite’s vision is to build a blue chip, globally diversified logistics real estate company that thoughtfully incorporates ESG principles in its portfolio and business practices.

In May 2019, Granite published its first sustainability plan, which states that Granite recognizes the important role building owners can play in fostering the efficient use of resources and respecting our environment. As a good steward for investors, Granite seeks to practically incorporate sustainability in its actions and decision-making process, while generating returns for its Unitholders.

Transparency is a critical component of Granite’s sustainability commitment. In June 2020, Granite published an ESG overview, which provided investors with a progress report against the principles outlined in its Sustainability Plan. In August 2021, Granite issued its first ESG+R report, which established over ten different targets for Granite to pursue over the short, medium, and long term, including, but not limited to, targets relating to: (i) reductions in landlord-controlled operational energy, water usage and greenhouse gas emissions, (ii) establishing on-site renewable energy installations on Granite’s properties, (iii) increasing the proportion of Granite’s portfolio that has obtained third-party green building certifications, and (iv) increasing energy, water, and waste data coverage among Granite’s tenants. In August 2022, Granite issued its second ESG+R report which provided an update on progress to date against targets.

The following is a selection of key action and performance items of Granite’s ESG+R Program:

Environmental — Actions & Performance

●

Work to reduce landlord-controlled energy, operational emissions (scope 1 and 2), and water by 25% on an intensity basis, per square feet, by the beginning of 2030 (or 2.5% annual reduction) at Granite’s properties(1);

(1)	Granite’s emissions reduction targets are aligned with the Paris Accord goal of limiting global warming to two degrees Celsius above pre-industrial levels.

●

Increase the energy, emissions, water and waste data coverage across Granite’s portfolio to 50% of its income-producing portfolio by 2030 by collaborating with tenants, implementing green lease language, and obtaining data directly from the utility companies whenever available;

●

Granite has exceeded its target to support the production of new renewable energy through the installation of on-site solar PV systems with the capacity to generate 5 MW of electricity by 2025(2) as solar PV systems with peak generation capacity of 8.5 MW are currently operational on Granite properties. Granite is setting a more ambitious renewable energy target to have solar PV systems with a peak generation capacity of 24 MW by 2025;

●	Strategically evaluate and pursue applicable green building certifications at Granite’s properties and achieve 30% third-party green building certifications by floor area by 2030;

●	Four properties achieved BREEAM In-Use certifications in 2022. One of the properties, 100 Enterprise Parkway, West Jefferson, Ohio, was the first property to be BREEAM certified in the State of Ohio;

●	Four properties achieved IREM Certified Sustainable Property certifications in 2022;

●

Commit that all development projects controlled by Granite will be built to standards consistent with the scope of Granite’s Green Bond Framework and certify 100% of new developments to a third-party green building certification standard (such as LEED, BREEAM, Green Globes, DGNB);

●	Beehives have been installed at three properties to promote local biodiversity and engagement with tenants, with a fourth beehive planned to be added in 2023; and

●	Three properties received new construction certifications in 2022 (including two properties that obtained Two Green Globes certification, and one property that obtained DGNB Gold certification).

Social — Actions & Performance

●

Granite administered its 2021 Employee Engagement Survey in April 2021 to gain an understanding of employee engagement and the effectiveness of its workplace practices. Granite intends to follow up with a second employee engagement survey in 2023;

●	In 2021, Granite conducted a survey of all tenants to gauge satisfaction levels and identify opportunities for improvement;

●	In June 2022, Granite completed its tenant ESG+R surveys;

●	Contribute at least $500 in local currency (USD/CAD/EUR) per income-producing property in Granite’s portfolio toward charitable donations;

●	As part of Granite’s due diligence process, assess 100% of potential acquisitions for ESG+R and identify areas for improvement;

(2)	Onsite solar projects are expected to be installed at ten Granite properties by 2023.

●	Granite established a hybrid work policy in 2022 providing enhanced work from home flexibility during the work week; and

●

Granite held a company-wide conference in Dallas, Texas during the third quarter of 2022 where third-party consultants, Re Tech Advisors (formerly LORD Green Strategies), presented updates and progress on Granite’s ESG+R program and recent market trends and developments to all employees.

Governance — Actions & Performance

●	Provide leadership over Granite’s ESG+R Program through the Granite ESG+R Committee;

●

Provide transparency to investors by incorporating ESG+R into regular updates to REIT Unitholders and GP Shareholders and stakeholders and through formal reporting frameworks such as GRESB, SASB, CDP, and GRI;

●	Monitor asset compliance with government benchmarking requirements and ESG+R related regulations;

●	Granite’s 2021 ESG+R Report was issued in August 2022 and follows the GRI framework with TCFD and SASB disclosures;

●	Granite submitted to GRESB in June 2022 and is currently preparing for the 2023 submission;

●	Monitor asset compliance with government benchmarking requirements and ESG+R related regulations;

●

In June 2022, the Declaration of Trust was amended and restated to, among other things, (i) further align the Declaration of Trust with evolving governance best practices which includes introducing rights and remedies in favour of REIT Unitholders consistent with those available to shareholders of a corporation pursuant to the BCBCA; and (ii) enhance REIT Unitholders’ rights respecting the process for and procedures at REIT Unitholder meetings, including the submission of Proposals by REIT Unitholders;

●

Granite maintains robust policies governing the various aspects of its business activities, which are reviewed annually and updated from time to time in order to reflect regulatory compliance and industry best practices, as appropriate; and

●	Granite submitted its second CDP report in 2022.

Resilience — Actions & Performance

●	Aligning Granite’s resilience program with the TCFD framework;

●	Assess physical and transition climate-change risks during the new acquisition due diligence process and evaluate measures to increase resiliency in Granite’s underwriting process;

●	Regular evaluation of Granite for physical and transition climate-change risks and evaluate strategies to mitigate risks; and

●

Granite uses the Moody’s ESG Solutions Climate on Demand tool to manage climate-related analytics which generates a 1-100 risk scores in six physical categories of climate-related risks: sea-level rise, floods, hurricanes, heat stress, water stress and wildfires.

In April 2020, Granite completed and issued its Green Bond Framework, which complies with the Green Bond Principles developed by the ICMA as of June 2018. The Green Bond Framework has been and will be used by Granite and its subsidiaries for the issuance of green bonds and/or other green financial instruments. Granite also obtained an independent second party opinion from Sustainalytics on its Green Bond Framework indicating alignment with the Green Bond Principles. On June 4, 2020, Granite issued its inaugural green bond, the $500 million aggregate principal amount of 3.062% Series 4 debentures due June 4, 2027 (the “2027 Debentures”), and on August 30, 2021, Granite issued its second green bond, the $500 million aggregate principal amount of 2.194% Series 6 debentures due August 30, 2028 (the “2028 Debentures”). As at December 31, 2022, Granite had allocated 100% of the net proceeds from the 2027 Debentures and 74% of the 2028 Debentures to Eligible Green Projects as defined in the Green Bond Framework. Details of the use of proceeds towards Eligible Green Projects can be found in Granite’s Green Bond Use of Proceeds Report for the period ending December 31, 2022, which can be found on Granite’s website at: https://granitereit.com/granite-2022-greenbond-framework.

Sustainability has been an important part of Granite’s investment strategy, as its investment activity has been defined by adding sustainable properties to its portfolio. By focusing on quality and modern physical characteristics in the properties Granite acquires, it believes that it can help to minimize the impact on the environment. Including building expansions and forward purchase assets, Granite currently has 12 development projects in Canada and the United States, that are all being developed to achieve green certifications. In June 2022, Granite completed its third annual submission into the GRESB Real Estate Assessment. Granite obtained a score of 73 out of 100 in the GRESB Real Estate Assessment (an 8-point increase from 2021), and a peer group ranking of second out of nine in the Northern American, Industrial Listed, Tenant-Controlled GRESB peer group. Granite’s public disclosure received an “A” rating from GRESB in 2022 (an improvement from the “B” rating obtained in 2021) and ranked third out of ten in the United States of America Industrial peer group. In August 2022, Granite completed its second submission to the CDP and was scored for the first time. Further, Granite continues to use Re Tech Advisors (formerly LORD Green Strategies), a consulting firm focused on sustainability matters in the real estate sector, to assist with the continued improvement and implementation of its ESG+R program.

Further information regarding Granite’s programs and initiatives relating to ESG matters can be found under the heading “Environmental, Social, Governance and Resilience (ESG+R)” in the Annual Information Form dated March 8, 2023, which is available on SEDAR at www.sedar.com.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of Granite, as at March 31, 2023, no trustee, director or officer of Granite, any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of Granite or a combination of both carrying more than ten percent of the voting rights attached to all outstanding voting securities of Granite, any Proposed Trustee or Proposed Director, nor any of their respective associates or affiliates has had a material interest, direct or indirect, in any transaction since the beginning of Granite’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect Granite or any of its subsidiaries.

MANAGEMENT CONTRACTS

During Granite’s most recently completed financial year, no management functions of Granite or any of its subsidiaries were to any substantial degree performed by a person or company other than the trustees, directors or executive officers of Granite.

OTHER MATTERS

Management is not aware of any amendments or variations to matters identified in the Notice or of any other matters that are to be presented for action at the Meetings other than those described in the Notice.

Information stated in this Circular is dated as at March 31, 2023 except where otherwise indicated. The contents and the mailing of this Circular have been approved by the Boards.

ADDITIONAL INFORMATION REGARDING GRANITE

Granite files reports and other information with the Canadian Securities Administrators. These reports and information are available to the public free of charge on SEDAR at www.sedar.com. Financial information is provided in Granite’s audited combined financial statements and management’s discussion and analysis for its most recently completed financial year.

Unitholders may also request copies of these documents from Granite’s Chief Financial Officer by mail addressed to the Chief Financial Officer of Granite at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1, by phone at (647) 925-7500, or by e-mail at tneto@granitereit.com.

Unitholder Proposals

The Granite REIT Declaration of Trust and the Business Corporations Act (British Columbia) provide for the ability of an eligible REIT Unitholder or GP Shareholder (meeting certain specified criteria), as applicable, to submit a proposal for consideration at an annual meeting of REIT Unitholders or GP Shareholders. Such a proposal must be submitted by an eligible REIT Unitholder or GP Shareholder at least three months before the anniversary date of the previous year’s annual meeting. No such proposals were submitted for purposes of the Meetings. The final date for submission of proposals by REIT Unitholders or GP Shareholders for inclusion in the circular in connection with next year’s annual meeting of Unitholders is March 8, 2024.

Engagement with Unitholders — Contacting the Boards

Granite has in place procedures to effectively communicate with our Unitholders and other stakeholders, to ensure an open, accessible and timely exchange of information with respect to Granite’s business and performance. Management and the Boards communicate with our Unitholders in a number of ways, including through:

●	quarterly conference calls open to Unitholders and industry analysts in conjunction with the release of Granite’s financial results;

●	regular presentations and meetings with Unitholders and industry analysts; and

●	Granite’s website through which Unitholders and other stakeholders may access our most recent financial filings, investor presentations and conference call recordings.

The Boards believe that it is important to have constructive dialogue and meet directly with Unitholders and other stakeholders, where appropriate. Unitholders, employees and other interested parties may communicate directly with the Boards through the Chair by writing to Mr. Marshall at:

Chair of the Board

Granite Real Estate Investment Trust

77 King Street West, Suite 4010,

P.O. Box 159, Toronto-Dominion Centre

Toronto, Ontario

M5K 1H1

or by e-mail at: kmarshall@granitereit.com or chairman@granitereit.com.

Kevan Gorrie	Teresa Neto
President and Chief Executive Officer	Chief Financial Officer

APPENDIX “A”

GRANITE REAL ESTATE INVESTMENT TRUST

BOARD OF TRUSTEES CHARTER

As of March 8, 2023

Purpose

The members of the Board of Trustees (the “Board”) of Granite Real Estate Investment Trust (the “Trust”) have the duty to supervise the management of the business and affairs of the Trust. The Board, directly and through its committees and the chair of the Board (the “Chair”), shall provide direction to senior management, generally through the President and Chief Executive Officer (the “CEO”), to pursue the best interests of the Trust. The Board shall be responsible for exercising its powers and taking such actions as may be necessary or desirable in order to comply with the provisions of the Declaration of Trust of the Trust, as amended from time to time.

Composition

General

The composition and organization of the Board, including the number, qualifications and remuneration of trustees; the number of Board meetings; Canadian residency requirements; quorum requirements; meeting procedures; and notices of meetings are governed by applicable laws, rules and regulations and the Declaration of Trust of the Trust.

Each trustee must have an understanding of the Trust’s principal operational and financial objectives, plans and strategies, and financial position and performance. Trustees must have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with, or be incompatible with, Board membership. Trustees who experience a significant change in their personal circumstances, including a change in their principal occupation, are expected to promptly advise the chair of the Compensation, Governance and Nominating Committee of the Board of Directors of Granite REIT Inc. (the “Company Board”).

Independence

A majority of the Board must be independent within the meaning of the provisions of National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”) of the Canadian Securities Administrators and the applicable rules and regulations of the United States Securities and Exchange Commission and the New York Stock Exchange, each as may be amended from time to time.

Unless the Board decides otherwise, it will endeavour to nominate only independent members to the Board except for the CEO and, if considered desirable past CEOs, who are considered non-independent under NP-58-201.

Chair of the Board

The Chair of the Board shall be an independent trustee.

Duties and Responsibilities

The Board shall have the specific duties and responsibilities outlined below.

Corporate Governance

General

The Board shall periodically review reports of the Compensation, Governance and Nominating Committee of the Company Board concerning the Trust’s approach to corporate governance.

Trustee Independence

The Board shall periodically review reports of the Compensation, Governance and Nominating Committee of the Company Board that evaluate the trustee independence standards established by the Board (including the definition of independence and the proportion of independent trustees) and the Board’s ability to act independently of management in fulfilling its duties.

Board of Trustees Charter Review

The Board shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with any rules and regulations promulgated by any regulatory body and shall make any modifications to this Charter as considered advisable.

Communications

General

The Board has adopted a Disclosure Policy for the Trust. If consensus cannot be reached at a meeting of the disclosure committee created pursuant to the Disclosure Policy, the matter will be brought forward to the Board for consideration. The Board, in conjunction with the CEO and the Chief Financial Officer, shall periodically review the Trust’s Disclosure Policy, including measures for receiving feedback from the Trust’s stakeholders, and management’s compliance with such policy. The Board shall be responsible for approving any material amendments to the Disclosure Policy.

Unitholders

The Trust endeavors to keep its unitholders informed of its progress through an annual report, annual information form, quarterly interim reports and periodic press releases. In addition, the Trust shall maintain on its website a contact email address that will permit unitholders to provide feedback directly to the Chair of the Board.

Committees of the Board

The Board has established the Audit Committee. Subject to applicable law, the Board may establish other Board committees or merge or dissolve any Board committee at any time.

Committee Charters

The Board has approved a charter for the Audit Committee and shall approve charters for any Board committees created in the future.

Delegation to Committees

The Board has delegated to the Audit Committee those duties and responsibilities set out in the Audit Committee’s charter.

Committee Composition

The Board shall appoint, annually or as required, the members of each committee and a chair of the Investment Committee and the Compensation, Governance and Nominating Committee, and any other committee of the Board other than the Audit Committee, after receiving recommendations from the Compensation, Governance and Nominating Committee.

Meetings and Resources

Meeting Participation

Each trustee is encouraged to use their best efforts to attend all meetings of the Board and the committees of the Board of which such trustee is a member. Trustees will be expected to have read and considered the materials sent to them in advance of each meeting and to actively participate in such meetings.

In Camera Sessions

The Board shall hold meetings, or portions of meetings, at which management and non-independent trustees are not present.

Service on Other Boards

Trustees may serve on the boards of other issuers so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. Trustees must seek clearance from the Chair in writing in advance of accepting an invitation to serve on the board of another public issuer (other than Granite REIT Inc.). The Chair will confirm approval by email within 48 hours or indicate the need to discuss with the Compensation, Governance and Nominating Committee and provide a timeline for a response.

In any case, a trustee who is also an executive officer of a public issuer, including any executive officer of the Trust, must not serve on the boards of more than two public issuers, including the public issuer of which he or she is an executive officer, and each other trustee must not serve on the boards of more than four public issuers. For greater certainty, the Board and the Company Board shall count as a single board for the purpose of this paragraph.

Additionally, to avoid actual or perceived conflicts of interest, (i) two or more trustees must not serve together on the boards of more than one public issuer other than the Trust and Granite REIT Inc., (ii) a trustee must not serve on the board of any non-public issuer if two or more other trustees serve on such board, (iii) a trustee who is a senior officer of the Trust must not serve on the board of an issuer if another trustee of the Trust is a senior officer of such issuer, and (iv) a trustee who is a senior officer of another issuer must not serve on the Board if a senior officer of the Trust serves on the board of such other issuer. For greater certainty, the Board and the Company Board shall count as a single board for the purpose of this paragraph.

Access to Management and Outside Advisors

The Board shall have unrestricted access to employees of Granite REIT Inc. and its subsidiaries. The Board shall have the authority to seek, retain and terminate external legal counsel, consultants or other advisors, from a source independent of management, to assist it in fulfilling its responsibilities and to set and pay the respective reasonable compensation of these advisors and other retention terms. The Trust shall provide appropriate funding, as determined by the Board, for the services of these advisors.

Recommendations of Committees of the Company Board

The Board shall receive and consider any recommendations made to it by the Compensation, Governance and Nominating Committee of the Company Board with respect to trustee nominations for each annual meeting of unitholders of the Trust and any recommendations with respect to the remuneration to be paid to, and the benefits to be provided to, trustees of the Trust.

Management

Position Descriptions for Trustees

The Board has approved position descriptions for the Chair and the chair of the Audit Committee. The Board shall review such position descriptions from time to time, as required.

Position Description for CEO

The Board has approved a position description for the CEO, which includes delineating management’s responsibilities.

APPENDIX “B”

GRANITE REIT INC.

BOARD OF DIRECTORS CHARTER

As of March 8, 2023

Purpose

The members of the Board of Directors (the “Board”) of Granite REIT Inc. (the “Company”) have the duty to supervise the management of the business and affairs of the Company. The Board, directly and through its committees and the chair of the Board (the “Chair”), shall provide direction to senior management, generally through the President and Chief Executive Officer (the “CEO”), to pursue the best interests of the Company.

Composition

General

The composition and organization of the Board, including the number, qualifications and remuneration of directors; the number of Board meetings; Canadian residency requirements; quorum requirements; meeting procedures; and notices of meetings are governed by applicable laws, rules and regulations and the Articles and By-laws of the Company.

Each director must have an understanding of the Company’s principal operational and financial objectives, plans and strategies, and financial position and performance. Directors must have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with, or be incompatible with, Board membership. Directors who experience a significant change in their personal circumstances, including a change in their principal occupation, are expected to promptly advise and discuss with the chair of the Compensation, Governance and Nominating Committee.

Independence

A majority of the Board must be independent within the meaning of the provisions of National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”) of the Canadian Securities Administrators and the applicable rules and regulations of the United States Securities and Exchange Commission and the New York Stock Exchange, each as may be amended from time to time.

Unless the Board decides otherwise, it will endeavour to nominate only independent members to the Board except for the CEO and, if considered desirable, past CEOs, who are considered non-independent under NP-58-201.

Chair of the Board

The Chair of the Board shall be an independent director.

Duties and Responsibilities

The Board shall have the specific duties and responsibilities outlined below.

Strategic Plans

The Board will adopt a strategic plan for the Company. The Board shall periodically review and, if advisable, approve the Company’s strategic planning process and the Company’s strategic plan. In discharging this responsibility, the Board shall review at least annually the plan in light of management’s assessment of emerging trends, the competitive environment, the opportunities and risks of the business, and business practices in the industry.

Business and Capital Plans

The Board shall periodically review and, if advisable, approve the Company’s budget and corporate targets. The Board shall receive and consider any recommendation made to it by the Investment Committee of the Board relating to the authorization of major investments and significant allocation of capital.

Environmental, Social and Governance (“ESG”) Plan

The Board shall periodically review the Company’s approach, policies and practices related to ESG matters.

Cybersecurity

The Board shall periodically review the Company’s approach, policies and practices related to cybersecurity and its related risks.

Risk Management

General

The Board shall periodically review reports provided by the Audit Committee of principal risks associated with the Company’s business and operations and the systems implemented to identify, assess, manage and mitigate these risks.

Verification of Controls

The Board shall verify that appropriate internal, financial, non-financial and business control and management information systems have been established and are being maintained by management.

Human Resource Management

General

The Board shall periodically review a report of the Compensation, Governance and Nominating Committee concerning the Company’s approach to executive and Board compensation.

Succession Review

The Board shall develop and review periodically the succession plans of the Company for the Chair, the CEO and other key executive officers, including the appointment, training and monitoring of such persons, with consideration to the objectives of the Diversity Policy of the Company and Granite Real Estate Investment Trust (the “Trust”).

Integrity of Senior Management

The Board shall, to the extent feasible, satisfy itself as to the integrity of the CEO and other executive officers of the Company and that the CEO and other senior officers strive to create a culture of integrity throughout the Company.

Corporate Governance

General

The Board shall periodically review reports of the Compensation, Governance and Nominating Committee concerning the Company’s approach to corporate governance.

Director Independence

The Board shall periodically review reports of the Compensation, Governance and Nominating Committee that evaluate the director independence standards established by the Board (including the definition of independence and the proportion of independent directors) and the Board’s ability to act independently of management in fulfilling its duties.

Ethics Reporting

The Board has adopted a written Code of Conduct and Ethics (the “Code”) applicable to directors, officers and employees of the Company, among others. The Board shall periodically review reports of the Audit Committee relating to compliance with, or material deficiencies from, the Code, and shall review any reports from the Audit Committee concerning investigations and any resolutions of complaints received under the Code.

Board of Directors Charter Review

The Board shall review and assess the adequacy of this Charter from time to time, as required, to ensure compliance with any rules and regulations promulgated by any regulatory body and shall make any modifications to this Charter as considered advisable.

Communications

General

The Board has adopted a Disclosure Policy for the Company. If consensus cannot be reached at a meeting of the disclosure committee created pursuant to the Disclosure Policy, the matter will be brought forward to the Board for consideration. The Board, in conjunction with the CEO and the Chief Financial Officer, shall periodically review the Company’s Disclosure Policy, including measures for receiving feedback from the Company’s stakeholders, and management’s compliance with such policy. The Board shall be responsible for approving any material amendments to the Disclosure Policy.

Shareholders

The Company endeavors to keep its shareholders informed of its progress through an annual report, annual information form, quarterly interim reports and periodic press releases. In addition, the Company shall maintain on its website a contact email address that will permit shareholders to provide feedback directly to the Chair of the Board.

Committees of the Board

The Board has established the following committees: the Audit Committee, the Investment Committee and the Compensation, Governance and Nominating Committee. Subject to applicable law, the Board may establish other Board committees or merge or dissolve any Board committee at any time.

Committee Charters

The Board has approved charters for each established Board committee and shall approve charters for any Board committee established in the future.

Delegation to Committees

The Board has delegated to the applicable committee those duties and responsibilities set out in each Board committee’s charter.

Committee Composition

The Board shall appoint, annually or as required, the members of each committee and a chair of the Investment Committee and the Compensation, Governance and Nominating Committee, and any other committee of the Board other than the Audit Committee, after receiving recommendations from the Compensation, Governance and Nominating Committee.

Meetings and Resources

Meeting Participation

Each director is encouraged to use their best efforts to attend all meetings of the Board and the committees of the Board of which such director is a member. Directors will be expected to have read and considered the materials sent to them in advance of each meeting and to actively participate in such meetings.

In Camera Sessions

The Board shall hold meetings, or portions of meetings, at which management and non-independent directors are not present.

Service on Other Boards

Directors may serve on the boards of other issuers so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. Directors must seek clearance from the Chair in writing in advance of accepting an invitation to serve on the board of another public issuer (other than the Trust). The Chair will confirm approval by email within 48 hours or indicate the need to discuss with the Compensation, Governance and Nominating Committee and provide a timeline for a response.

In any case, a director who is also an executive officer of a public issuer, including any executive officer of the Company, must not serve on the boards of more than two public issuers, including the public issuer of which he or she is an executive officer, and each other director must not serve on the boards of more than four public issuers. For greater certainty, the Board and the Board of Trustees of the Trust shall count as a single board for the purpose of this paragraph.

Additionally, to avoid actual or perceived conflicts of interest, (i) two or more directors must not serve together on the boards of more than one public issuer other than the Company and the Trust, (ii) a director must not serve on the board of any non-public issuer if two or more other directors serve on such board, (iii) a director who is a senior officer of the Company must not serve on the board of an issuer if another director of the Company is a senior officer of such issuer, and (iv) a director who is a senior officer of another issuer must not serve on the Board if a senior officer of the Company serves on the board of such other issuer. For greater certainty, the Board and the Board of Trustees of the Trust shall count as a single board for the purpose of this paragraph.

Access to Employees and Outside Advisors

The Board shall have unrestricted access to employees of the Company, and its subsidiaries. The Board shall have the authority to seek, retain and terminate external legal counsel, consultants or other advisors, from a source independent of management, to assist it in fulfilling its responsibilities and to set and pay the respective reasonable compensation of these advisors, and other retention terms. The Company shall provide appropriate funding, as determined by the Board, for the services of these advisors.

Management

Position Descriptions for Directors

The Board has approved position descriptions for the Chair and the committee chairs. The Board shall review such position descriptions from time to time, as required.

Position Description for CEO

The Board has approved a position description for the CEO, which includes delineating management’s responsibilities. The Board has also approved the organizational goals and objectives that the CEO has responsibility for meeting. The Board shall periodically review a report of the Compensation, Governance and Nominating Committee reviewing this position description and such organizational goals and objectives.

Appointment and Terms of Employment of Other Officers

The Board shall review the recommendations of the Compensation, Governance and Nominating Committee respecting the appointment of the Chief Financial Officer, and all other officers appointed by the Board and, if advisable, after consideration of the objectives of the Diversity Policy of the Company and the Trust, approve, any such appointment.